Filed Pursuant to Rule 424(b)(3) and Rule 424(c)
Registration No. 333-216533

Prospectus Supplement No. 8
(To Prospectus filed on April 28, 2017, as supplemented
by Prospectus Supplement No. 1 dated May 22, 2017, Prospectus Supplement No. 2 dated May 22, 2017, Prospectus Supplement No. 3 dated June 2, 2017, Prospectus Supplement No. 4 dated June 14, 2017, Prospectus Supplement No. 5 dated June 26, 2017, Prospectus Supplement No. 6 dated June 30, 2017, and Prospectus Supplement No. 7 dated August 3, 2017)

ENUMERAL BIOMEDICAL HOLDINGS, INC.

This Prospectus Supplement No. 8 supplements the information contained in the Prospectus, dated as of April 28, 2017, as supplemented by Prospectus Supplement No. 1 dated May 22, 2017, Prospectus Supplement No. 2 dated May 22, 2017, Prospectus Supplement No. 3 dated June 2, 2017, Prospectus Supplement No. 4 dated June 14, 2017, Prospectus Supplement No. 5 dated June 26, 2017, Prospectus Supplement No. 6 dated June 30, 2017, and Prospectus Supplement No. 7 dated August 3, 2017, relating to the resale of up to 133,674,598 shares of our common stock by selling stockholders.

This Prospectus Supplement No. 8 is being filed to include the information set forth in our Quarterly Report on Form 10-Q, which was filed with the Securities and Exchange Commission on August 14, 2017.

You should read this Prospectus Supplement No. 8 in conjunction with the Prospectus. This Prospectus Supplement No. 8 is qualified by reference to the Prospectus, except to the extent that the information contained in this Prospectus Supplement No. 8 supersedes the information contained in the Prospectus. This Prospectus Supplement No. 8 is not complete without, and may not be utilized except in connection with, the Prospectus.

You should consider carefully the risks that we have described in “Risk Factors” beginning on page 7 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is August 14, 2017

  UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2017.

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from          to         .

Commission File Number: 000-55415

ENUMERAL BIOMEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	99-0376434
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

200 CambridgePark Drive, Suite 2000 Cambridge, Massachusetts	02140
(Address of Principal Executive Offices)	(Zip Code)

(617) 945-9146

(Registrant’s Telephone Number, Including Area Code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☒   No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☒   No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐

Non-accelerated Filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐  No ☒

There were 128,409,788 shares of the Registrant’s common stock, $0.001 par value per share, issued and outstanding as of August 11, 2017.

Forward-Looking Statements

This Quarterly Report on Form 10-Q includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “intend,” “plan,” target,” “goal,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission (the “SEC”) on March 28, 2017.

Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we explicitly disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise to reflect actual results or changes in factors or assumptions affecting such forward-looking statements. You are advised, however, to consult any further disclosure we make in our reports filed with the SEC.

PART I. FINANCIAL INFORMATION

ITEM 1.      CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Enumeral Biomedical Holdings, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$576,307	$3,162,400
Accounts receivable	89,741	189,068
Prepaid expenses and other current assets	316,415	47,317
Total current assets	982,463	3,398,785
Property and equipment, net	—	902,097
Other assets:
Restricted cash	5,000	534,780
Other assets	—	111,556
Total assets	$987,463	$4,947,218

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Current liabilities:
Accounts payable	$690,308	$308,857
Accrued expenses	139,428	386,355
Deferred revenue	—	14,505
Equipment lease financing	—	251,631
Promissory notes	778,856	—
Total current liabilities	1,608,592	961,348
Deferred rent, net of current portion	—	63,116
Long-term equipment lease financing	—	14,840
Total liabilities	1,608,592	1,039,304

Commitments and contingencies

Stockholders’ equity (deficiency):
Preferred stock, $0.001 par value; 10,000,000 shares authorized: -0- shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	—	—
Common stock, $0.001 par value; 300,000,000 shares authorized: 128,409,788 and 128,343,122 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	128,410	128,343
Additional paid-in-capital	30,665,840	30,044,778
Accumulated deficit	(31,415,379)	(26,265,207)
Total stockholders’ equity (deficiency)	(621,129)	3,907,914
Total liabilities and stockholders’ equity (deficiency)	$987,463	$4,947,218

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

Enumeral Biomedical Holdings, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Revenue:
Collaboration and license revenue	$100,000	$1,336,466	$100,000	$1,652,484
Grant revenue	89,741	162,506	104,246	280,945
Total revenue	189,741	1,498,972	204,246	1,933,429
Cost of revenue and expenses:
Research and development	883,338	1,240,801	2,029,453	2,710,844
General and administrative	609,378	1,745,204	1,479,176	2,939,538
Wind down expenses	1,055,246	—	1,055,246	—
Total cost of revenue and expenses	2,547,962	2,986,005	4,563,875	5,650,382
Loss from operations	(2,358,221)	(1,487,033)	(4,359,629)	(3,716,953)
Other income (expense):
Interest expense, net	(780,373)	(4,623)	(782,267)	(8,190)
Warrant expense	—	—	(8,276)	—
Change in fair value of derivative liabilities	—	144,099	—	822,534
Total other income (expense), net	(780,373)	139,476	(790,543)	814,344
Net loss before income taxes	(3,138,594)	(1,347,557)	(5,150,172)	(2,902,609)
Provision for income taxes	—	—	—	—
Net loss	$(3,138,594)	$(1,347,557)	$(5,150,172)	$(2,902,609)
Basic net loss per share	$(0.02)	$(0.03)	$(0.04)	$(0.06)
Diluted net loss per share	$(0.02)	$(0.03)	$(0.04)	$(0.06)
Weighted-average number of common shares outstanding - basic	128,376,455	52,073,481	128,367,984	52,071,146
Weighted-average number of common shares outstanding - diluted	128,376,455	52,073,481	128,367,984	52,071,146

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements

Enumeral Biomedical Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(5,150,172)	$(2,902,609)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	219,389	354,000
Stock-based compensation	151,486	602,322
Warrant expense	8,276	—
Loss on disposal of fixed assets	493,541	—
Non-cash interest expense	10,656	—
Accretion of debt discount and issuance costs	768,200	—
Change in fair value of derivative liabilities	—	(822,534)
Changes in operating assets and liabilities:
Accounts receivable	99,327	(116,390)
Prepaid expenses and other assets	11,771	151,546
Restricted cash	529,699	—
Accounts payable	381,451	2,445
Accrued expenses	(246,927)	459,747
Deferred rent	(63,116)	14,929
Deferred revenue	(14,505)	(87,026)
Net cash used in operating activities	(2,800,924)	(2,343,570)
Cash flows from investing activities:
Purchases of property and equipment	(29,491)	—
Net cash used in investing activities	(29,491)	—
Cash flows from financing activities:
Issuance of promissory notes	461,367	—
Payments on equipment lease financing	(217,045)	(118,873)
Net cash provided by (used in) financing activities	244,322	(118,873)
Net decrease in cash and cash equivalents	(2,586,093)	(2,462,443)
Cash and cash equivalents, beginning of period	3,162,400	3,596,262
Cash and cash equivalents, end of period	$576,307	$1,133,819

Supplemental cash flow disclosure of investing and financing activities:
Cash paid for interest	$2,088	$10,397
Receivable from the sale of fixed assets included in other assets	$277,188	$—
Use of security deposit for lease buyout	$111,556	$—
Debt discount associated with the 2017 Unit Offering	$461,367	$—

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements

ENUMERAL BIOMEDICAL HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1 - NATURE OF BUSINESS

Enumeral Biomedical Corp. (“Enumeral”) was founded in 2009 in the State of Delaware as Enumeral Technologies, Inc. The name was later changed to Enumeral Biomedical Corp.

On July 31, 2014, Enumeral entered into an Agreement and Plan of Merger and Reorganization with Enumeral Biomedical Holdings, Inc., which was formerly known as Cerulean Group, Inc. (“Enumeral Biomedical” or the “Company”), and Enumeral Acquisition Corp., a wholly owned subsidiary of Enumeral Biomedical (“Acquisition Sub”), pursuant to which the Acquisition Sub merged with and into Enumeral (the “Merger”). Enumeral was the surviving corporation in the Merger and became a wholly owned subsidiary of the Company. As a result of the Merger, all issued and outstanding common and preferred shares of Enumeral were exchanged for common shares of Enumeral Biomedical Holdings, Inc.

On June 29, 2017, the Company’s board of directors, having evaluated and pursued a range of potential strategic transactions, and other alternatives for the sale or disposition of its assets on a going concern basis, determined that it is in the best interests of the Company’s stockholders and creditors to wind down its remaining operations and effect an orderly disposition of its remaining assets. In connection with that determination, Wael Fayad resigned as the Company’s President and Chief Executive Officer, although he remains Chairman of the Board. The Company’s board appointed Kevin G. Sarney, its Vice President of Finance, Chief Accounting Officer and Treasurer, as Interim President and Chief Executive Officer.

The Company is currently in the process of winding down its operations, disposing of its remaining assets, and resolving its outstanding debts. The Company’s liquidity is dependent on its ability to manage all elements in this process in a manner favorable to the Company. As the Company winds down its operations, the Company continues to consider possible transactions pursuant to which it may sell its remaining assets and/or effect a strategic transaction, such as a merger. If the Company is unable to effect one or more such transactions, it may be compelled to commence liquidation or bankruptcy proceedings.

As of the date of this filing, the Company does not have sufficient cash resources to continue to fund its operations and pay all of its outstanding creditors.

Previously, the Company’s business had been focused on the discovery of monoclonal antibodies and other novel biologics for use in the diagnosis and treatment of cancer, infectious and inflammatory diseases. The Company utilized a proprietary platform technology, exclusively licensed from the Massachusetts Institute of Technology, or MIT, that facilitates the rapid high resolution measurement of immune cell function within small tissue biopsy samples.

In the Company’s lead antibody program, it characterized certain anti-PD-1 antibodies, or simply “PD-1 antibodies,” using patient biopsy samples, in an effort to identify next generation PD-1 antagonists with enhanced selectivity for the immune effector cells that carry out anti-tumor functions. The Company identified two antagonist PD-1 antibodies that inhibit PD-1 activity in different ways. The distinction is that one of the antibodies (ENUM 388D4) blocks binding of the ligand PD-L1 to PD-1, while the other antibody (ENUM 244C8) does not inhibit PD-L1 binding. However, both display activity in various biological assays. In addition to the Company’s PD-1 antibody program, it also conducted development activities related to antibody drug candidates for a number of other immunomodulatory protein targets, including TIM-3 and CD39.

The Company continues to be a “smaller reporting company,” as defined under the Exchange Act, and an “emerging growth company” under the Jump Start Our Business Startup (JOBS) Act of 2012. The Company believes that as a result of the Merger, it has ceased to be a “shell company” (as such term is defined in Rule 12b-2 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)).

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2 - GOING CONCERN AND LIQUIDITY

The Company’s unaudited condensed consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States, or GAAP, which contemplate the Company’s continuation as a going concern. As of June 30, 2017, the Company had cash and cash equivalents of $576,307.

Since the Company’s inception in 2009, it has incurred significant net losses and negative cash flows from operations. As of June 30, 2017, the Company had an accumulated deficit of $31,415,379.

The Company is currently in the process of winding down its operations, disposing of its remaining assets, and resolving its outstanding debts. The Company’s liquidity is dependent on its ability to manage all elements in this process in a manner favorable to the Company. As the Company winds down its operations, the Company continues to consider possible transactions pursuant to which it may sell its remaining assets and/or effect a strategic transaction, such as a merger. If the Company is unable to effect one or more such transactions, it may be compelled to commence liquidation or bankruptcy proceedings.

As of the date of this filing, the Company does not have sufficient cash resources to continue to fund its operations and pay all of its outstanding creditors. Consequently, the Company may not be able to continue as a going concern.

The unaudited condensed consolidated financial statements do not include any adjustments related to the recovery and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern. The Company expects to incur significant expenses and operating losses for the foreseeable future, and the Company’s net losses may fluctuate significantly from quarter to quarter and from year to year. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements were prepared using GAAP for interim financial information and the instructions to Form 10-Q and Regulation S-X. Accordingly, these unaudited condensed consolidated financial statements do not include all information or notes required by GAAP for annual financial statements and should be read in conjunction with the 2016 Financial Statements as filed on the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on March 28, 2017.

The preparation of the unaudited condensed consolidated financial statements in conformity with these accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the unaudited condensed consolidated financial statements and the reported amounts of expenses during the reported period. Ultimate results could differ from the estimates of management.

In the opinion of management, the unaudited condensed consolidated financial statements included herein contain all adjustments necessary to present fairly the Company's financial position as of June 30, 2017 and the results of its operations and cash flows for the six months ended June 30, 2017 and 2016. Such adjustments are of a normal recurring nature. The results of operations for the three and six months ended June 30, 2017 may not be indicative of results for the full year.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the unaudited condensed consolidated financial statements and accompanying notes. On an ongoing basis, the Company’s management evaluates its estimates, which include, but are not limited to, estimates related to accruals, stock-based compensation expense, warrants to purchase securities, and reported amounts of revenue and expenses during the reported period. The Company bases its estimates on historical experience and other market-specific or other relevant assumptions that it believes to be reasonable under the circumstances. Actual results may differ from those estimates or assumptions.

Fair Value of Financial Instruments

Fair values of financial instruments included in current assets and current liabilities are estimated to approximate their book values, due to the short maturity of such instruments. All debt is based on current rates at which the Company could borrow funds with similar remaining maturities and approximates fair value. The Company’s assets and liabilities that are measured at fair value on a recurring basis are measured in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurements and Disclosures, which establishes a three-level valuation hierarchy for measuring fair value and expands financial statement disclosures about fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date.

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The three levels are defined as follows:

●	Level 1: Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets in active markets.

●	Level 2: Inputs to the valuation methodology included quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3: Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company’s cash equivalents, carried at fair value, are comprised of investments in federal agency backed money market funds. The following table presents information about the Company’s financial assets measured at fair value on a recurring basis as of June 30, 2017 and December 31, 2016:

	June 30, 2017	Quoted Prices in Active Markets (Level 1)	Observable Inputs (Level 2)	Unobservable Inputs (Level 3)
Assets
Cash	$537,405	$537,405	$—	$—
Money market funds, included in cash equivalents	$38,902	$38,902	$—	$—

	December 31, 2016	Quoted Prices in Active Markets (Level 1)	Observable Inputs (Level 2)	Unobservable Inputs (Level 3)
Assets
Cash	$1,137,633	$1,137,633	$—	$—
Money market funds, included in cash equivalents	$2,024,767	$2,024,767	$—	$—

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. When such events occur, the Company compares the carrying amounts of the assets to their undiscounted expected future cash flows. If this comparison indicated that there is impairment, the amount of the impairment is calculated as the difference between the carrying value and fair value. The Company has recorded an impairment of $493,541 on the disposal of fixed assets during the three months ended June 30, 2017 as a result of the Company’s decision to wind down operations. The Company recorded no impairment during the three months ended June 30, 2016.

Collaboration and license revenue

Merck

In December 2014, the Company entered into a study agreement with Merck Sharp & Dohme Corp., or Merck (the “Merck Agreement”). In February 2016, the Company and Merck subsequently amended the work plan under the Merck Agreement to also include non-small cell lung cancer tissues. Pursuant to the Merck Agreement, the Company conducted a specified research program using its platform technology to identify functional response of single cell types in colorectal cancer and non-small cell lung cancer in the presence or absence of immunomodulatory receptor modulators identified by Merck. Merck reimbursed the Company for the cost of performing the work plan set forth in the Merck Agreement, for up to a specified number of full-time employees at a pre-determined annual rate. In addition, Merck agreed to make certain milestone payments to the Company upon the completion of specified objectives set forth in the Merck Agreement and related work plan.

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On May 31, 2017, the Company and Merck further amended the Merck Agreement to extend the term until the earlier of (i) delivery to Merck of the final report of the study conducted pursuant to the terms of the Merck Agreement, or (ii) December 17, 2017. The May 2017 amendment also provides for a revised work plan to be included in the Merck Agreement. During the three months ended June 30, 2017, the Company achieved the second milestone under the Merck Agreement.

In June 2017, the Company reduced headcount and eliminated its research and development function. In addition, the Company sold all of the equipment related to its research and development activities. The Company is currently in the process of winding down its operations, disposing of its remaining assets, and resolving its outstanding debts. Consequently, the Company does not expect to conduct any further activities pursuant to its study agreement with Merck.

There have been no other material changes to the significant accounting policies previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on March 28, 2017.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). ASU No. 2014-09 provides for a single comprehensive model for use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance. The accounting standard is effective for interim and annual periods beginning after December 15, 2016 with no early adoption permitted. In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which deferred the effective date of ASU No. 2014-09 to annual periods beginning after December 15, 2017, along with an option to permit early adoption as of the original effective date. The Company is required to adopt the amendments in ASU No. 2014-09 using one of two acceptable methods. In April 2016, the FASB issued ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. The ASU clarifies the following two aspects of Topic 606: (a) identifying performance obligations; and (b) the licensing implementation guidance. The ASU does not change the core principle of the guidance in Topic 606. In May 2016, the FASB issued ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients, related to disclosures of remaining performance obligations, as well as other amendments to guidance on collectability, non-cash consideration and the presentation of sales and other similar taxes collected from customers. The new revenue standard allows for either full retrospective or modified retrospective application. The Company anticipates using the modified retrospective approach to implement this standard. The effective date and transition requirements for the ASUs are the same as the effective date and transition requirements in Topic 606. Public entities should apply the ASUs for annual reporting periods beginning after December 15, 2017, including interim reporting periods therein (i.e., January 1, 2018, for a calendar year entity). Early application for public entities is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The Company does not expect to record a material adjustment upon adoption as the Company’s current contracts with customers will be completed prior to adoption of the new standard using the modified retrospective application, which requires a cumulative effect of initially applying the standard to opening accumulated deficit as of January 1, 2018. The Company does anticipate changes in its revenue recognition policies for revenue generating contracts the Company may enter into in the future.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). ASU No. 2016-02 is effective for annual periods beginning after December 15, 2018, and requires a lessee to recognize assets and liabilities for leases with a maximum possible term of more than 12 months. A lessee would recognize a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the leased asset (the underlying asset) for the lease term. Early application is permitted. The Company is currently evaluating the impact the adoption of the accounting standard will have on its unaudited condensed consolidated financial statements.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. ASU 2016-18 requires entities to reconcile and explain the period-over-period change in total cash, cash equivalents and restricted cash within its statements of cash flows. ASU 2016-18 is effective for fiscal years, and interim periods within, beginning after December 15, 2017. Early adoption is permitted. A reporting entity must apply the amendments in ASU 2016-18 using a full retrospective approach. The Company is currently evaluating the impact the adoption of the ASU will have on its unaudited condensed consolidated financial statements.

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In July 2017, the FASB issued ASU No. 2017-11, Earnings per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception. The amendments in Part I of ASU 2017-11 change the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features. When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. The amendments also clarify existing disclosure requirements for equity-classified instruments. As a result, a freestanding equity-linked financial instrument (or embedded conversion option) no longer would be accounted for as a derivative liability at fair value as a result of the existence of a down round feature. For freestanding equity classified financial instruments, the amendments require entities that present earnings per share (EPS) in accordance with Topic 260 to recognize the effect of the down round feature when it is triggered. That effect is treated as a dividend and as a reduction of income available to common shareholders in basic EPS. Convertible instruments with embedded conversion options that have down round features are now subject to the specialized guidance for contingent beneficial conversion features (in Subtopic 470-20, Debt—Debt with Conversion and Other Options), including related EPS guidance (in Topic 260). The amendments in Part II of ASU 2017-11 recharacterize the indefinite deferral of certain provisions of Topic 480 that now are presented as pending content in the Codification, to a scope exception. Those amendments do not have an accounting effect. For public entities, the amendments in Part I of ASU 2017-11 are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019, with early adoption permitted. The Company does not believe that the adoption of ASU 2017-11 will have a material impact on its unaudited condensed consolidated financial statements.

Other accounting standards that have been issued by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s unaudited condensed consolidated financial statements.

4 - PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

	June 30,	December 31,
	2017	2016
Laboratory equipment	$—	$2,398,685
Computer equipment and software	—	115,885
Furniture, fixtures and office equipment	—	73,734
Leasehold improvements	—	75,262
Property and equipment, gross	—	2,663,566
Less - Accumulated depreciation	—	(1,761,469)
Property and equipment, net	$—	$902,097

Depreciation and amortization expense for the three months ended June 30, 2017 and 2016 was $104,370 and $168,145, respectively. Depreciation and amortization expense for the six months ended June 30, 2017 and 2016 was $219,389 and $354,000, respectively.

On June 21, 2017, the Company completed an auction pursuant to which it sold all of the equipment related to its research and development activities. The Company received $277,188 in net proceeds from the sale of this equipment which was included in prepaid expenses and other current assets on the Company’s unaudited condensed consolidated balance sheet as of June 30, 2017, as proceeds were not collected until July 12, 2017. As a result of the equipment sale and the impairment of the Company’s remaining fixed assets, the Company incurred a loss on disposal of fixed assets of $435,011 during the three months ended June 30, 2017. Loss on disposal of fixed assets is included in wind down expenses on the condensed consolidated statement of operations for the three and six months ended June 30, 2017.

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5 - RESTRICTED CASH

The Company held $5,000 and $534,780 in restricted cash as of June 30, 2017 and December 31, 2016, respectively. The balance as of December 31, 2016 was primarily held on deposit with a bank to collateralize a standby letter of credit in the name of the Company’s facility lessor in accordance with the Company’s facility lease agreement. The Company is currently engaged in negotiations with the lessor regarding the disposition of the facility lease. The Company believes that, given the current circumstances, the letter of credit will only be used to offset future monthly rent payments. As a result, the Company extinguished the letter of credit and recorded wind down expenses of $529,699 during the three months ended June 30, 2017.

6 - ACCRUED EXPENSES

The Company’s accrued expenses consist of the following as of:

	June 30,	December 31,
	2017	2016
Accrued wages and benefits	$44,708	$222,141
Accrued professional fees	56,975	130,350
Accrued other	37,745	33,864
Total accrued expenses	$139,428	$386,355

7 - DEBT

Equipment Lease Financing

In December 2015, the Company and Fountain Leasing 2013 LP (“Fountain”) entered into a master lease agreement and related transaction documents, pursuant to which Fountain provided the Company with $506,944 for the purchase of research and development lab equipment (the “Fountain Lease”). Fountain’s security under the Fountain Lease is the equipment purchased and a security deposit in the amount of $101,389. The initial term of the Fountain Lease is 36 months, with payments of $21,545 per month for the first 24 months and then $1,267 for the 12 months thereafter. Pursuant to the terms of the Fountain Lease, the Company has an option at the end of the initial term to purchase the equipment for the greater of $25,347 or current fair market value, provided that such amount shall not be in excess of $152,083. In addition, the Company also has the option to extend the Fountain Lease for an additional 12 month period at a rate of $8,872 per month with the right at the end of such extension term to purchase the equipment for fair value or to return the equipment to Fountain. The Fountain Lease has a lease rate factor of 4.25% per month for the first 24 months and 0.25% for the final 12 months of the initial term.

The Company recorded current equipment lease financing of $251,631 and long-term equipment lease financing of $14,840 as of December 31, 2016. The equipment is included in property and equipment on the Company’s unaudited condensed consolidated balance sheet as of December 31, 2016.

On June 13, 2017, the Company entered into an agreement with Fountain to buy out the remaining equipment lease. The Company agreed to pay Fountain $204,045 (the “Buyout Price”) to terminate the Fountain Lease. Fountain applied security deposits and prepayments in the aggregate amount of $111,389 to offset the Buyout Price, and the Company paid Fountain the remaining amount of $92,656. As a result, the Company recorded a loss on disposal of fixed assets of $58,530 during the three months ended June 30, 2017. The Company subsequently sold this and other laboratory equipment in an auction that ended on June 21, 2017.

2017 Unit Offering

On May 19, 2017 (the “Closing Date”), the Company entered into a Subscription Agreement (the “Subscription Agreement”) with certain accredited investors, pursuant to which these investors (the “Holders”) purchased 668 Units (the “2017 Units”) of the Company’s securities, at a purchase price of $1,000 per Unit (the “2017 Unit Offering”). Each of the 2017 Units consists of (i) a 12% Senior Secured Promissory Note (the “2017 Notes”), with a face value of $1,150, and (ii) a warrant (the “Investor Warrant”) to purchase 11,500 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), exercisable until five years after the date of the closing, at an exercise price of $0.10 per share (subject to adjustment in certain circumstances). The Company recorded $461,367 in net proceeds, after deducting placement agent expenses and fees, as well as other transaction expenses, in connection with the sale of the 2017 Units.

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Interest on the 2017 Notes is payable on the face value of the 2017 Notes at the rate of 12% per annum, which is cumulative and due and payable in shares of the Company’s common stock (the “Interest Shares”). The 2017 Notes have a stated maturity date of 12 months from the Closing Date. The 2017 Notes will rank senior to all existing indebtedness of the Company, except as otherwise set forth in the 2017 Notes.

In the event of any liquidation, dissolution or winding up of the Company, the Holders will be entitled to receive, out of assets available therefor, an amount equal to 124% of the outstanding principal amount of the 2017 Notes, together with accrued and unpaid interest due thereon. In the event of a sale of the Company during the term of the 2017 Notes, at the closing of such sale, at the option of each Holder, the Holders will be entitled to receive an amount equal to 200% of the outstanding principal amount of the 2017 Notes and the associated accrued and unpaid interest due thereon; provided, that such amount will be paid in either cash or securities of the acquiring entity at such acquiring entity’s discretion.

The 2017 Notes are convertible at the option of the Holders, in whole or in part, into shares of Common Stock (the “Conversion Shares” and together with the Interest Shares, the “Repayment Shares”) at any time after the earlier of (i) the date a registration statement registering the Repayment Shares is declared effective by the SEC or (ii) six months after the date of the initial closing of the 2017 Unit Offering. If no conversion has taken place within 12 months after the Closing Date the 2017 Notes, together with accrued and unpaid interest thereon, will automatically convert into the Repayment Shares.

The conversion price per share of Common Stock in either event listed above is the lesser of (i) $0.10 per share (subject to adjustment in certain circumstances), or (ii) 75% of the volume weighted average price of the Common Stock during 10 consecutive trading days ending on the trading day immediately prior to the conversion date, subject to a floor of $0.03 per share (which floor is subject to adjustment in certain circumstances if the Company issues Common Stock, or Common Stock equivalents, at a price below $0.03 per share of Common Stock, and to proportionate adjustment in certain other circumstances).

The 2017 Notes provide that the outstanding principal amount of the 2017 Notes, together with accrued and unpaid interest due thereon, will convert automatically into Common Stock on the date on which the Company completes and closes an offering involving the sale of at least $5,000,000 of equity securities or securities convertible into or exercisable for equity securities by the Company (a “Qualified Financing”). At the closing of a Qualified Financing, all outstanding principal and accrued interest then due on the 2017 Notes shall automatically be converted into a number of shares of Common Stock based upon a 25% discount to the lesser of (i) the lowest price at which Common Stock is sold in the Qualified Financing, or (ii) the lowest price at which securities sold in the Qualified Financing can be exercised for or converted into Common Stock.

The Company’s obligations under the 2017 Notes are secured, pursuant to the terms of an Intellectual Property Security Agreement (the “Security Agreement”), dated as of the Closing Date, among the Grantors (as defined below), the Holders and the collateral agent for the Holders named therein, by a first priority security interest in all now owned or hereafter acquired intellectual property of the Company and Enumeral Biomedical Corp., a wholly-owned subsidiary of the Company (the “Subsidiary” and together with the Company, the “Grantors”), except to the extent such intellectual property cannot be assigned or the creation of a security interest would be prohibited by applicable law or contract.

Pursuant to the terms of a Placement Agency Agreement (the “Placement Agency Agreement”), dated as of May 12, 2017, between the Company and the placement agents for the 2017 Unit Offering (the “Placement Agents”), the Placement Agents are paid a commission equal to ten percent (10%) of the gross proceeds at each closing of the 2017 Unit Offering (the “Placement Agent Cash Fee”). The Placement Agency Agreement also provides that the Placement Agents, or their designees, will receive five-year warrants (the “2017 Placement Agent Warrants”) to purchase a number of shares of Common Stock at an exercise price of $0.05 per share equal to 10% of the number of Conversion Shares issuable upon conversion of the 2017 Notes issued at each closing of the 2017 Unit Offering, based on a conversion price of $0.10 per share. In accordance with the terms of the Placement Agency Agreement, on the Closing Date the Company issued 2017 Placement Agent Warrants to purchase an aggregate of 768,200 shares of Common Stock on the terms set forth above to the Placement Agents.

10

The Placement Agency Agreement also provides that if, within 12 months of the first closing of the 2017 Unit Offering, the Company completes a financing or similar transaction (a “Subsequent Financing”) with a party introduced to the Company by the Placement Agents in connection with the 2017 Unit Offering, and a Placement Agent does not participate in such financing or similar transaction, the Placement Agent shall be entitled to receive a Placement Agent Cash Fee and 2017 Placement Agent Warrants for such Subsequent Financing in the same manner as calculated for the 2017 Unit Offering.

The 2017 Notes were recorded at their face value of $768,200 and then subsequently reduced by the discount on the 2017 Notes of $100,200, placement agent commissions, legal fees and related transaction expenses of $206,633, and a beneficial conversion feature and debt discounts totaling $461,367. Some of these amounts were capped as they exceeded the face value of the 2017 Notes. The Company subsequently accreted $768,200, the sum of the amounts above, to interest expense during the three months ended June 30, 2017 as a result of its decision to wind down the business.

8 - COMMITMENTS

Operating Leases

In March 2015, the Company relocated its offices and research laboratories to 200 CambridgePark Drive in Cambridge, Massachusetts. The Company is leasing 16,825 square feet at this facility (the “Premises”) pursuant to Indenture of Lease (the “Lease”) that the Company entered into in November 2014. The term of the Lease is for five years, and the initial base rent is $42.50 per square foot, or approximately $715,062 on an annual basis. The base rent will increase incrementally over the term of the Lease, reaching approximately $804,739 on an annual basis in the fifth year of the term. In addition, the Company is obligated to pay a proportionate share of the operating expenses and applicable taxes associated with the premises, as calculated pursuant to the terms of the Lease. The Company is also obligated to deliver a security deposit to the landlord in the amount of $529,699, either in the form of cash or an irrevocable letter of credit. The Company has recorded deferred rent in connection with the Lease as of December 31, 2016 in the amount of $63,116.

In connection with the Company’s decision to wind down its remaining operations, the Company recorded wind down expenses of $561,705 during the three months ended June 30, 2017. This is the result of the extinguishment of prepaid rent of $99,115 and restricted cash of $529,699, offset by the extinguishment of deferred rent of $67,109, all of which were associated with the Lease. The Company expects to offset future rent obligations against its security deposit under the Lease.

In addition, the Company maintained a small corporate office at 1370 Broadway in New York, New York, at an annual rent of $23,100. The lease for the Company’s New York office expired on December 31, 2016.

Rent expense was $322,014 and $314,481 for the three months ended June 30, 2017 and 2016, respectively. Rent expense was $619,519 and $646,820 for the six months ended June 30, 2017 and 2016, respectively.

Future operating lease commitments are as follows:

For the twelve months ended June 30,	Amount
2018	$766,210
2019	789,149
2020	536,493
Total	$2,091,852

Employment Agreements

The Company has letter agreements with its three remaining employees that contain provisions for continued payments of minimum annual salaries and severance benefits in the event of certain terminations of employment.

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9 - LICENSE AGREEMENT AND RELATED-PARTY TRANSACTIONS

License Agreement

In April 2011, Enumeral licensed certain intellectual property from the Massachusetts Institute of Technology (“MIT”), then a related party (as one of Enumeral’s scientific co-founders was an employee of MIT), pursuant to an Exclusive License Agreement (as subsequently amended, the “License Agreement”), in exchange for the payment of upfront license fees and a commitment to pay annual license fees, patent costs, milestone payments, royalties on sublicense income and, upon product commercialization, royalties on the sales of products covered by the licenses or income from corporate partners, and the issuance of 66,303 shares of Enumeral common stock (which were subsequently converted into 73,074 shares of the Company’s common stock in connection with the July 2014 Merger). The License Agreement also initially contained certain participation rights and anti-dilution rights, pursuant to which MIT received additional shares of Enumeral common stock. These participation and anti-dilution rights were removed in a subsequent amendment to the License Agreement. The intellectual property portfolio under the License Agreement includes patents owned by Harvard University or co-owned by MIT and The Whitehead Institute, or MIT and Massachusetts General Hospital.

In addition to potential future royalty and milestone payments that Enumeral may have to pay MIT per the terms of the License Agreement, Enumeral paid an annual fee of $50,000 in 2017, and is obligated to pay $50,000 every year hereafter unless the License Agreement is terminated. During the three months ended June 30, 2017, the Company recorded an accrual of $10,000 for the required percentage of the Merck milestone payment owed to MIT pursuant to the terms of the License Agreement. During the three months ended June 30, 2016, the Company recorded an accrual of $100,000 for the required percentage of the Pieris license payments owed to MIT pursuant to the terms of the License Agreement. No royalty payments have been payable as Enumeral has not commercialized any products as set forth in the License Agreement.

As part of the Company’s ongoing wind down efforts that began in June 2017, the Company does not expect that the License Agreement with MIT will continue.

All amounts incurred related to the license fees have been expensed as research and development expenses by Enumeral as incurred. The Company incurred $12,500 and $10,000 in the three months ended June 30, 2017 and 2016, respectively. The Company incurred $25,000 and $20,000 in the six months ended June 30, 2017 and 2016, respectively.

The Company reimburses the costs to MIT and Harvard University for the continued prosecution of the licensed patent estate. For the three months ended June 30, 2017 and 2016, the Company paid $16,987 and $44,995 for MIT and $1,490 and $10,063 for Harvard, respectively. For the six months ended June 30, 2017 and 2016, the Company paid $29,493 and $139,640 for MIT and $20,863 and $15,341 for Harvard, respectively. The Company had accounts payable and accrued expenses of $15,460 and $43,053 associated with the reimbursement of costs to MIT and Harvard as of June 30, 2017 and December 31, 2016, respectively.

Consulting Agreements

In September 2014, the Company and Dr. Buckland entered into a Scientific Advisory Board Agreement (the “SAB Agreement”), which replaced Dr. Buckland’s previous consulting agreement and pursuant to which Dr. Buckland serves as chairman of the Company’s Scientific Advisory Board. In September 2016, the Company and Dr. Buckland entered into an amendment to the SAB Agreement to extend the term of the agreement to September 2017. Pursuant to the terms of the SAB Agreement, Dr. Buckland will receive compensation on an hourly or per diem basis, either in cash or, at Dr. Buckland’s election, in options to purchase the Company’s common stock. The SAB Agreement limits the total amount of compensation payable to Dr. Buckland at $100,000 over any rolling 12-month period. During the three months ended June 30, 2017, the Company recorded no expense related to the SAB agreement. During the three months ended June 30, 2016, the Company recorded $4,000 of expense related to the SAB agreement. During the six months ended June 30, 2017 and 2016, the Company recorded $3,000 and $4,000 of expense related to the SAB agreement, respectively.

On July 31, 2017, Dr. Buckland resigned as a member of the Company’s Board of Directors and as Chairman of the SAB.

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10 - STOCK OPTIONS, RESTRICTED STOCK AND WARRANTS

Stock Options

On July 31, 2014, the Company’s Board of Directors adopted, and the Company’s stockholders approved, the 2014 Equity Incentive Plan (the “2014 Plan”), which reserves a total of 8,100,000 shares of the Company’s common stock for incentive awards. Generally, shares that are expired, terminated, surrendered or cancelled without having been fully exercised will be available for future awards.

As of June 30, 2017, there were 1,216,297 shares available for issuance under the 2014 Plan to eligible employees, non-employee directors and consultants. This number is subject to adjustment in the event of a stock split, reverse stock split, stock dividend, or other change in the Company’s capitalization.

During the six months ended June 30, 2017 and 2016, there were 308,333 and 1,468,182 stock options granted to employees, directors or consultants with weighted-average grant date fair values, using the Black-Scholes pricing model, of $0.12 and $0.16, respectively.

The Company estimates the fair value of each stock award on the grant date using the Black-Scholes option-pricing model based on the following assumptions and the assumptions regarding the fair value of the underlying common stock on each measurement date:

For the six months ended June 30, 2017
Expected Volatility	115% - 116%
Risk-free interest rate	1.93% - 2.09%
Expected term (in years)	5.0 - 6.0
Expected dividend yield	0%

Stock-based compensation expense for stock options was $89,561 and $249,959 for the three months ended June 30, 2017 and 2016, respectively. Stock-based compensation expense for stock options was $144,001 and $543,404 for the six months ended June 30, 2017 and 2016, respectively. The Company has an aggregate of $152,524 of unrecognized stock-based compensation expense for stock options as of June 30, 2017 to be amortized over a weighted average period of 1.2 years.

In connection with Wael Fayad’s appointment as the Company’s Chairman, Chief Executive Officer and President in September 2016, the Company granted Mr. Fayad 1,750,000 options to purchase the Company’s common stock outside of the 2014 Plan, and 850,000 options to purchase the Company’s common stock under the 2014 Plan.

On June 29, 2017, Mr. Fayad resigned as the Company’s President and Chief Executive Officer. Mr. Fayad remains on the Company’s Board of Directors and continues to serve as Chairman of the Board. Mr. Fayad’s options to purchase shares of the Company’s common stock remain outstanding while he continues to serve on the Company’s Board of Directors.

On June 9, 2017, the Company entered into an amendment (the “Tinkelenberg Amendment”) to that certain separation letter agreement (the “Separation Agreement”), dated as of August 4, 2016, by and between the Company and Arthur H. Tinkelenberg, Ph.D., the Company’s former President and Chief Executive Officer. Pursuant to the terms of the Separation Agreement, the Company had agreed, among other things, to make certain payments to Dr. Tinkelenberg in connection with his separation of employment from the Company.

Pursuant to the terms of the Tinkelenberg Amendment, Dr. Tinkelenberg agreed to forego the remaining amounts of the severance payments due to him under the Separation Agreement, effective as of June 1, 2017. In addition, the Company agreed that all remaining unvested options to purchase shares of the Company’s common stock held by Dr. Tinkelenberg fully vest and become exercisable as of June 1, 2017. The Company recorded stock-based compensation expense of $55,929 during the three months ended June 30, 2017 as a result of the accelerated vesting of Dr. Tinkelenberg’s common stock options.

A summary of aggregate stock option activity both under the 2014 Plan and outside of the 2014 Plan for the six months ended June 30, 2017 is as follows:

			Weighted-
		Weighted-	Average
		Average	Remaining
		Exercise	Contractual
	Shares	Price	Term (years)
Outstanding as of December 31, 2016	7,670,823	$0.41	8.8
Granted	308,333	$0.15
Canceled	(327,278)	$0.20
Outstanding as of June 30, 2017	7,651,878	$0.41	8.1
Exercisable as of June 30, 2017	4,844,303	$0.49	7.9

The aggregate intrinsic value of stock options exercisable as of June 30, 2017 was $606. The aggregate intrinsic value was calculated as the difference between the exercise price of the stock options and the fair value of the underlying common stock as of the unaudited condensed consolidated balance sheet date.

Restricted Stock

Stock-based compensation expense for restricted stock awards was $2,495 and $18,552 for the three months ended June 30, 2017 and 2016, respectively. Stock-based compensation expense for restricted stock awards was $7,485 and $58,918 for the six months ended June 30, 2017 and 2016, respectively.

A summary of restricted stock activity for the six months ended June 30, 2017 is as follows:

		Weighted-
	Number of	Average Grant
	Shares	Date Fair Value
Balance of unvested restricted stock as of December 31, 2016	—
Issuance of restricted stock	66,666	$0.15
Vested	(33,333)	$0.15
Balance of unvested restricted stock as of June 30, 2017	33,333	$0.15

The Company has an aggregate of $2,495 of unrecognized stock-based compensation expense for restricted stock awards as of June 30, 2017 to be amortized over a weighted average period of 0.25 years.

Warrants

A summary of the warrants outstanding as of June 30, 2017 is as follows:

Warrant Type	Warrants	Exercise Price
PPO	14,686,510	$2.00
PPO Agent	2,000,000	$0.125
Enumeral Series B Financing	421,968	$0.726
Enumeral 2014 Convertible Promissory Note Financing	765,357	$0.245
2016 Placement Agent	4,880,655	$0.0625
2017 Unit Offering	7,682,000	$0.10
2017 Unit Offering Agent	768,200	$0.05
Total	31,204,690

Warrant Issuance Transactions

On July 29, 2016, the Company entered into a Subscription Agreement with certain accredited investors (the “Buyers”), pursuant to which the Buyers purchased the Company’s 12% Senior Secured Promissory Notes (the “2016 Notes”) in the aggregate principal amount of $3,038,256 (the “2016 Note Offering”).

On December 12, 2016, the Company consummated an offer to amend and exercise certain outstanding warrants to purchase an aggregate of 21,549,510 shares of its common stock originally issued to investors who participated in the Company’s July 31, 2014 private placement financing (the “Warrant Tender Offer”). Pursuant to the Warrant Tender Offer, an aggregate of 6,863,000 warrants were tendered by their holders, and the Company received gross proceeds in the amount of $3,431,500 for the issuance of 27,452,000 shares of the Company’s common stock. In addition, pursuant to the Warrant Tender Offer, the full principal balance and accrued interest of the 2016 Notes was converted into 48,806,545 shares of the Company’s common stock. In connection with the conversion of the 2016 Notes and pursuant to the terms of the placement agent agreement associated with the 2016 Notes, the Company issued warrants to purchase 4,880,655 shares of the Company’s common stock at an exercise price of $0.125 per share to designees of the placement agent (the “2016 Placement Agent Warrants”).

On March 21, 2017, the Company entered into an amendment with the holders of the 2016 Placement Agent Warrants to reduce the exercise price of such warrants from $0.125 per share to $0.0625 per share in consideration of the past efforts as well as future support and cooperation of the agent and its designees on behalf of the Company. The estimated fair value of these warrants at the time of the amendment was determined to be $601,144 using the Black-Sholes pricing model and the following assumptions: expected term of 9.7 years, exercise price of $0.0625 per share, 126.0% volatility, a risk-free rate of 2.43%, and no expected dividends. The Company recorded expense of $8,276 as a result of this amendment.

In connection with the 2017 Unit Offering, the Company issued warrants to purchase 7,682,000 shares of the Company’s common stock to the Buyers (the “Investor Warrants”). The estimated fair value of these warrants at the time of issuance was determined to be $773,252 using the Black-Sholes pricing model and the following assumptions: expected term of 5.0 years, exercise price of $0.10 per share, 118.5% volatility, a risk-free rate of 1.79%, and no expected dividends. The value of the Investor Warrants exceeded the net proceeds from the 2017 Unit Offering and were recorded at the maximum value available after allocation of the beneficial conversion feature. See Note 7, 2017 Unit Offering.

Pursuant to the terms of a Placement Agency Agreement (the “Placement Agency Agreement”), dated as of May 12, 2017, between the Company and the placement agents for the Offering (the “Placement Agents”), the Placement Agents are paid a commission equal to ten percent (10%) of the gross proceeds at each closing of the Offering (the “Placement Agent Cash Fee”). The Placement Agency Agreement also provides that the Placement Agents, or their designees, will receive five-year warrants (the “Placement Agent Warrants”) to purchase a number of shares of Common Stock at an exercise price of $0.05 per share equal to 10% of the number of Conversion Shares issuable upon conversion of the 2017 Notes issues at each closing of the Offering, based on a conversion price of $0.10 per share. In accordance with the terms of the Placement Agency Agreement, on the Closing Date the Company issued Placement Agent Warrants to purchase an aggregate of 768,200 shares of Common Stock on the terms set forth above to the Placement Agents. The estimated fair value of these warrants at the time of issuance was determined to be $82,065 using the Black-Sholes pricing model and the following assumptions: expected term of 5.0 years, exercise price of $0.05 per share, 118.5% volatility, a risk-free rate of 1.79%, and no expected dividends.

Derivative Liability Warrants (Amended in connection with the Warrant Tender Offer)

PPO and PPO Agent Warrants

In July 2014, the Company issued warrants to purchase 23,549,510 shares of the Company’s common stock in connection with the Company’s private placement offering that closed on July 31, 2014 (the “PPO”), of which warrants to purchase 21,549,510 shares of the Company’s common stock had an exercise price of $2.00 per share and were issued to the investors in the PPO, and warrants to purchase 2,000,000 shares of the Company’s common stock had an exercise price of $1.00 per share and were issued to the placement agents for the PPO (or their affiliates). Due to a price protection provision included in the warrant agreements, the warrants were deemed to be and were recorded as a derivative liability. As such, these outstanding warrants were revalued each reporting period with the resulting gains and losses recorded as the change in fair value of derivative liabilities on the unaudited condensed consolidated statement of operations.

Derivative Liability Re-Measurement

The Company used the Black-Scholes option-pricing model to estimate the fair values of the issued and outstanding warrants during the six months ended June 30, 2016. The Company recorded income of $144,099 and $822,534 for the three and six months ended June 30, 2016 due to the change in the fair value of the warrants for those periods. Outstanding warrants were revalued each reporting period with the resulting gains and losses recorded as the change in fair value of derivative liabilities on the unaudited condensed consolidated statements of operations. Due to the removal of the anti-dilution provisions in connection with the Warrant Tender Offer, the derivative liabilities were re-valued on December 12, 2016 and any remaining value was reclassified to equity upon extinguishment of the derivative liabilities.

11 - CONCENTRATIONS

During the three months ended June 30, 2017, the Company recorded revenue from two entities in excess of 10% of the Company’s total revenue in the amounts of $100,000 and $89,741, which represents 53% and 47% of the Company’s total revenue for that period. During the three months ended June 30, 2016, the Company recorded revenue from three entities in excess of 10% of the Company’s total revenue in the amounts of $1,000,000, $336,466 and $162,506, which represents 67%, 22% and 11% of the Company’s total revenue for that period.

During the six months ended June 30, 2017, the Company recorded revenue from two entities in excess of 10% of the Company’s total revenue in the amount of $104,246 and $100,000, which represents 51% and 49% of the Company’s total revenue for that period. During the six months ended June 30, 2016, the Company recorded revenue from three entities in excess of 10% of the Company’s total revenue in the amounts of $1,000,000, $652,484 and $280,945, which represents 52%, 34% and 14% of the Company’s total revenue for that period.

As of June 30, 2017, accounts receivable consisted of amounts due from one entity. As of December 31, 2016, accounts receivable consisted of amounts due from two entities which represented 64% and 36% of the Company’s total outstanding accounts receivable balance, respectively.

ITEM 2.       MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Basis of Presentation

The following discussion of our financial condition and results of operations should be read with our unaudited condensed consolidated interim financial statements as of June 30, 2017 and for the three months ended June 30, 2017 and 2016 and related notes included in Part I. Item 1 of this Quarterly Report on Form 10-Q, as well as the audited consolidated financial statements and notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations and Risk Factors, included in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 28, 2017. This Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates, forecasts, and projections and the beliefs and assumptions of our management and include, without limitation, statements with respect to our expectations regarding our research, development and commercialization plans and prospects, results of operations, general and administrative expenses, research and development expenses, and the sufficiency of our cash for future operations. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar statements or variation of these terms or the negative of those terms and similar expressions are intended to identify these forward-looking statements. Readers are cautioned that these forward-looking statements are predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by our forward-looking statements are those discussed in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 28, 2017, and elsewhere in this report. We undertake no obligation to revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Overview

Unless the context indicates otherwise, all references in this report to “Enumeral Biomedical,” the “Company,” “we,” “us” and “our” refer to Enumeral Biomedical Holdings, Inc., and its wholly-owned subsidiaries, Enumeral Biomedical Corp. and Enumeral Securities Corporation; and references to “Enumeral” refer to Enumeral Biomedical Corp.

On June 9, 2017, we implemented a plan that eliminated a significant portion of our existing headcount, including our research and development function. On June 21, 2017, we completed an auction process pursuant to which we sold all of the equipment related to our research and development activities. We received $277,188 in net proceeds from the sale of this equipment.

On June 29, 2017, our board of directors, having evaluated and pursued a range of potential strategic transactions, and other alternatives for the sale or disposition of its assets on a going concern basis, determined that it is in the best interests of our stockholders and creditors to wind down our remaining operations and effect an orderly disposition of our remaining assets. In connection with that determination, Wael Fayad resigned as our President and Chief Executive Officer. Our board appointed Kevin G. Sarney, our Vice President of Finance, Chief Accounting Officer and Treasurer, as Interim President and Chief Executive Officer.

Previously, on May 19, 2017, we entered into a Subscription Agreement (the “Subscription Agreement”) with certain accredited investors, pursuant to which these investors (the “Holders”) purchased 668 Units (the “2017 Units”) of our securities, at a purchase price of $1,000 per Unit (the “2017 Unit Offering”). We recorded $461,367 in net proceeds, after deducting placement agent expenses and fees, as well as other transaction expenses, in connection with the sale of the 2017 Units.

We are currently in the process of winding down our operations, disposing of our remaining assets, and resolving our outstanding debts. Our liquidity is dependent on our ability to manage all elements in this process in a manner favorable to us. As we wind down our operations, we continue to consider possible transactions pursuant to which we may sell our remaining assets, and/or effect a strategic transaction, such as a merger. If we are unable to effect one or more such transactions, we may be compelled to commence liquidation or bankruptcy proceedings.

As of the date of this filing, we do not have sufficient cash resources to continue to fund our operations and pay all of our outstanding creditors.

Previously, our business had been focused on the discovery of monoclonal antibodies and other novel biologics for use in the diagnosis and treatment of cancer, infectious and inflammatory diseases. We utilized a proprietary platform technology, exclusively licensed from the Massachusetts Institute of Technology, or MIT, that facilitates the rapid high resolution measurement of immune cell function within small tissue biopsy samples. As part of our ongoing wind down efforts that began in June 2017, we do not expect that our license agreement with MIT will continue.

In our lead antibody program, we characterized certain anti-PD-1 antibodies, or simply “PD-1 antibodies,” using patient biopsy samples, in an effort to identify next generation PD-1 antagonists with enhanced selectivity for the immune effector cells that carry out anti-tumor functions. We identified two antagonist PD-1 antibodies that inhibit PD-1 activity in different ways. The distinction is that one of the antibodies (ENUM 388D4) blocks binding of the ligand PD-L1 to PD-1, while the other antibody (ENUM 244C8) does not inhibit PD-L1 binding. However, both display activity in various biological assays. In addition to our PD-1 antibody program, we also conducted development activities related to antibody drug candidates for a number of other immunomodulatory protein targets, including TIM-3 and CD39.

To date, all of our revenue has resulted from payments from strategic partners and the National Cancer Institute, or NCI, and we have not received any revenue from the sale of products or services. As of June 30, 2017, we had total stockholders’ deficiency of $621,129, including an accumulated deficit of $31,415,379. As of June 30, 2017, we had cash and cash equivalents totaling $576,307, excluding restricted cash.

As mentioned above, on May 19, 2017 (the “Closing Date”), we received an aggregate of $668,000 in gross cash proceeds, before deducting placement agent fees and expenses, in connection with the sale of 668 of the 2017 Units in a closing of the 2017 Unit Offering. Each of the 2017 Units consists of (i) a 12% Senior Secured Promissory Note (the “2017 Notes”), with a face value of $1,150, and (ii) a warrant (the “Investor Warrant”) to purchase 11,500 shares of our common stock, exercisable until five years after the date of the closing, at an exercise price of $0.10 per share (subject to adjustment in certain circumstances). Interest on the 2017 Notes is payable on the face value of the 2017 Notes at the rate of 12% per annum, which is cumulative and due and payable in shares of our common stock (the “Interest Shares”) on the applicable conversion date, or in cash in the case of a redemption of the 2017 Notes by us (each as further described below). The 2017 Notes have a stated maturity date of 12 months from the Closing Date. The 2017 Notes will rank senior to all of our existing indebtedness, except as otherwise set forth in the 2017 Notes.

In the event of any liquidation, dissolution or winding up of our company, the Holders will be entitled to receive, out of assets available therefor, an amount equal to 124% of the outstanding principal amount of the 2017 Notes, together with accrued and unpaid interest due thereon. In the event of a sale of our company during the term of the 2017 Notes, at the closing of such sale, at the option of each Holder, a Holder will be entitled to receive an amount equal to 200% of the outstanding principal amount of the 2017 Notes, together with accrued and unpaid interest due thereon; provided, that such amount will be paid in either cash or securities of the acquiring entity at such acquiring entity’s discretion.

The 2017 Notes are convertible at the option of the Holder, in whole or in part, into shares of our common stock (the “Conversion Shares” and together with the Interest Shares, the “Repayment Shares”) at any time after the earlier of (i) the date a registration statement registering the Repayment Shares is declared effective by the SEC or (ii) six months after the date of the initial closing of the 2017 Unit Offering. If no conversion has taken place within twelve months after the Closing Date, the 2017 Notes, together with accrued and unpaid interest thereon, will automatically convert into Repayment Shares.

The conversion price per share of common stock in either event listed above is the lesser of (i) $0.10 per share (subject to adjustment in certain circumstances), or (ii) 75% of the volume weighted average price of our common stock during 10 consecutive trading days ending on the trading day immediately prior to the conversion date, subject to a floor of $0.03 per share (the floor is subject to “full ratchet” adjustment in certain circumstances if we issue common stock, or common stock equivalents, at a price below $0.03 per share of our common stock, and a proportionate adjustment in certain other circumstances).

The 2017 Notes provide that the outstanding principal amount of the 2017 Notes, together with accrued and unpaid interest due thereon, will convert automatically into shares of our common stock on the date on which we complete and close an offering involving the sale of at least $5,000,000 of equity securities or securities convertible into or exercisable for equity securities by us (a “Qualified Financing”). At the closing of a Qualified Financing, all outstanding principal and accrued interest then due on the 2017 Notes shall automatically be converted into a number of shares of our common stock based upon a 25% discount to the lesser of (i) the lowest price at which common stock is sold in the Qualified Financing, or (ii) the lowest price at which securities sold in the Qualified Financing can be exercised for or converted into our common stock.

Our obligations under the 2017 Notes are secured, pursuant to the terms of an intellectual property security agreement (the “Security Agreement”), dated as of the Closing Date, among the Grantors (as defined below), the Holders and the collateral agent for the Holders named therein, by a first priority security interest in all now owned or hereafter acquired intellectual property of both us and Enumeral Biomedical Corp., our wholly-owned subsidiary (the “Subsidiary” and together with Enumeral Biomedical Holdings, Inc., the “Grantors”), except to the extent such intellectual property cannot be assigned or the creation of a security interest would be prohibited by applicable law or contract.

Pursuant to the terms of a placement agency agreement (the “Placement Agency Agreement”), dated as of May 12, 2017, between us and the placement agents for the 2017 Unit Offering (the “Placement Agents”), the Placement Agents are paid a commission equal to ten percent (10%) of the gross proceeds at each closing of the 2017 Unit Offering (the “Placement Agent Cash Fee”). The Placement Agency Agreement also provides that the Placement Agents, or their designees, will receive five-year warrants (the “2017 Placement Agent Warrants”) to purchase a number of shares of our common stock at an exercise price of $0.05 per share equal to 10% of the number of Conversion Shares issuable upon conversion of the 2017 Notes issues at each closing of the 2017 Unit Offering, based on a conversion price of $0.10 per share. In accordance with the terms of the Placement Agency Agreement, on the Closing Date we issued 2017 Placement Agent Warrants to purchase an aggregate of 768,200 shares of our common stock on the terms set forth above to the Placement Agents.

The Placement Agency Agreement also provides that if, within 12 months of the Closing Date, we complete a financing or similar transaction (a “Subsequent Financing”) with a party introduced to us by the Placement Agents in connection with the 2017 Unit Offering, and a Placement Agent does not participate in such financing or similar transaction, the Placement Agent shall be entitled to receive a Placement Agent Cash Fee and 2017 Placement Agent Warrants for such Subsequent Financing in the same manner as calculated for the 2017 Unit Offering.

Results of Operations

Three months ended June 30, 2017 as compared to three months ended June 30, 2016

	Three Months Ended June 30,		Increase
	2017	2016	(Decrease)
Revenue:
Collaboration and license revenue	$100,000	$1,336,466	$(1,236,466)
Grant revenue	89,741	162,506	(72,765)
Total revenue	189,741	1,498,972	(1,309,231)
Cost of revenue and expenses:
Research and development	883,338	1,240,801	(357,463)
General and administrative	609,378	1,745,204	(1,135,826)
Wind down expenses	1,055,246	—	1,055,246
Total cost of revenue and expenses	2,547,962	2,986,005	(438,043)
Loss from operations	(2,358,221)	(1,487,033)	(871,188)
Other income (expense):
Interest expense, net	(780,373)	(4,623)	(775,750)
Change in fair value of derivative liabilities	—	144,099	(144,099)
Total other income (expense), net	(780,373)	139,476	(919,849)
Net loss	$(3,138,594)	$(1,347,557)	$(1,791,037)

Collaboration and license revenue. Collaboration and license revenue decreased by $1,236,466, or 93%, to $100,000 for the three months ended June 30, 2017, as compared to $1,336,466 for the three months ended June 30, 2016. This decrease in collaboration and license revenue is attributable to our license agreement with Pieris Pharmaceuticals and our collaboration agreement with Merck. As a result of our determinations in June 2017 to terminate our research and development function and sell our laboratory equipment, as well as to wind down our remaining operations, we do not expect to conduct any further activities pursuant to our study agreement with Merck. Consequently, we do not expect to recognize any additional revenue with respect to the Merck agreement.

Grant revenue. Grant revenue decreased by $72,765, or 45%, to $89,741 for the three months ended June 30, 2017, as compared to $162,506 for the three months ended June 30, 2016. This decrease is attributable to our Phase II Small Business Innovation Research agreement with the NCI which expired per the terms of the agreement in March 2017.

Research and development expenses. Research and development expenses decreased by $357,463, or 29%, to $883,338 for the three months ended June 30, 2017, as compared to $1,240,801 for the three months ended June 30, 2016. This decrease is primarily attributable to a decrease in payroll and personnel expenses of $163,553 as a result of lower headcount, a decrease in royalties owed to MIT of $90,000, a decrease in stock-based compensation expense of $65,121 resulting from options granted to purchase our common stock during the three months ended March 31, 2016, and a decrease in depreciation expense of $63,775. All stock-based compensation expense for the options granted during the three months ended March 31, 2016 was recognized during the six months ended June 30, 2016. As a result of our determinations in June 2017 to terminate our research and development function and sell our laboratory equipment, as well as to wind down our remaining operations and dispose of our remaining assets, we do not expect to incur significant research and development expenses in the future.

General and administrative expenses. General and administrative expenses decreased by $1,135,826, or 65%, to $609,378 for the three months ended June 30, 2017, as compared to $1,745,204 for the three months ended June 30, 2016. This decrease is primarily attributable to a decrease in payroll and personnel expenses of $633,860 as a result of lower headcount, a decrease in professional fees of $292,613, and a decrease in stock-based compensation expense of $111,333 resulting from options granted to purchase our common stock during the three months ended March 31, 2016. All stock-based compensation expense for the options granted during the three months ended March 31, 2016 was recognized during the six months ended June 30, 2016. As a result of our determination in June 2017 to wind down our remaining operations, we expect that our general and administrative expenses will continue to decrease in the future.

Interest expense, net. Interest expense, net increased by $775,750, to $780,373 for the three months ended June 30, 2017, as compared to $4,623 for the three months ended June 30, 2016. This increase is largely attributable to non-cash interest expense of $768,200 resulting from the accretion of the discount and other expenses associated with our 2017 Notes during the three months ended June 30, 2017.

Change in fair value of derivative liabilities. Change in fair value of derivative liabilities decreased by $144,099, or 100%, as no derivative liabilities were outstanding during the three months ended June 30, 2017. We recognized a change in fair value of derivative liabilities of $144,099 for the three months ended June 30, 2016. Our derivative liabilities were extinguished in conjunction with our offer to amend and exercise certain outstanding warrants, which we consummated in December 2016 (the “Warrant Tender Offer”).

Wind down expenses. Wind down expenses were $1,055,246 for the three months ended June 30, 2017. We recognized no wind down expenses for the three months ended June 30, 2016. In connection with our decision to wind down our remaining operations, we extinguished prepaid rent of $99,115 and restricted cash of $529,699, offset by the extinguishment of deferred rent of $67,109, which were all associated with our operating lease, during the three months ended June 30, 2017. In addition, we incurred a loss of $493,541, resulting primarily from the auction sale of our laboratory equipment and the buyout of our equipment lease during the three months ended June 30, 2017.

Net loss. Net loss increased $1,791,037, or 133%, to $3,138,594 for the three months ended June 30, 2017, as compared to $1,347,557 for the three months ended June 30, 2016. This increase was primarily due to a decrease in revenue of $1,309,231, an increase in wind down expenses of $1,055,246, an increase in interest expense, net of $775,750, and a decrease in the change in the fair value of derivative liabilities of $144,099, offset by a decrease in other operating expenses of $1,493,289.

Six months ended June 30, 2017 as compared to six months ended June 30, 2016

	Six Months Ended June 30,		Increase
	2017	2016	(Decrease)
Revenue:
Collaboration and license revenue	$100,000	$1,652,484	$(1,552,484)
Grant revenue	104,246	280,945	(176,699)
Total revenue	204,246	1,933,429	(1,729,183)
Cost of revenue and expenses:
Research and development	2,029,453	2,710,844	(681,391)
General and administrative	1,479,176	2,939,538	(1,460,362)
Wind down expenses	1,055,246	—	1,055,246
Total cost of revenue and expenses	4,563,875	5,650,382	(1,086,507)
Loss from operations	(4,359,629)	(3,716,953)	(642,676)
Other income (expense):
Interest expense, net	(782,267)	(8,190)	(774,077)
Warrant expense	(8,276)	—	(8,276)
Change in fair value of derivative liabilities	—	822,534	(822,534)
Total other income (expense), net	(790,543)	814,344	(1,604,887)
Net loss	$(5,150,172)	$(2,902,609)	$(2,247,563)

Collaboration and license revenue. Collaboration and license revenue decreased by $1,552,484, or 94%, to $100,000 for the six months ended June 30, 2017, as compared to $1,652,484 for the six months ended June 30, 2016. This decrease in collaboration and license revenue is attributable to our license agreement with Pieris Pharmaceuticals and our collaboration agreement with Merck. As a result of our determinations in June 2017 to terminate our research and development function and sell our laboratory equipment, as well as to wind down our remaining operations, we do not expect to conduct any further activities pursuant to our study agreement with Merck. Consequently, we do not expect to recognize any additional revenue with respect to the Merck agreement.

Grant revenue. Grant revenue decreased by $176,699, or 63%, to $104,246 for the six months ended June 30, 2017, as compared to $280,945 for the six months ended June 30, 2016. This decrease is attributable to our Phase II Small Business Innovation Research agreement with the NCI which expired per the terms of the agreement in March 2017.

Research and development expenses. Research and development expenses decreased by $681,391, or 25%, to $2,029,453 for the six months ended June 30, 2017, as compared to $2,710,844 for the six months ended June 30, 2016. This decrease is primarily attributable to a decrease in payroll and personnel expenses of $431,917 as a result of lower headcount, a decrease in depreciation expense of $134,611 and a decrease in stock-based compensation expense of $159,689 resulting from options granted to purchase our common stock during the six months ended June 30, 2016. All stock-based compensation expense for the options granted during the six months ended June 30, 2016 was recognized during the six months ended June 30, 2016. As a result of our determinations in June 2017 to terminate our research and development function and sell our laboratory equipment, as well as to wind down our remaining operations and dispose of our remaining assets, we do not expect to incur significant research and development expenses in the future.

General and administrative expenses. General and administrative expenses decreased by $1,460,362, or 50%, to $1,479,176 for the six months ended June 30, 2017, as compared to $2,939,538 for the six months ended June 30, 2016. This decrease is primarily attributable to a decrease in payroll and personnel expenses of $817,316 as a result of lower headcount, a decrease in stock-based compensation expense of $291,148 resulting from options granted to purchase our common stock during the six months ended June 30, 2016, and a decrease in professional services of $200,727. All stock-based compensation expense for the options granted during the six months ended June 30, 2016 was recognized during the six months ended June 30, 2016. As a result of our determination in June 2017 to wind down our remaining operations, we expect that our general and administrative expenses will continue to decrease in the future.

Interest expense, net. Interest expense, net increased by $774,077, to $782,267 for the six months ended June 30, 2017, as compared to $8,190 for the six months ended June 30, 2016. This change is largely attributable to non-cash interest expense of $768,200 resulting from the accretion of the discount and other expenses associated with our 2017 Notes during the six months ended June 30, 2017.

Warrant expense. Warrant expense was $8,276 for the six months ended June 30, 2017. There was no warrant expense recorded during the six months ended June 30, 2016. Warrant expense for the six months ended June 30, 2017 is the result of a modification of the exercise price of the 2016 Placement Agent Warrants from $0.125 to $0.0625 which occurred in March 2017.

Change in fair value of derivative liabilities. Change in fair value of derivative liabilities decreased by $822,534, or 100%, as no derivative liabilities were outstanding during the six months ended June 30, 2017. We recognized a change in fair value of derivative liabilities of $822,534 for the six months ended June 30, 2016. Our derivative liabilities were extinguished in December 2016 as part of the Warrant Tender Offer.

Wind down expenses. Wind down expenses were $1,055,246 for the six months ended June 30, 2017. We recognized no wind down expenses for the six months ended June 30, 2016. In connection with our decision to wind down our remaining operations, we extinguished prepaid rent of $99,115 and restricted cash of $529,699, offset by the extinguishment of deferred rent of $67,109, which were all associated with our operating lease, during the six months ended June 30, 2017. In addition, we incurred a loss of $493,541, resulting primarily from the auction sale of our laboratory equipment and the buyout of our equipment lease during the six months ended June 30, 2017.

Net loss. Net loss increased $2,247,563, or 77%, to $5,150,172 for the six months ended June 30, 2017, as compared to $2,902,609 for the six months ended June 30, 2016. This increase was primarily due to a decrease in revenue of $1,729,183, an increase in wind down expenses of $1,055,246, a decrease in the change in the fair value of derivative liabilities of $822,534, and an increase in interest expense, net of $774,077, offset by a decrease in other operating expenses of $2,141,753.

As of June 30, 2017, we had accumulated losses of $31,415,379 since inception and, therefore, have not paid any federal income taxes. Realization of deferred tax assets is dependent on future earnings, if any, the timing and amount of which are uncertain. Accordingly, valuation allowances in amounts equal to the deferred tax assets have been established to reflect these uncertainties. Utilization of the deferred tax asset, consisting of net operating loss and research and development credit carryforwards, may be subject to a substantial annual limitation under Section 382 of the Internal Revenue Code of 1986 due to ownership change limitations that have occurred previously or that could occur in the future. These ownership changes may limit the amount of net operating loss and research and development credit carryforwards that can be utilized annually to offset future taxable income and tax, respectively.

Liquidity and Capital Resources

We have financed our operations since inception primarily through equity financings of both preferred and common stock, venture debt, and revenues from corporate collaborations and our contracts with NCI. We have raised gross proceeds of approximately $40 million, consisting of: (i) a $3.2 million Series A Preferred Stock financing completed in early 2011; (ii) a $2.7 million Series A-1 Preferred Stock financing completed in mid-2012; (iii) a $2.7 million Series A-2 Preferred Stock financing completed in mid-2013; (iv) a $2.0 million Series B Preferred Stock financing in April 2014; (v) a $750,000 bridge note financing in the first half of 2014; (vi) $21.5 million in the PPO in July 2014; (vii) a $3.0 million 12% Senior Note financing in July 2016; (viii) a $3.4 million Warrant Tender Offer in December 2016; and (ix) a $668,000 2017 Unit Offering in May 2017. The securities issued in the above financing rounds prior to the PPO were converted into Enumeral Biomedical common stock in the Merger.

The unaudited condensed consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States which contemplate our continuation as a going concern. As of June 30, 2017, we had an accumulated deficit of $31,415,379 and have experienced negative cash flows from operations since inception.

We are currently in the process of winding down our operations, disposing of our remaining assets, and resolving our outstanding debts. Our liquidity is dependent on our ability to manage all elements in this process in a manner favorable to us. As we wind down our operations, we continue to consider possible transactions pursuant to which we may sell our remaining assets, and/or effect a strategic transaction, such as a merger. If we are unable to effect one or more such transactions, we may be compelled to commence liquidation or bankruptcy proceedings. As of June 30, 2017, we had cash and cash equivalents totaling $576,307, excluding restricted cash. As of the date of this filing, we do not have sufficient cash resources to continue to fund our operations and pay all of our outstanding creditors. The unaudited condensed consolidated financial statements do not include any adjustments related to the recovery and classification of asset carrying amounts or the amount and classification of liabilities that might result should we be unable to continue as a going concern.

Cash Flows

The following table summarizes our uses of cash for the six months ended June 30, 2017 and 2016, respectively:

	Six Months Ended, June 30,		Increase
	2017	2016	(Decrease)

Net cash used in operating activities	$(2,800,924)	$(2,343,570)	$(457,354)
Net cash used in investing activities	(29,491)	—	(29,491)
Net cash provided by (used in) financing activities	244,322	(118,873)	363,195
Net decrease in cash and cash equivalents	$(2,586,093)	$(2,462,443)	$(123,650)

The change in net decrease in cash and cash equivalents for the six months ended June 30, 2017 as compared to the six months ended June 30, 2016 was $123,650, representing the aggregate of (i) an increase in net cash used in operating activities of $457,354, (ii) an increase in net cash used in investing activities of $29,491 and (iii) a change of in net cash provided by (used in) financing activities of $363,195.

Operating Activities

Net cash used in operating activities was $2,800,924 for the six months ended June 30, 2017, which consisted primarily of a net loss of $5,150,172, adjusted for non-cash items including accretion of debt discount and issuance costs of $768,200, loss on disposal of fixed assets of $493,541, depreciation and amortization of $219,389, stock-based compensation of $151,486, and a net decrease in operating assets and liabilities of $697,700.

Net cash used in operating activities was $2,343,570 for the six months ended June 30, 2016, which consisted primarily of a net loss of $2,902,609, adjusted for non-cash items including the change in the fair value of the derivative liabilities of $822,534, stock-based compensation of $602,322, depreciation and amortization of $354,000, and a net decrease in operating assets and liabilities of $425,251.

Investing Activities

Net cash used in investing activities was $29,491 for the six months ended June 30, 2017. Net cash used in investing activities for the six months ended June 30, 2017 consisted of purchases of equipment of $29,491.

There was no net cash used in investing activities for the six months ended June 30, 2016.

Financing Activities

Net cash provided by financing activities was $244,322 for the six months ended June 30, 2017. Net cash provided by financing activities for the six months ended June 30, 2017 consisted of issuance of promissory notes of $461,367, offset by payments on the equipment lease financing of $217,045.

Net cash used in financing activities was $118,873 for the six months ended June 30, 2016, which consisted of payments on the equipment lease financing.

Critical Accounting Policies, Estimates, and Judgments

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). Any reference to applicable guidance is meant to refer to the authoritative United States generally accepted accounting principles as found in the Accounting Standards Codifications and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the unaudited condensed consolidated financial statements and accompanying notes. On an ongoing basis, our management evaluates its estimates, which include, but are not limited to, estimates related to accruals, stock-based compensation expense, warrants to purchase securities, and reported amounts of revenues and expenses during the reported period. We base our estimates on historical experience and other market-specific or other relevant assumptions that we believe to be reasonable under the circumstances. Actual results may differ from those estimates or assumptions. There have been no material changes to our critical accounting policies and estimates as compared to the critical accounting policies and estimates described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC on March 28, 2017.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). ASU No. 2014-09 provides for a single comprehensive model for use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance. The accounting standard is effective for interim and annual periods beginning after December 15, 2016 with no early adoption permitted. In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which deferred the effective date of ASU No. 2014-09 to annual periods beginning after December 15, 2017, along with an option to permit early adoption as of the original effective date. In April 2016, the FASB issued ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. The ASU clarifies the following two aspects of Topic 606: (a) identifying performance obligations; and (b) the licensing implementation guidance. The ASU does not change the core principle of the guidance in Topic 606. In May 2016, the FASB issued ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients, related to disclosures of remaining performance obligations, as well as other amendments to guidance on collectability, non-cash consideration and the presentation of sales and other similar taxes collected from customers. We are required to adopt the amendments in ASU No. 2014-09 using one of two acceptable methods. The new revenue standard allows for either full retrospective or modified retrospective application. We anticipate using the modified retrospective approach to implement this standard. The effective date and transition requirements for the ASUs are the same as the effective date and transition requirements in Topic 606. Public entities should apply the ASUs for annual reporting periods beginning after December 15, 2017, including interim reporting periods therein (i.e., January 1, 2018, for a calendar year entity). Early application for public entities is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. We do not expect to record a material adjustment upon adoption as our current contracts with customers will be completed prior to adoption of the new standard using the modified retrospective application, which requires a cumulative effect of initially applying the standard to opening accumulated deficit as of January 1, 2018. We do anticipate changes in our revenue recognition policies for any revenue generating contracts we may enter into in the future.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). ASU No. 2016-02 is effective for annual periods beginning after December 15, 2018, and requires a lessee to recognize assets and liabilities for leases with a maximum possible term of more than 12 months. A lessee would recognize a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the leased asset (the underlying asset) for the lease term. Early application is permitted. We are currently evaluating the impact the adoption of the accounting standard will have on our unaudited condensed consolidated financial statements.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. ASU 2016-18 requires entities to reconcile and explain the period-over-period change in total cash, cash equivalents and restricted cash within its statements of cash flows. ASU 2016-18 is effective for fiscal years, and interim periods within, beginning after December 15, 2017. Early adoption is permitted. A reporting entity must apply the amendments in ASU 2016-18 using a full retrospective approach. We are currently evaluating the impact the adoption of the ASU will have on our unaudited condensed consolidated financial statements.

In July 2017, the FASB issued ASU No. 2017-11, Earnings per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception. The amendments in Part I of ASU 2017-11 change the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features. When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. The amendments also clarify existing disclosure requirements for equity-classified instruments. As a result, a freestanding equity-linked financial instrument (or embedded conversion option) no longer would be accounted for as a derivative liability at fair value as a result of the existence of a down round feature. For freestanding equity classified financial instruments, the amendments require entities that present earnings per share (EPS) in accordance with Topic 260 to recognize the effect of the down round feature when it is triggered. That effect is treated as a dividend and as a reduction of income available to common shareholders in basic EPS. Convertible instruments with embedded conversion options that have down round features are now subject to the specialized guidance for contingent beneficial conversion features (in Subtopic 470-20, Debt—Debt with Conversion and Other Options), including related EPS guidance (in Topic 260). The amendments in Part II of ASU 2017-11 recharacterize the indefinite deferral of certain provisions of Topic 480 that now are presented as pending content in the Codification, to a scope exception. Those amendments do not have an accounting effect. For public entities, the amendments in Part I of ASU 2017-11 are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019, with early adoption permitted. We do not believe that the adoption of ASU 2017-11 will have a material impact on our unaudited condensed consolidated financial statements.

Accounting standards that have been issued by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on our unaudited condensed consolidated financial statements upon adoption.

Off-Balance Sheet Arrangements

We did not engage in any “off-balance sheet arrangements” (as that term is defined in Item 303(a)(4)(ii) of Regulation S-K) as of June 30, 2017.

ITEM 3.            QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are exposed to market risk related to changes in interest rates. As of June 30, 2017 and December 31, 2016, we had cash and cash equivalents of $576,307 and $3,162,400, respectively, consisting primarily of money market funds. The investments in these financial instruments are made in accordance with an investment policy approved by our board of directors, which specifies the categories, allocations and ratings of securities we may consider for investment. The primary objective of our investment activities is to preserve principal while at the same time maximizing the income we receive without significantly increasing risk. Some of the financial instruments in which we invest could be subject to market risk. This means that a change in prevailing interest rates may cause the value of the instruments to fluctuate. For example, if we purchase a security that was issued with a fixed interest rate and the prevailing interest rate later rises, the value of that security will probably decline. To minimize this risk, we intend to maintain a portfolio that may include cash, cash equivalents and investment securities available-for-sale in a variety of securities, which may include money market funds, government and non-government debt securities and commercial paper, all with various maturity dates. Based on our current investment portfolio, we do not believe that our results of operations or our financial position would be materially affected by an immediate change of 10% in interest rates.

We do not hold or issue derivatives, derivative commodity instruments or other financial instruments for speculative trading purposes. Further, we do not believe our cash equivalents and investment securities have significant risk of default or illiquidity. We made this determination based on discussions with our investment advisors and a review of our holdings. Although we believe our cash equivalents and investment securities do not contain excessive risk, we cannot provide absolute assurance that in the future our investments will not be subject to adverse changes in market value. All of our investments are recorded at fair value.

 ITEM 4.          CONTROLS AND PROCEDURES

(a) Disclosure Controls and Procedures

Our Interim Chief Executive Officer and President, Vice President of Finance, Chief Accounting Officer and Treasurer, Kevin G. Sarney (our principal executive officer and principal financial officer), has concluded that our disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e) and 15d-15(e)) were not effective as of June 30, 2017. The determination that our disclosure controls and procedures were not effective as of June 30, 2017 is a result of insufficient segregation of duties due to the limited size of our staff and budget.

One June 29, 2017, Wael Fayad resigned as our Chief Executive Officer and President. Our board of directors appointed Kevin G. Sarney to serve as Interim Chief Executive Officer and President, in addition to Mr. Sarney’s existing duties as Vice President of Finance, Chief Accounting Officer and Treasurer. Consequently, Mr. Sarney now serves as both our principal executive officer and our principal financial officer.

In designing and evaluating the disclosure controls and procedures, our management recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurances of achieving the desired control objectives, and management necessarily was required to apply its judgment in designing and evaluating the controls and procedures. On an on-going basis, we review and document our disclosure controls and procedures and our internal control over financial reporting and we may from time to time make changes aimed at enhancing their effectiveness and to ensure that our systems evolve with our business.

(b) Changes in Internal Control over Financial Reporting

Except as described in Item 4(a) above, there was no change in our internal control over financial reporting (as defined in Rules 13a-15(f) and Rule 15d-15(f) of the Exchange Act) that occurred during the fiscal quarter ended June 30, 2017 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

PART II-OTHER INFORMATION

ITEM 1.            LEGAL PROCEEDINGS

None.

ITEM 1A.         RISK FACTORS

We operate in a rapidly changing environment that involves a number of risks, some of which are beyond our control. In addition to the additional risk factor set forth below and other information set forth in this report, you should carefully consider the factors discussed in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 28, 2017, which could have a material effect on our business, results of operations, financial condition and/or liquidity and that could cause operating results to vary significantly from period to period. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition or operating results.

We have determined to wind down our operations, dispose of our assets, and seek to resolve our outstanding debts. Consequently, we may not be able to continue as a going concern, and we may be compelled to commence liquidation or bankruptcy proceedings.

On June 29, 2017, our board of directors, having evaluated and pursued a range of potential strategic transactions, and other alternatives for the sale or disposition of our assets on a going concern basis, determined that it is in the best interests of our stockholders and creditors to wind down our remaining operations and effect an orderly disposition of our remaining assets.

In June 2017, we reduced headcount and eliminated our research and development function. In addition, we have sold all of the equipment related to our research and development activities. We are currently in the process of winding down our operations, disposing of our remaining assets, and resolving our outstanding debts. Our liquidity is dependent on our ability to manage all elements in this process in a manner favorable to us. In addition, we expect that certain of our existing corporate relationships, such as our license agreement with the Massachusetts Institute of Technology, will cease as part of our ongoing wind down of operations.

As of the date of this filing, we do not have sufficient cash resources to continue to fund our operations and pay all of our outstanding creditors. Consequently, we may not be able to continue as a going concern. As we wind down our operations, we continue to consider possible transactions pursuant to which we may sell our remaining assets and/or effect a strategic transaction, such as a merger. If we are unable to effect one or more such transactions, we may be required to commence liquidation or bankruptcy proceedings.

ITEM 2.         UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

On May 19, 2017 (the “Closing Date”), the Company entered into a Subscription Agreement (the “Subscription Agreement”) with certain accredited investors, pursuant to which these investors (the “Holders”) purchased 668 Units (the “2017 Units”) of the Company’s securities, at a purchase price of $1,000 per Unit (the “2017 Unit Offering”). Each of the 2017 Units consists of (i) a 12% Senior Secured Promissory Note (the “2017 Notes”), with a face value of $1,150, and (ii) a warrant (the “Investor Warrant”) to purchase 11,500 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), exercisable until five years after the date of the closing, at an exercise price of $0.10 per share (subject to adjustment in certain circumstances). The Company recorded $461,367 in net proceeds, after deducting placement agent expenses and legal fees, in connection with the sale of the 2017 Units.

Interest on the 2017 Notes is payable on the face value of the 2017 Notes at the rate of 12% per annum, which is cumulative and due and payable in shares of the Company’s common stock (the “Interest Shares”). The 2017 Notes have a stated maturity date of 12 months from the Closing Date. The 2017 Notes will rank senior to all existing indebtedness of the Company, except as otherwise set forth in the 2017 Notes.

In the event of any liquidation, dissolution or winding up of the Company, the Holders will be entitled to receive, out of assets available therefor, an amount equal to 124% of the outstanding principal amount of the 2017 Notes, together with accrued and unpaid interest due thereon. In the event of a sale of the Company during the term of the 2017 Notes, at the closing of such sale, at the option of each Holder, the Holders will be entitled to receive an amount equal to 200% of the outstanding principal amount of the 2017 Notes and the associated accrued and unpaid interest due thereon; provided, that such amount will be paid in either cash or securities of the acquiring entity at such acquiring entity’s discretion.

The 2017 Notes are convertible at the option of the Holders, in whole or in part, into shares of Common Stock (the “Conversion Shares” and together with the Interest Shares, the “Repayment Shares”) at any time after the earlier of (i) the date a registration statement registering the Repayment Shares is declared effective by the SEC or (ii) six months after the date of the initial closing of the 2017 Unit Offering. If no conversion has taken place within 12 months after the Closing Date the 2017 Notes, together with accrued and unpaid interest thereon, will automatically convert into the Repayment Shares.

The conversion price per share of Common Stock in either event listed above is the lesser of (i) $0.10 per share (subject to adjustment in certain circumstances), or (ii) 75% of the volume weighted average price of the Common Stock during 10 consecutive trading days ending on the trading day immediately prior to the conversion date, subject to a floor of $0.03 per share (which floor is subject to adjustment in certain circumstances if the Company issues Common Stock, or Common Stock equivalents, at a price below $0.03 per share of Common Stock, and to proportionate adjustment in certain other circumstances).

The 2017 Notes provide that the outstanding principal amount of the 2017 Notes, together with accrued and unpaid interest due thereon, will convert automatically into Common Stock on the date on which the Company completes and closes an offering involving the sale of at least $5,000,000 of equity securities or securities convertible into or exercisable for equity securities by the Company (a “Qualified Financing”). At the closing of a Qualified Financing, all outstanding principal and accrued interest then due on the 2017 Notes shall automatically be converted into a number of shares of Common Stock based upon a 25% discount to the lesser of (i) the lowest price at which Common Stock is sold in the Qualified Financing, or (ii) the lowest price at which securities sold in the Qualified Financing can be exercised for or converted into Common Stock.

The Company’s obligations under the 2017 Notes are secured, pursuant to the terms of an Intellectual Property Security Agreement (the “Security Agreement”), dated as of the Closing Date, among the Grantors (as defined below), the Holders and the collateral agent for the Holders named therein, by a first priority security interest in all now owned or hereafter acquired intellectual property of the Company and Enumeral Biomedical Corp., a wholly-owned subsidiary of the Company (the “Subsidiary” and together with the Company, the “Grantors”), except to the extent such intellectual property cannot be assigned or the creation of a security interest would be prohibited by applicable law or contract.

Pursuant to the terms of a Placement Agency Agreement (the “Placement Agency Agreement”), dated as of May 12, 2017, between the Company and the placement agents for the 2017 Unit Offering (the “Placement Agents”), the Placement Agents are paid a commission equal to ten percent (10%) of the gross proceeds at each closing of the 2017 Unit Offering (the “Placement Agent Cash Fee”). The Placement Agency Agreement also provides that the Placement Agents, or their designees, will receive five-year warrants (the “2017 Placement Agent Warrants”) to purchase a number of shares of Common Stock at an exercise price of $0.05 per share equal to 10% of the number of Conversion Shares issuable upon conversion of the 2017 Notes issued at each closing of the 2017 Unit Offering, based on a conversion price of $0.10 per share. In accordance with the terms of the Placement Agency Agreement, on the Closing Date the Company issued 2017 Placement Agent Warrants to purchase an aggregate of 768,200 shares of Common Stock on the terms set forth above to the Placement Agents.

The Placement Agency Agreement also provides that if, within 12 months of the first closing of the 2017 Unit Offering, the Company completes a financing or similar transaction (a “Subsequent Financing”) with a party introduced to the Company by the Placement Agents in connection with the 2017 Unit Offering, and a Placement Agent does not participate in such financing or similar transaction, the Placement Agent shall be entitled to receive a Placement Agent Cash Fee and 2017 Placement Agent Warrants for such Subsequent Financing in the same manner as calculated for the 2017 Unit Offering.

ITEM 3.         DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4.         MINE SAFETY DISCLOSURES

Not applicable.

ITEM 5.         OTHER INFORMATION

None.

ITEM 6.         EXHIBITS

We are filing as part of this Report the Exhibits listed in the Exhibit Index following the signature page to this Report.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENUMERAL BIOMEDICAL HOLDINGS, INC.

August 14, 2017	By:	/s/ Kevin G. Sarney
Kevin G. Sarney
Interim Chief Executive Officer and President, Vice President of Finance, Chief Accounting Officer and Treasurer
(Principal Executive Officer and Principal Financial Officer)

Exhibit Index

Exhibit No.	Description

4.1*	Form of 12% Senior Convertible Secured Promissory Note issued by Enumeral Biomedical Holdings, Inc. in May 19, 2017 Unit Offering.

10.1*	Placement Agency Agreement, dated as of May 12, 2017, by and between Enumeral Biomedical Holdings, Inc., Katalyst Securities LLC and GP Nurmenkari Inc., as amended.

10.2*	Form of Subscription Agreement entered into between Enumeral Biomedical Holdings, Inc. and Investors in the May 19, 2017 Unit Offering.
10.3*	Escrow Agreement, dated as of May 9, 2017, by and among Enumeral Biomedical Holdings, Inc., Katalyst Securities LLC, GP Nurmenkari Inc., and Delaware Trust Company.
10.4*

Form of Registration Rights Agreement, dated as of May 19, 2017, by and among Enumeral Biomedical Holdings, Inc., Investors in the May 19, 2017 Unit Offering, Katalyst Securities LLC, and GP Nurmenkari Inc.

10.5*

Intellectual Property Security Agreement, dated as of May 19, 2017, by and among Enumeral Biomedical Holdings, Inc., Enumeral Biomedical Corp., the Buyers named therein, and Intuitive Venture Partners, LLC, in its capacity as the Collateral Agent.

10.6*	Form of Investor Warrant issued by Enumeral Biomedical Holdings, Inc. in May 19, 2017 Unit Offering.
10.7*	Form of Placement Agent Warrant issued by Enumeral Biomedical Holdings, Inc. in connection with May 19, 2017 Unit Offering
10.8*§	Amendment No. 2 to Study Agreement, dated as of May 31, 2017, between Enumeral Biomedical Holdings, Inc. and Merck Sharp & Dohme Corp.
10.9†

Amendment No. 1 to Letter Agreement, dated as of June 9, 2017, between Arthur H. Tinkelenberg, Ph.D. and Enumeral Biomedical Holdings, Inc. (Incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K, as filed with the Securities and Exchange Commission on June 14, 2017 (File No. 000-55415)).

31.1*	Principal Executive Officer and Principal Financial Officer Certification required by Rule 13a-14(a) or Rule 15d-14(a) of the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1**	Principal Executive Officer and Principal Financial Officer Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

101.INS*	XBRL Instance Document

101.SCH*	XBRL Taxonomy Extension Schema Document

101.CAL*	XBRL Calculation Linkbase Document

101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB*	XBRL Label Linkbase Document

101.PRE*	XBRL Taxonomy Presentation Linkbase Document

§ †	Confidential treatment requested as to certain portions, which portions have been filed separately with the Securities and Exchange Commission. Management contract or compensatory plan or arrangement.
*	Filed herewith.
**	Furnished herewith.

Exhibit 4.1

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) IN COMPLIANCE WITH RULE 144 OR 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

12% SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

ENUMERAL BIOMEDICAL HOLDINGS, INC.

DUE May 18, 2018

Original Issue Date: May 19, 2017	US$

This 12% Senior Secured Convertible Promissory Note (the “Note”) is one of a series of duly authorized and issued promissory notes (the “Notes”) of ENUMERAL BIOMEDICAL HOLDINGS, INC., a Delaware Company (the “Company”), designated as its 12% Senior Secured Convertible Promissory Notes. This Note has been issued in accordance with exemptions from registration under the Securities Act pursuant to a Subscription Agreement dated May 19, 2017 (the “Subscription Agreement”) between the Company and the Holder (as defined below). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Subscription Agreement.

Article I.

Section 1.01      Principal and Interest.

(a)       FOR VALUE RECEIVED, the Company hereby promises to pay to the order of ____________________ (together with its/his/her permitted assigns, the “Holder”), in lawful money of the United States of America and in immediately available funds the principal sum of ________________ Dollars (US$_______) on May 18, 2018 (the “Maturity Date”).

(b)       The Company further promises to pay interest on the unpaid principal amount of this Note at a rate per annum equal to twelve percent (12%) which shall be cumulative and shall be payable in shares of the Company’s common stock (the “Common Stock”) on the Conversion Date (as defined below) or in cash on their Redemption Date (as defined below). Interest shall accrue from the Original Issue Date through the date of conversion or redemption as applicable.

(c)       From and after the occurrence of an Event of Default (as defined herein), the interest rate shall be increased to fifteen percent (15%) per annum. In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided, however, that the interest, as calculated at such increased rate during the continuance of such Event of Default, shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default.

Section 1.02      Definitions. For purposes of this Note, the following terms shall have the following meanings.

(a)       “Bloomberg” means Bloomberg LP.

(b)       “National Securities Exchange” means the following markets or exchanges on which the Common Stock may be listed or quoted for trading on the date in question: the NYSE MKT, LLC, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange.

(c)       “Majority Holders” means the holders of Notes representing more than 50% of the aggregate principal amount of the Notes then outstanding.

(d)       “Trading Day” means a day on which the New York Stock Exchange is open for business.

(e)       “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a National Securities Exchange, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the trading market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. New York City time to 4:00 p.m. New York City time); (b) if the Common Stock is quoted on any one or more of the OTC Bulletin Board, or the other OTC markets, including the OTCQX, OTCQB and OTC Pink Markets or in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the volume weighted average price of the Common Stock for such date on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported on the OTC markets, including the OTCQX, OTCQB and OTC Pink markets, or in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the average of the highest closing bid and the lowest closing ask price for the Common Stock as reported by OTC Markets Group; (d) in the event that none of clauses (a), (b), and (c) are applicable, the fair market value for a share of Common Stock as mutually determined by the Company and the Majority Holders, or (e) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Majority Holders and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company; provided that in each case where Bloomberg data is being relied upon, Holder shall provide to the Company a copy of such information for the Company’s records.

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Section 1.03      Acceleration Following a Qualified Financing. The Maturity Date of this Note is subject to acceleration in the event that on or after the Original Issue Date, the Company completes and closes an offering in which the Company receives at least $5,000,000 in gross proceeds from the sale of Company equity securities or Company securities convertible into or exercisable for equity securities (a “Qualified Financing”).

At the closing of a Qualified Financing, all outstanding principal and accrued interest then due on this Note shall automatically, without payment of additional consideration by the Holder, and without any notice to the Holder, be converted into a number of fully paid and non-assessable shares of Common Stock based upon a 25% discount to the lesser of (i) the lowest price at which Common Stock is sold in the Qualified Financing, or (ii) the lowest price at which securities sold in the Qualified Financing can be exercised for or converted into Common Stock.

Section 1.04      Optional and Mandatory Conversions.

(a)       Optional Conversion. All outstanding principal and accrued interest then due on this Note shall be convertible at the option of the Holder, in whole or in part, at any time after the earlier of (i) six (6) months after the initial closing date of the Offering in which Notes were sold (the “Initial Issuance Date”), or (ii) the date on which a registration statement of the Company registering the Common Stock issuable upon conversion of the Note for resale under the Securities Act has first been declared effective by the SEC, without the payment of additional consideration by the Holder, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the outstanding principal amount of the Note plus accrued and unpaid interest due thereon by the Note Conversion Price (as defined below) in effect at the time of conversion.

(b)       Mandatory Conversion. All outstanding Note principal and accrued interest then due on the Note shall, on the date that is twelve (12) months following the initial closing date of the Offering in which Notes were sold, automatically, and without the payment of additional consideration by the Holder, and without any notice to the Holder, be converted into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the outstanding principal amount of the Note plus accrued and unpaid interest due thereon by the Note Conversion Price then in effect.

(c)       The “Note Conversion Price” per share of Common Stock shall be the lesser of (i) $0.10 (the “Note Fixed Conversion Price”), or (ii) 75% of the VWAP of the Common Stock for the ten consecutive Trading Days ending on the Trading Day immediately prior to the applicable Note Conversion Date (the “Pricing Period”) (the “Note Floating Conversion Price”), subject to a minimum Note Conversion Price of $0.03 (the “Note Floor Price”); provided, however, that the Note Conversion Price, the Note Floor Price and the rate at which Notes may be converted into shares of Common Stock, shall be subject to adjustment as provided in Section 6.01 below.

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(d)       Notice of Conversion. The Holder shall effect optional conversions by providing the Company with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”). Each Notice of Conversion shall specify the principal amount of Notes to be converted, the amount of accrued but unpaid interest to be converted which shall be the full amount of accrued interest payable with respect to the amount of principal being converted, and the Conversion Date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers by facsimile or such other method of delivery approved by the Company such Notice of Conversion to the Company. If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Company is deemed delivered hereunder. To effect the optional conversion of Notes, the Holder must surrender the Note(s) being converted. If less than the full principal amount of a surrendered Note is being converted, a replacement Note equal in principal amount to the non-converted portion of the surrendered Note shall be issued to the Holder.

(e)       Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors, or round-up to the next whole number of shares, at the Company’s option. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total amount of principal and accrued interest the Holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

(f)        Mechanics of Conversion.

i.       Issuance of Common Stock upon Conversion. Not later than five (5) Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall issue, or cause to be issued, to the converting Holder, the number of shares of Common Stock being acquired upon the conversion of Notes, in uncertificated book-entry form on the stock ledger of the Company’s Common Stock, and shall send to the registered holder of such shares of Common Stock any notice or statement required by the Delaware General Company Law. All Notes which shall have been converted as herein provided shall no longer be deemed to be outstanding and all rights with respect to such Notes shall immediately cease and terminate at the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor as provided herein, and to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided herein.

ii.       Obligation Absolute; Damages. The Company’s obligation to issue and deliver the Conversion Shares upon conversion of Notes in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other person of any obligation to the Company; provided, however, that such delivery shall not operate as a waiver by the Company of any such action that the Company may have against such Holder.

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(g)       Reservation of Shares Issuable upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Notes, free from preemptive rights or any other actual contingent purchase rights of persons other than Holders of Notes, not less than such aggregate number of shares of the Common Stock as shall be issuable upon the conversion of all outstanding Notes. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue in accordance with the terms herein, shall be duly authorized, validly issued, fully paid and nonassessable.

Section 1.05      Absolute Obligation/Ranking.

(a)       This Note is a direct debt obligation of the Company. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed.

(b)       This Note ranks pari passu with all other Notes now or hereafter issued pursuant to the Subscription Agreement. Except as expressly provided herein, or unless waived by the Majority Holders, this Note, and all other Notes now or hereafter issued pursuant to the Subscription Agreement, rank senior to all existing indebtedness of the Company, and will rank senior to all future indebtedness of the Company except for trade payables and accrued liabilities incurred in the ordinary course of business consistent with past practices. The Company presently has no outstanding debt instruments or notes other than the Notes and no third party consents to subordinate their outstanding debt are required.

Section 1.06      Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the Holder will be entitled to receive, pari passu with the other holders of Notes now or hereafter issued pursuant to the Subscription Agreement and in preference to the holders of the Company’s other outstanding securities, an amount equal to 124% of the principal amount of, and accrued and unpaid interest on, the Note (the “Note Liquidation Preference Payment”). If, upon such liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the amounts available to be distributed among the Holders of Notes shall be insufficient to permit payment to the Holders of Notes of an aggregate amount equal to the Note Liquidation Preference Payment, then the Holders of Notes shall share ratably in any distribution in proportion to the respective amounts which would otherwise be payable in respect of the Notes held by them upon such distribution if all amounts payable on or with respect to such Notes were paid in full.

Section 1.07      Sale Preference. In the event of a Sale (as defined below) of the Company during the term of this Note (including a merger (whether or not the Company is the surviving entity), acquisition, tender offer for a majority of the shares of the Company’s outstanding common stock), at the closing of such sale, at the option of Holder, Holder will be entitled to receive an amount equal to two times the principal amount of, and any accrued and unpaid interest then due on the Note; provided, however, that such sale preference amount shall be paid either in cash or in equivalent amount of securities of the acquiring entity at the acquiring entity’s discretion. For purposes of the foregoing, “Sale” shall mean, one or more related transactions involving the Company in which a party or a group of related parties acquire(s) (i) equity securities of the Company constituting more than 50% of all the shares of voting securities of the Company entitled to vote generally in the election of the board of directors of the Company, whether by merger, consolidation, sale or transfer of any or all of the Company’s outstanding capital stock, or (ii) all or substantially all of the Company’s assets determined on a consolidated basis.

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Section 1.08      Redemption. The Company may redeem this Note, in whole or in part, in cash, at a price equal to 115% of (i) the principal amount being redeemed; and (ii) the amount of accrued interest due on the principal amount being redeemed by providing the Holder with written notice not less than ten (10) days prior to the effective date of the redemption (the “Redemption Date”). Holder may exercise Holder’s optional conversion right and all other rights set forth in the Note prior to the Redemption Date.

Section 1.09      Different Denominations; Transfer.

(a)       This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration of transfer or exchange.

(b)      This Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, provided that the provisions of the Subscription Agreement are complied with in all respects; provided, further that this Note may not be transferred in increments of less than $25,000 without the prior written consent of the Company, which consent shall not be unreasonably withheld, unless the entire principal amount is being transferred.

Section 1.10      Reliance on Note Register. Prior to due presentment to the Company for permitted transfer or payment of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 1.11      Paying Agent and Registrar. Initially, the Company will act as paying agent and registrar. The Company may change any paying agent, registrar, or Company-registrar by giving the Holder not less than ten (10) business days’ written notice of its election to do so, specifying the name, address, telephone number and facsimile number of the paying agent or registrar. Upon an assignment of the Note to the Company, the Company may act as paying agent and registrar without regard to the notice provision provided above.

Section 1.12      Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Subscription Agreement and may be transferred or exchanged only in compliance with the Subscription Agreement and applicable federal and state securities laws and regulations.

Section 1.13      Security; Other Rights.

(a)       The obligations of the Company to the Holder under this Note shall be secured by a perfected first priority security interest in all now owned or hereafter acquired and owned intellectual property of the Company and its subsidiaries, pari passu with the other holders of Notes now or hereafter issued pursuant to and set forth in the Security Agreement dated May 19, 2017 (the “Security Agreement”) among the Company, the Holder and Intuitive Venture Partners, LLC, as Collateral Agent.

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(b)       In addition to the rights and remedies given it by this Note, the Security Agreement, the Registration Rights Agreement and the Subscription Agreement, the Holder shall have all those rights and remedies allowed by applicable laws. The rights and remedies of the Holder are cumulative and recourse to one or more right or remedy shall not constitute a waiver of the others.

Section 1.14      Registration. The Company has granted to the Holder registration rights with respect to any Common Stock issuable to Holder upon conversion of principal and interest on this Note as provided in the Subscription Agreement and Registration Rights Agreement.

Article II.

Section 2.01      Events of Default. Each of the following events shall constitute a default under this Note (each an “Event of Default”):

(a)       failure by the Company to pay any principal amount or interest when due hereunder within five (5) business days of the date such payment is due;

(b)      the Company or any subsidiary of the Company shall: (i) make a general assignment for the benefit of its creditors; (ii) apply for or consent to the appointment of a receiver, trustee, assignee, custodian, sequestrator, liquidator or similar official for itself or any of its assets and properties; (iii) commence a voluntary case for relief as a debtor under the United States Bankruptcy Code; (iv) file with or otherwise submit to any governmental authority any petition, answer or other document seeking: (A) reorganization, (B) an arrangement with creditors or (C) to take advantage of any other present or future applicable law respecting bankruptcy, reorganization, insolvency, readjustment of debts, relief of debtors, dissolution or liquidation; (v) file or otherwise submit any answer or other document admitting or failing to contest the material allegations of a petition or other document filed or otherwise submitted against it in any proceeding under any such applicable law, or (vi) be adjudicated a bankrupt or insolvent by a court of competent jurisdiction;

(c)       any case, proceeding or other action shall be commenced against the Company or any subsidiary of the Company for the purpose of effecting, or an order, judgment or decree shall be entered by any court of competent jurisdiction approving (in whole or in part) anything specified in Section 2.01(b) hereof, or any receiver, trustee, assignee, custodian, sequestrator, liquidator or other official shall be appointed with respect to the Company, or shall be appointed to take or shall otherwise acquire possession or control of all or a substantial part of the assets and properties of the Company, and any of the foregoing shall continue unstayed and in effect for any period of sixty (60) days;

(d)      any material breach by the Company of any of its material representations or warranties contained in this Note, the Subscription Agreement or the Security Agreement which is not cured within fifteen (15) days after receipt of written notice thereof;

(e)       any material default other than a payment default, whether in whole or in part, shall occur in the due observance or performance of any obligations or other covenants, terms or provisions to be performed by the Company under this Note which is not cured within fifteen (15) days after receipt of written notice thereof;

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The cure period referenced in (d) and (e) above shall not apply to Events of Default which are not capable of being cured and to negative covenants.

(f)       any event of default by the Company or any subsidiary under the Security Agreement shall have occurred and be continuing beyond all grace and/or cure periods, or the Security Agreement shall fail to remain in full force and effect prior to payment in full of all amounts payable under this Note or any action shall be taken by the Company to discontinue, amend, modify or limit the Security Agreement or assert the invalidity thereof prior to payment in full of all amounts payable under this Note; or

(g)      a default under any of the other Notes.

Section 2.02      If any Event of Default specified in Section 2.01(b) or Section 2.01(c) occurs, then the full principal amount of this Note, together with any other amounts owing in respect thereof, to the date of the Event of Default, shall become immediately due and payable without any action on the part of the Holder, and if any other Event of Default occurs, the full principal amount of this Note, together with any other amounts owing in respect thereof, to the date of acceleration shall become, at the Holder’s election, immediately due and payable in cash. All Notes for which the full amount hereunder shall have been paid in accordance herewith shall promptly be surrendered to or as directed by the Company. The Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a Note holder until such time, if any, as the full payment under this Section shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Article III.

Section 3.01      Negative Covenants. So long as this Note and any other Notes shall remain in effect and until any outstanding principal and interest and all fees and all other expenses or amounts payable under this Note and the Subscription Agreement have been paid in full, unless the Majority Holders shall otherwise consent in writing (such consent not to be unreasonably withheld), the Company shall not:

(a)       Senior or Pari Passu Indebtedness. Incur, create, assume, guaranty or permit to exist any indebtedness that ranks senior in priority to, or pari passu with, the obligations under this Note and the Subscription Agreement (other than trade payables and accrued liabilities incurred in the ordinary course of business consistent with past practices).

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(b)      Liens. Create, incur, assume or permit to exist any lien on any Collateral (as such term is defined in the Security Agreement) now owned or hereafter acquired and owned by it or on any income or revenues or rights in respect thereof, except:

(i)       liens on Collateral of the Company existing on the date hereof and set forth on Schedule A attached hereto, provided that such liens shall secure only those obligations which they secure on the date hereof;

(ii)      any lien created under this Note or the Security Agreement;

(iii)     any lien existing on any Collateral prior to the acquisition thereof by the Company, provided that

1)	such lien is not created in contemplation of or in connection with such acquisition and

2)	such lien does not apply to any other property or assets of the Company;

(iv)     liens for taxes, assessments and governmental charges; and

(v)      liens arising out of judgments or awards (other than any judgment that constitutes an Event of Default hereunder) in respect of which the Company shall in good faith be prosecuting an appeal or proceedings for review and in respect of which it shall have secured a subsisting stay of execution pending such appeal or proceedings for review, provided the Company shall have set aside on its books adequate reserves with respect to such judgment or award.

(c)       Dividends and Distributions. Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value any shares of any class of its capital stock or set aside any amount for any such purpose.

(d)       Limitation on Certain Payments and Prepayments.

(i)       Pay in cash any amount in respect of any indebtedness or preferred stock that may at the obligor’s option be paid in kind or in other securities; or

(ii)      Optionally prepay, repurchase or redeem or otherwise defease or segregate funds with respect to any indebtedness of the Company, other than indebtedness under this Note or the Subscription Agreement. For avoidance of doubt, nothing in the Section shall be deemed to prevent or limit the Company from paying accounts payable and accrued liabilities.

(e)       Amendments. Amend, modify or limit any terms of this Note or the Security Agreement or assert the invalidity of this Note or the Security Agreement.

Article IV.

Section 4.01      Representations of the Company. All of the representations and warranties of the Company contained in the Subscription Agreement to which the Company is a party are incorporated by reference herein.

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Section 4.02      Representations of the Holder. All of the representations and warranties of the Holder contained in the Subscription Agreement to which the Holder is a party are incorporated by reference herein.

Article V.

Section 5.01      Registration Rights. The Holder shall have registration rights with respect to the Conversion Shares as set forth in the Registration Rights Agreement.

Article VI.

Section 6.01      Certain Adjustment.

(a)       Subdivision or Combination of Stock. If, at any time while the Notes are outstanding, the Company shall subdivide (whether by way of stock dividend, stock split or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Note Fixed Conversion Price and Note Floor Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined (whether by way of stock combination, reverse stock split or otherwise) into a smaller number of shares, the Note Fixed Conversion Price and Note Floor Price in effect immediately prior to such combination shall be proportionately increased. The Note Fixed Conversion Price and Note Floor Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 6.01(a).

(b)       Dividends in Stock, Property, Reclassification. If, at any time while the Notes are outstanding, the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the conversion of the Notes) shall have received or become entitled to receive, without payment therefore:

(i)       any Common Stock Equivalents, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution, or

(ii)       additional stock or other securities or property (other than cash) by way of spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement (other than shares of Common Stock issued as a stock split or adjustment in respect of which shall be covered by the terms of Section 6.01(a) above), then and in each such case, the Note Conversion Price shall be adjusted proportionately, and the Holder hereof shall, upon the conversion of the Notes, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property that such Holder would hold on the date of such exercise had such Holder been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property. The Note Conversion Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 601(b).

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(c)       Reorganization, Reclassification, Consolidation, Merger or Sale. At any time while this Note is outstanding, if any recapitalization, reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another Company, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or other assets or property (an “Organic Change”), then lawful and adequate provisions shall be made by the Company whereby the Holder shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the conversion of the Note) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable assuming the full conversion of the Note. In the event of any Organic Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Note Conversion Price) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion thereof. To the extent necessary to effect the foregoing provisions, the successor Company (if other than the Company) resulting from such consolidation or merger or the Company purchasing such assets shall assume by written instrument executed and mailed or delivered to the Holder at the last address of the Holder appearing on the books of the Company, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase. If there is an Organic Change, then the Company shall cause to be mailed to the Holder at its last address as it shall appear on the books and records of the Company, at least ten (10) calendar days before the effective date of the Organic Change, a notice stating the date on which such Organic Change is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares for securities, cash, or other property delivered upon such Organic Change; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert the Holder’s Note during the 10-day period commencing on the date of such notice to the effective date of the event triggering such notice to the extent that an optional conversion right is then available. In any event, the successor Company (if other than the Company) resulting from such consolidation or merger or the Company purchasing such assets shall be deemed to assume such obligation to deliver to the Holder such shares of stock, securities or assets even in the absence of a written instrument assuming such obligation to the extent such assumption occurs by operation of law.

(d)       Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 6.01, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall promptly furnish or cause to be furnished to the Holder a like certificate setting forth: (i) such adjustments and readjustments; and (ii) the number of shares and the amount, if any, of other property which at the time would be received upon the conversion of the Note.

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(e)       Adjustment to Note Floating Conversion Price. The calculation of the Note Floating Conversion Price shall be adjusted consistent with the provision of this Section 6.01 should any of the events described in this Section 6 take place during the pricing period for the determination of the Note Floating Conversion Price.

(f)       Adjustment to Note Conversion Floor Price Resulting from Certain Financings. In the event that at any time that this Note is outstanding, the Company issues Additional Shares of Common Stock for a consideration per share of Common Stock, or with an exercise or conversion price per share of Common Stock, less than the Note Floor Price in effect immediately prior to such issue (the “Lower Price”), the Note Floor Price will be automatically reduced to equal the Lower Price. For purposes of the foregoing, “Additional Shares of Common Stock” shall mean all shares of Common Stock and all Common Stock Equivalents issued by the Company after the initial closing date of the Offering in which the Notes were sold other than: (a) shares of Common Stock issued or issuable upon conversion or exchange of any Common Stock Equivalent outstanding immediately prior to the Initial Issuance Date; (b) shares of Common Stock issuable upon conversion of Notes or upon exercise of warrants issued to purchasers and/or placement agents in connection with the issuance of Notes; (c) securities issued or issuable pursuant to the acquisition of another entity or business by the Company by merger, purchase of substantially all of the assets or other reorganization; (d) shares of Common Stock or Common Stock Equivalents issued or issuable by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock relating to any recapitalization, reclassification or reorganization of the capital stock, or any consolidation or merger with another Company, or the sale of all or substantially all of its assets or other transaction effected in such a way that there is no change of control; and (e) shares of Common Stock or Common Stock Equivalents issued or issuable to officers, directors and employees of, or consultants to, the Company pursuant to stock grants, option plans, purchase plans or other employee stock incentive programs or arrangements approved by the Board of Directors, or upon exercise of options or warrants granted to such parties pursuant to any such plan or arrangement.

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Article VII.

Section 7.01      Notice. All notice and other communications hereunder which are required or permitted under this Note will be in writing and shall be deemed effectively given to a party by (a) the date of transmission if sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment if such notice or communication is delivered prior to 5:00 P.M., New York City time, on a business day, or the next business day after the date of transmission, if such notice or communication is delivered on a day that is not a business day or later than 5:00 P.M., New York City time, on any business day; (b) seven days after deposit with the United States Post Office, by certified mail, return receipt requested, first-class mail, postage prepaid; (c) on the date delivered, if delivered by hand or by messenger or overnight courier, addressee signature required (costs prepaid), to the addresses below or at such other address and/or to such other persons as shall have been furnished by the parties:

If to the Company:	Enumeral Biomedical Holdings, Inc. 200 Cambridge Park Drive, Suite 2000 Cambridge, MA 02148 Attention: General Counsel
With a copy to (which shall not constitute notice):	Duane Morris LLP 1540 Broadway New York, NY 10036 Attention: Michael D. Schwamm, Esq. Telephone: 212.692.1054
If to the Holder:	To the Holder’s address set forth on the Omnibus Signature Page to the Subscription Agreement

Section 7.02      Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that any legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Note (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) may be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Note), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing herein shall affect the right of the Holder to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 7.03      Severability. The invalidity of any of the provisions of this Note shall not invalidate or otherwise affect any of the other provisions of this Note, which shall remain in full force and effect.

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Section 7.04      Entire Agreement and Amendments. This Note together with the Subscription Agreement and Security Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Note may be amended only by an instrument in writing executed by the Company and the Majority Holders.

Section 7.05      Cancellation. After all principal, accrued interest and other amounts at any time owed on this Note has been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

Section 7.06       Construction; Headings. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

Section 7.07      Payment of Collection, Enforcement and Other Costs. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements.

Section 7.08      The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Corporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon satisfaction of this Note above the price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the satisfaction of this Note.

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IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company as executed this Note as of the date first written above.

ENUMERAL BIOMEDICAL HOLDINGS, INC.

By:
Name: Kevin G. Sarney Title: Vice President of Finance, Chief Accounting Officer and Treasurer

SCHEDULE A

Existing Liens

None

ANNEX A

NOTICE OF OPTIONAL CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT

12% SENIOR SECURED CONVERTIBLE NOTES

The undersigned hereby elects to convert the amount of principal and accrued interest indicated below due on the 12% Senior Secured Convertible Note(s) of ENUMERAL BIOMEDICAL HOLDINGS, INC., a Delaware Company (the “Company”) accompanying this Notice of Conversion, according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such documents and opinions as may be required by the Company. No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion:

Applicable Conversion Price:

Principal Amount of Notes to be Converted:

Amount of Accrued but Unpaid Interest on the Notes to be Converted:

Number of Shares of Common Stock to be Issued:

Name in Which Shares of Common Stock are to be Issued:

[HOLDER]

Name:
Title:
Address:

Exhibit 10.1

KATALYST SECURITIES LLC

630 THIRD AVENUE, 5TH FLOOR

NEW YORK, NY 10017

TEL: 212-400-6993 FAX: 212-247-1059

Member: FINRA & SIPC

GP NURMENKARI INC.

64 WALL STREET, SUITE 402

NORWALK, CT. 06850

TEL: 212-447-5550

Member: FINRA & SIPC

PLACEMENT AGENCY AGREEMENT

May 12, 2017

Mr. Wael Fayad

Chairman, President and Chief Executive Officer

Enumeral Biomedical Holdings, Inc.

200 CambridgePark Drive

Suite 2000

Cambridge, MA 02140

Re:           Enumeral Biomedical Holdings, Inc.

Dear Mr. Fayad:

This Placement Agency Agreement (“Agreement”) sets forth the terms upon which Katalyst Securities LLC (“Katalyst”) and GP Nurmenkari Inc. (“GPN”), each a registered broker-dealer and member of the Financial Industry Regulatory Authority (“FINRA”) (hereinafter collectively referred to as the “Placement Agents”), shall be engaged by Enumeral Biomedical Holdings, Inc., a publicly traded Delaware corporation (hereinafter referred to as the “Company”), to act as the co-exclusive Placement Agents in connection with the private placement (the “Offering”) of the securities of the Company referred to below. The initial closing of the Offering will be conditioned upon and acceptance of subscriptions for the Minimum Amount (as defined below) and the certain other conditions described herein.

1.            Appointment of Placement Agents.

(a)                On the basis of the written and documented representations and warranties of the Company provided herein, and subject to the terms and conditions set forth herein, the Placement Agents are hereby appointed as the co-exclusive Placement Agents of the Company during the Offering Period (as defined in Section 1(b) below) to assist the Company in finding qualified subscribers for the Offering. The Placement Agents may offer the securities through other broker-dealers who are FINRA members (collectively, the “Sub Agents”) and each Placement Agent may reallow all or a portion of the Broker Compensation (as defined in Section 3(b) below) it receives to such other Sub Agents or pay a finders or consultant fee as allowed by applicable law provided, however, that the engagement of any such Sub Agent will be subject to the written consent of the Company, which shall not be unreasonably withheld, conditioned or delayed and shall be provided within two business days of the Company’s receipt of notice. On the basis of such representations and warranties and subject to such terms and conditions, the Placement Agents hereby accept such appointment and agree to perform the services hereunder diligently and in good faith and in a professional and businesslike manner and in compliance with applicable law and to use their reasonable best efforts to assist the Company in finding subscribers for the securities who qualify as “accredited investors,” as such term is defined in Rule 501 of Regulation D. The Placement Agents have no obligation to purchase any of the securities or sell any securities. Unless sooner terminated in accordance with this Agreement, the engagement of the Placement Agents hereunder shall continue until the later of the Termination Date or the Final Closing (as defined below).

Placement Agency Agreement (PIPE)	Page 1

The Offering is for the private placement of a minimum of $500,000 (the “Minimum Offering”) and a maximum of $3,000,000 (the “Maximum Offering”) of Units of securities (the “Units” or “Securities”), plus up to an additional $600,000 of Units (the “Over-Allotment”) to cover over-subscriptions, issued by Enumeral Biomedical Holdings, Inc., a Delaware corporation (the “Company”), at a purchase price of $1,000 per Unit (the “Purchase Price”). Each Unit consists of (i) one Senior Secured Convertible Promissory Note of the Company in the face amount of $1,150 (each a “Note” and collectively, the “Notes”) with a term of twelve (12) months from the initial closing date of the Offering (“Maturity”) bearing interest at a rate of twelve percent (12%) per annum, and (ii) one warrant, substantially in the form of Exhibit A hereto (the “Warrant”), representing the right to purchase Eleven Thousand Five Hundred (11,500) shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), exercisable for a period of five (5) years from issuance at an exercise price of $0.10 per share. Each Note is convertible into shares of Common Stock (the “Conversion Shares”) at a conversion price and on the other terms set forth in the Subscription Agreement (as defined below) included in the Subscription Documents (as defined below). The minimum subscription is Fifty Thousand Dollars ($50,000) (50 Units), provided, however, that subscriptions in lesser amounts may be accepted by the Company in its sole discretion.

(b)               Placement of the Units by the Placement Agents will be made on a reasonable best efforts basis. The Company agrees and acknowledges that the Placement Agents are not acting as underwriters with respect to the Offering and the Company shall determine the purchasers in the Offering in its sole discretion. The Units constituting the Maximum Offering and the Over Allotment will be offered by the Company to potential subscribers, which may include related parties of the Placement Agents or the Company through May 19, 2017 (the “Initial Offering Period”), which date may be extended by the mutual agreement of the Company and the Placement Agent, (including extensions, the “Offering Period”). The date on which the Offering is terminated shall be referred to as the “Termination Date”. The Closing (as defined below) of the Offering may be held up to ten days after the Termination Date.

(c)                The Company shall only offer Units to and accept subscriptions from or sell Units to, persons or entities that qualify as (or are reasonably believed to be) “accredited investors,” as such term is defined in Rule 501(a) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”).

(d)               The offering of Units will be made by the Placement Agents on behalf of the Company solely pursuant to the Subscription Agreement (as defined below) and the Exhibits to the Subscription Agreement, including, but not limited to, and to the extent applicable, a Registration Rights Agreement, the Warrant, the Note, a Security Agreement and any documents, agreements, supplements and additions thereto (collectively, the “Subscription Documents”), which at all times will be in form and substance reasonably acceptable to the Company and its counsel and the Placement Agents and their counsels and contain such legends and other information as the Company and its counsel and the Placement Agents and their counsels, may, from time to time, deem necessary and desirable to be set forth therein.

(e)                With respect to the Offering, the Company shall provide the Placement Agents, on terms set forth herein, the right to offer all of the available Units being offered during the Offering Period (subject to prior offer and sale of some of the Units, if applicable). It is understood that no sale shall be regarded as effective unless and until accepted by the Company. The Company may, in its sole discretion, accept or reject, in whole or in part, any prospective investment in the Units or allot to any prospective subscriber less than the number of Units that such subscriber desires to purchase. Purchases of Units may be made by each Placement Agent and any selected sub-dealers and their respective officers, directors, employees and affiliates and by the officers, directors, employees and affiliates of the Company (collectively, the “Affiliates”) for the Offering and such purchases will be made by the Affiliates based solely upon the same information that is provided to the investors in the Offering.

Placement Agency Agreement (PIPE)	Page 2

2.            Representations, Warranties and Covenants.

A.           Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to the Placement Agents that, except as otherwise set forth in the Company’s SEC Filings (as defined in Section 2(A)(b) below) immediately prior to the closing of the transactions contemplated hereby, each of the representations and warranties contained in this Section 2 is true in all respects as of the date hereof and will be true in all respects as of the Closing Date and any subsequent Closing Dates, as defined under Section 4(e). In addition to the representations and warranties set forth herein, the Placement Agents shall be entitled to rely upon the representations and warranties made or given by the Company to any acquirer of Units in the Offering in any agreement, certificate, legal opinion or otherwise in connection with an Offering. For purposes of this Section 2(A), the term Company includes all of the Company’s subsidiaries (if any).

(a)                The Subscription Documents have been and/or will be prepared by the Company, in conformity with all applicable laws, and in compliance with Regulation D and/or Section 4(a)(2) of the Act and the requirements of all other rules and regulations (the “Regulations”) of the SEC relating to offerings of the type contemplated by the Offering, and the applicable securities laws and the rules and regulations of those jurisdictions wherein the Placement Agents notify the Company that the Units are to be offered and sold (including U.S. states). The Units will be offered and sold pursuant to the registration exemption provided by Regulation D and/or Section 4(a)(2) of the Act as a transaction not involving a public offering and the requirements of any other applicable state securities laws and the respective rules and regulations thereunder in those United States jurisdictions in which the Placement Agents notify the Company that the Units are being offered for sale. None of the Company, its predecessors or its affiliates, or any person acting on its or their behalf (other than the Placement Agents, their Affiliates or any person acting on their behalf, in respect of which no representation is made) has taken nor will it take any action that conflicts with the conditions and requirements of, or that would make unavailable with respect to the Offering, the exemption(s) from registration available pursuant to Rule 506(b) of Regulation D and/or Section 4(a)(2) of the Act and applicable state securities laws, or knows of any reason why any such exemption would be otherwise unavailable to it. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration under the Act of the issuance of the Units, Notes, Warrants or Broker Warrants (as hereinafter defined). None of the Company, its predecessors or affiliates has been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failing to comply with Section 503 of Regulation D or the equivalent state securities law requirements. The Company has not, for a period of six months prior to the commencement of the Offering sold, offered for sale or solicited any offer to buy any of its securities in a manner that would be integrated with the offer and sale of the Units pursuant to this Agreement, would cause the exemption from registration set forth in Rule 506 of Regulation D and state securities laws to become unavailable with respect to the offer and sale of the Units in the United States. The Common Stock and the shares issued upon the exercise of the Warrants and Broker Warrants will be quoted on the OTC Markets, the Nasdaq Stock Market, the NYSE, or such other markets where the Common Stock will be traded (collectively referred to as the “Principal Market”). The Company has taken no action designed to, or likely to have the effect of, terminating the quotation of the Common Stock on the Principal Market. The Company, on the Closing Date, will be in compliance with all of the then-applicable requirements for continued quotation of the Common Stock on the Principal Market.

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(b)               The Subscription Documents, as prepared and contemplated by the Company, will not and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. To the knowledge of the Company, none of the statements, documents, certificates or other items made, prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made. There is no fact which the Company has not disclosed in the Subscription Documents or which is not disclosed in the Company’s SEC Filings (as defined herein)of which the Company is aware that materially adversely affects or that could reasonably be expected to have a material adverse effect on the (i) assets, liabilities, results of operations, condition (financial or otherwise), or business of the Company or (ii) ability of the Company to perform its obligations under this Agreement and the other Subscription Documents (the “Company Material Adverse Effect”). “SEC Filings” shall mean the reports, schedules, forms, statements and other documents field by the Company with the SEC on or prior to the date hereof or on or prior to the applicable Closing Date. Notwithstanding anything to the contrary herein, the Company makes no representation or warranty with respect to any estimates, projections and other forecasts and plans (including the reasonableness of the assumptions underlying such estimates, projections and other forecasts and plans) that may have been delivered to the Placement Agents or their respective representatives, except that such estimates, projections and other forecasts and plans have been prepared in good faith on the basis of assumptions stated therein, which assumptions were believed to be reasonable at the time of such preparation. Other than the Company’s SEC Filings, the Company has not distributed and will not distribute prior to the Closing any offering material in connection with the offering and sale of the Units, unless such offering materials are provided to the Placement Agents prior to or simultaneously with such delivery to the offerees of the Units.

(c)                The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified and in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by the Company or the property owned or leased by the Company requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Company Material Adverse Effect. The Company has all requisite corporate power and authority to conduct its business as presently conducted and as proposed to be conducted (as described in the Subscription Documents and/or the SEC Filings), has all the necessary and requisite documents and approvals from all state authorities, has all requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Subscription Agreement, substantially in the form made part of the Subscription Documents (the “Subscription Agreement”), the Registration Rights Agreement, substantially in the form made part of the Subscription Documents (the “Registration Rights Agreement”), the Warrant, substantially in the form made part of the Subscription Documents (the “Warrant”), the Notes, substantially in the form made part of the Subscription Documents (the “Notes”), the Security Agreement, substantially in the form made part of the Subscription Documents (the “Security Agreement”) and the other agreements, if any, contemplated by the Offering (this Agreement, the Subscription Agreement, the Registration Rights Agreement, the Warrant, the Security Agreement, the Notes and the other agreements contemplated hereby that the Company is required to execute and deliver are collectively referred to herein as the “Company Transaction Documents”) and subject to necessary Board and stockholder approvals, to issue, sell and deliver the Notes, the Warrants, the Conversion Shares and the shares of Common Stock issuable upon exercise of the Warrants and the Broker Warrants (as hereinafter defined in Section 3(b)) (the shares of Common Stock issuable upon exercise of the Warrants and the Broker Warrants are hereinafter referred to collectively as the “Warrant Shares”) and to make the representations in this Agreement accurate and not misleading. Prior to the First Closing, as defined under Section 4(e), each of the Company Transaction Documents and the Offering will have been duly authorized. This Agreement has been duly authorized, executed and delivered and constitutes, and each of the other Company Transaction Documents, upon due execution and delivery, will constitute, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms (i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect related to laws affecting creditors’ rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and except that no representation is made herein regarding the enforceability of the Company’s obligations to provide indemnification and contribution remedies under the securities laws and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

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(d)               None of the execution and delivery of or performance by the Company under this Agreement or any of the other Company Transaction Documents or the consummation of the transactions in this Agreement or in the Subscription Documents (including the issuance and sale of the Notes, the Warrants, the Broker Warrants or the issuance of the Conversion Shares or Warrants Shares conflicts with or violates, or causes a default under (with our without the passage of time or the giving of notice), or will result in the creation or imposition of, any lien, charge or other encumbrance upon any of the assets of the Company under any agreement, evidence of indebtedness, joint venture, commitment or other instrument to which the Company is a party or by which the Company or its assets may be bound, any statute, rule, law or governmental regulation applicable to the Company, or any term of the Certificate of Incorporation as in effect on the date hereof or any Closing Date for the Offering (the “Certificate of Incorporation”) or By-Laws as in effect on the date hereof or any Closing Date for the Offering (the “By-Laws”) of the Company, or any license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its assets, except in the case of a conflict, violation, lien, charge or other encumbrance (except with respect to the Company’s Certificate of Incorporation or By-Laws) which would not, or could not reasonably be expected to, have a Company Material Adverse Effect. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body is required for the execution and delivery of this Agreement by the Company and the valid issuance or sale of the Notes, the Warrants, the Broker Warrants, the Conversion Shares and the Warrant Shares by the Company pursuant to this Agreement, other than such as have been made or obtained and that remain in full force and effect, and except for the filing of a Form D or any filings required to be made under state securities laws, which shall be timely filed by the Company.

(e)                The Company’s financial statements, together with the related notes, if any, included in the Company’s SEC Filings, present fairly, in all material respects, the financial position of the Company as of the dates specified and the results of operations for the periods covered thereby. Such financial statements and related notes were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the unaudited financial statements omit full notes, and except for normal year-end adjustments. If the financials for the Company are unaudited financial statements, it states such clearly on the financials. During the period of engagement of the Company’s independent certified public accountants, there have been no disagreements between the accounting firm and the Company on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures. The Company has made and kept books and records and accounts which are in reasonable detail and which fairly and accurately reflect the activities of the Company in all material respects, subject only to year-end adjustments. Except as set forth in such financial statements or otherwise disclosed in the Subscription Documents, the Company’s senior management has no knowledge of any material liabilities of any kind, whether accrued, absolute or contingent, or otherwise, and subsequent to the date of the Subscription Documents and prior to the date of the First Closing, it shall not enter into any material transactions or commitments without promptly thereafter notifying each Placement Agent and the purchasers in the Offering in writing of any such material transaction or commitment. The other financial and statistical information with respect to the Company and any pro forma information and related notes included in the SEC Filings present fairly the information shown therein on a basis consistent with the financial statements of the Company included in the SEC Filings. Except as disclosed in the Subscription Documents, the Company does not know of any facts, circumstances or conditions which could materially adversely affect its operations or earnings that have not been fully disclosed in the financial statements appearing in the SEC Filings or other financial statements appearing in the SEC Filings or other documents or information provided by the Company.

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(f)                Immediately prior to the First Closing, the Notes, the Warrants, the Broker Warrants, the Conversion Shares and the Warrants Shares will have been duly authorized and, when issued and delivered against payment therefor as provided in the Company Transaction Documents, will be validly issued, fully paid and nonassessable. No holder of any of the Notes, Warrants, Broker Warrants, Conversion Shares or Warrants Shares will be subject to personal liability solely by reason of being such a holder, and except as described in the Subscription Documents, none of the Notes, Warrants, Broker Warrants, Conversion Shares or Warrant Shares will be subject to preemptive or similar rights of any stockholder or security holder of the Company or an adjustment under any antidilution or exercise rights of any holders of any outstanding shares of capital stock, options, warrants or other rights to acquire any securities of the Company. Immediately prior to the First Closing, a sufficient number of authorized but unissued shares of Common Stock will have been reserved for issuance upon the conversion of the Notes and exercise of the Warrants and the Broker Warrants.

(g)                Except as described in the Subscription Documents and/or the Company’s SEC Filings, and as of the date of each Closing: (i) there will be no outstanding options, stock subscription agreements, warrants or other rights permitting or requiring the Company or others to purchase or acquire any shares of capital stock or other equity securities of the Company or to pay any dividend or make any other distribution in respect thereof; (ii) there will be no securities issued or outstanding which are convertible into or exchangeable for any of the foregoing and there are no binding contracts, commitments or understandings, whether or not in writing, to issue or grant any such option, warrant, right or convertible or exchangeable security; (iii) no securities of the Company or other securities of the Company are reserved for issuance for any purpose; (iv) there will be no voting trusts or other binding contracts, commitments, understandings, arrangements or restrictions of any kind with respect to the ownership, voting or transfer of shares of stock or other securities of the Company, including, without limitation, any preemptive rights, rights of first refusal, proxies or similar rights, and (v) no person prior to the execution of this Agreement by the Company holds a right to require the Company to register any securities of the Company under the Act or to participate in any such registration. Immediately prior to the First Closing, the issued and outstanding shares of capital stock of the Company will conform in all material respects to all statements in relation thereto contained in the Company’s SEC Filings and the Company’s SEC Filings describe all material terms and conditions thereof. All issuances by the Company of its securities have been issued pursuant to either a current effective registration statement under the 1933 Act or an exemption from registration requirements under the Act, and were issued in accordance with any applicable Federal and state securities laws.

(h)               Except as described in the Subscription Documents and/or the Company’s SEC Filings, the Company has no subsidiaries and does not own any equity interest and has not made any loans or advances to or guarantees of indebtedness to any person, corporation, partnership or other entity and is not a party to any joint venture. The Company’s subsidiaries are duly incorporated or organized, validly existing and in good standing under the laws of their jurisdiction of incorporation or organization and have all requisite power and authority to carry on their business as now conducted. Such subsidiaries are duly qualified to transact business and are in good standing in each jurisdiction in which the failure to so qualify would have a Company Material Adverse Effect. All of the outstanding capital stock or other voting securities of such subsidiaries are owned by the Company, directly or indirectly, free and clear of any liens, claims, or encumbrances. The conduct of business by the Company as presently and proposed to be conducted is not subject to continuing oversight, supervision, regulation or examination by any governmental official or body of the United States, or any other jurisdiction wherein the Company conducts or proposes to conduct such business, except as described in the Subscription Documents and/or the Company’s SEC Filings and except as such regulation is applicable to US public companies and commercial enterprises generally. The Company has obtained all material licenses, permits and other governmental authorizations necessary to conduct its business as presently conducted, except where the failure to do so would not be reasonably expected to cause a Company Material Adverse Effect. The Company has not received any notice of any violation of, or noncompliance with, any federal, state, local or foreign laws, ordinances, regulations and orders (including, without limitation, those relating to environmental protection, occupational safety and health, securities laws, equal employment opportunity, consumer protection, credit reporting, “truth-in-lending”, and warranties and trade practices) applicable to its business, the violation of, or noncompliance with, would have a Company Material Adverse Effect, and the Company knows of no facts or set of circumstances which could give rise to such a notice.

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(i)                 Except as described in the Subscription Documents and/or the Company’s SEC Filings, no default by the Company or, to the knowledge of the Company, any other party, exists in the due performance under any material agreement to which the Company is a party or to which any of its assets is subject (collectively, the “Company Agreements”), except in the case of defaults which would not be reasonably expected to cause a Company Material Adverse Effect. The Company Agreements, if any, disclosed in the Subscription Documents and/or the Company’s SEC Filings are the only material agreements to which the Company is bound or by which its assets are subject, are accurately described in the Subscription Documents and/or the Company’s SEC Filings and are in full force and effect in accordance with their respective terms, subject to any applicable bankruptcy, insolvency or other laws affecting the rights of creditors generally and to general equitable principles and the availability of specific performance.

(j)                 Subsequent to the respective dates as of which information is given in the Subscription Documents, the Company has operated its business in the ordinary course and, except as may otherwise be set forth in the Subscription Documents or the Company’s SEC Filings, there has been no: (i) Company Material Adverse Effect; (ii) material transaction otherwise than in the ordinary course of business consistent with past practice; (iii) issuance of any securities (debt or equity) or any rights to acquire any such securities other than pursuant to equity incentive plans approved by its Board of Directors; (iv) damage, loss or destruction, whether or not covered by insurance, with respect to any material asset or property of the Company; or (v) agreement to permit any of the foregoing.

(k)                Except as set forth in the Subscription Documents and/or the Company’s SEC Filings, there are no actions, suits, claims, hearings or proceedings pending before any court or governmental authority or, to the knowledge of the Company, threatened, against the Company, or involving its assets or any of its officers or directors (in their capacity as such) which, (i) if determined adversely to the Company or such officer or director, could reasonably be expected to have a Company Material Adverse Effect or adversely affect the transactions contemplated by this Agreement or the Company Transaction Documents (as defined in this Agreement) or the enforceability hereof or (ii) would be required to be disclosed in the Company’s Annual Report on Form 10-K under the requirements of Item 103 of Regulation S-K. The Company is not subject to any injunction, judgment, decree or order of any court, regulatory body, arbitral panel, administrative agency or other government body.

(l)                 The Certificate of Incorporation and By-laws of the Company, in each case as filed as exhibits to the SEC Filings or included as exhibits to the Subscription Documents are true, correct and complete copies of the Certificate of Incorporation and By-laws of the Company, as in effect on the date hereof. Any subsequent amendments to the Certificate of Incorporation or By-laws will be provided promptly to the Placement Agents and investors in the Offering. The Company is not: (i) in violation of its Certificate of Incorporation or By-Laws; (ii) in default of any contract, indenture, mortgage, deed of trust, note, loan agreement, security agreement, lease, alliance agreement, joint venture agreement or other agreement, license, permit, consent, approval or instrument to which the Company is a party or by which it is or may be bound or to which any of its assets may be subject, the default of which could reasonably be expected to have a Company Material Adverse Effect; (iii) in violation of any statute, rule or regulation applicable to the Company, the violation of which would have a Company Material Adverse Effect; or (iv) in violation of any judgment, decree or order of any court or governmental body having jurisdiction over the Company and specifically naming the Company, which violation or violations individually, or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect.

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(m)             Except as disclosed in the Subscription Documents and/or the Company’s SEC Filings, as of the date of this Agreement, no current or former stockholder, director, officer or employee of the Company, nor, to the knowledge of the Company, any affiliate of any such person is presently, directly or indirectly through his/her affiliation with any other person or entity, a party to any loan from the Company or any other transaction (other than as an employee) with the Company.

(n)               The Company is not obligated to pay, and has not obligated the Placement Agents to pay, a finder’s or origination fee in connection with the Offering other than to the Placement Agents under this Agreement, and hereby agrees to indemnify the Placement Agents from any such claim made by any other person as more fully set forth in Section 8 hereof. Except as set forth in the Subscription Documents, no other person has any right to participate in any offer, sale or distribution of the Company’s securities to which the Placement Agents’ rights, described herein, shall apply.

(o)               Until the earlier of (i) the Termination Date or (ii) the Final Closing (as hereinafter defined), the Company will not issue any press release, grant any interview, or otherwise communicate with the media in any manner whatsoever with respect to the Offering without the Placement Agents’ prior written consent, which consent will not unreasonably be withheld, conditioned or delayed, and subject to any applicable laws and regulations.

(p)               No representation or warranty contained in Section 2A of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading in the context of such representations and warranties. The Placement Agents shall be entitled to rely on such representations and warranties.

(q)               No consent, authorization or filing of or with any court or governmental authority is required in connection with the issuance or the consummation of the transactions contemplated herein or in the other Company Transaction Documents, except for required filings with the SEC and the applicable state securities commissions relating specifically to the Offering (all of which filings will be duly made by, or on behalf of, the Company), and those which are required to be made after the First Closing (all of which will be duly made on a timely basis).

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(r)                 Neither the sale of the Units by the Company nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, nor any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, the Company is not (a) a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (b) a person who engages in any dealings or transactions, or be otherwise associated, with any such person. The Company and its subsidiaries, if any, are in compliance, in all material respects, with the USA Patriot Act of 2001 (signed into law October 26, 2001). Each of the Company, and to its knowledge, its affiliates and any of their respective officers, directors, supervisors, managers, agents, or employees, has not violated, and its participation in the offering will not violate, any of the following laws: (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other law, rule or regulation of similar purposes and scope, (b) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code section 1956 and 1957, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder or (c) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the United Nations Participation Act and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder. Neither the Company nor, to its knowledge, any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (iii) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(s)                None of Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the Offering, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i)–(viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) or has been involved in any matter which would be a Disqualification Event except for the fact that it occurred before September 23, 2013. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to each Placement Agent a copy of any disclosures provided thereunder.

(t)                 The Company is not aware of any person (other than any Issuer Covered Person or either Placement Agent Covered Person (as defined below) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any the Units. For purposes of this subsection, Placement Agent Covered Persons shall mean Katalyst, GPN or any of their respective directors, executive officers, general partners, managing members or other officers participating in the Offering.

(u)               The Company will promptly notify the Placement Agents in writing of (A) any Disqualification Event relating to any Issuer Covered Person and (B) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person. The Company will notify the Placement Agents in writing, prior to each Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

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(v)               The authorized capital stock of the Company as of the First Closing will be set forth in the Subscription Agreement. The Company’s issued and outstanding capital stock immediately prior to the First Closing will be set forth in the Subscription Agreement. All issued and outstanding shares of capital stock have been duly authorized and validly issued, are fully paid and nonassessable, were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities, and, except as disclosed in the Company’s SEC Filings, have been issued and sold in compliance with the registration requirements of federal and state securities laws or the applicable statutes of limitation have expired. Except as set forth in the Subscription Agreement and the Company’s SEC Filings, there are no (i) outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company or its subsidiaries is a party and relating to the issuance or sale of any capital stock or convertible or exchangeable security of the Company; or (ii) obligations of the Company to purchase redeem or otherwise acquire any of its outstanding capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

(w)              The Company has ownership or license or legal right to use all patents, copyrights, trade secrets, know-how, trademarks, trade names, customer lists, designs, manufacturing or other processes, computer software, systems, data compilation, research results or other proprietary rights used in the business of the Company or its subsidiaries (collectively “Intellectual Property”). All of such patents, registered trademarks and registered copyrights have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights or the corresponding offices of other jurisdictions and have been maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and all such jurisdictions. The Company believes it has taken all reasonable steps required in accordance with sound business practice and business judgment to establish and preserve its and its subsidiaries’ ownership of all material Intellectual Property with respect to their products and technology. To the knowledge of the Company, there is no infringement of the Intellectual Property by any third party. To the knowledge of the Company, the present business, activities and products of the Company and its subsidiaries do not infringe any intellectual property of any other person. There is no proceeding charging the Company or its subsidiaries with infringement of any adversely held Intellectual Property which has been filed and the Company is unaware of any facts which are reasonably likely to form a basis for any such proceeding. No proceedings have been instituted or are pending or, to the knowledge of the Company, threatened, which challenge the rights of the Company or its subsidiaries to the use of the Intellectual Property. The Intellectual Property owned by the Company and its subsidiaries, and to the knowledge of the Company, the Intellectual Property licensed to the Company and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part. There is no pending or, to the knowledge of the Company, threatened proceeding by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which are reasonably likely to form a basis for any such claim. Each of the Company and its subsidiaries has the right to use, free and clear of material claims or rights of other persons, all of its customer lists, designs, computer software, systems, data compilations, and other information that are required for its products or its business as presently conducted. Neither the Company nor its subsidiaries is making unauthorized use of any confidential information or trade secrets of any person. The activities of any of the employees on behalf of the Company or of its subsidiaries do not violate any agreements or arrangements between such employees and third parties which related to confidential information or trade secrets of third parties or that restrict any such employee’s engagement in business activity of any nature. Each former and current employee or consultant of the Company or its subsidiaries is a party to a written contract with the Company or its subsidiaries that assigns to the Company or its subsidiaries, or has received an employee handbook that requires an employee to assign, all rights to all inventions, improvements, discoveries and information relating to the Company or its subsidiaries, except for any failure to so do as would not reasonably be expected to result in a Company Material Adverse Effect. All licenses or other agreements under which (i) the Company or its subsidiaries employs rights in Intellectual Property, or (ii) the Company or its subsidiaries has granted rights to others in Intellectual Property owned or licensed by the Company or its subsidiaries are in full force and effect, and there is no default (and there exists no condition which, with the passage of time or otherwise, would constitute a default by the Company or such subsidiary) by the Company or its subsidiaries with respect thereto.

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(x)            Friedman LLP, which expressed its opinion with respect to the consolidated financial statements contained in the Company SEC Documents, has previously advised the Company that it is or was, and to the knowledge of the Company it is or was, a registered independent public accounting firm as and when required by the Securities Act and the rules and regulations promulgated thereunder.

(y)            The Company has filed all material federal, state, local and foreign income and franchise tax returns and have paid or accrued all taxes shown as due thereon, and, except as set out in the SEC Filings, the Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it by any taxing jurisdiction, other than any deficiency which the Company is contesting in good faith and with respect to which adequate reserves for payment have been established.

(z)            The Company maintains and will continue to maintain insurance of the types and in the amounts that the Company reasonably believes are adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

(aa)          On each Closing Date, all material stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Notes, the Warrants and the Broker Warrants will be, or will have been, fully paid or provided for by the Company and the Company will have complied in all material respects with all laws imposing such taxes.

(bb)         The Company (including its subsidiaries) is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940 and will not be deemed an “investment company” as a result of the transactions contemplated by the Offering.

(cc)          The books, records and accounts of the Company accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the operations of, the Company.

(dd)         The Company’s statements contained in its most recent Annual Report on Form 10-K for the year ended December 31, 2016 regarding its (i) disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Securities Exchange Act of 1934 (the “Exchange Act”)) and (ii) internal accounting controls were and continue to be accurate. The Company is not aware of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s or its subsidiaries’ internal controls. Except as set forth in the Company’s SEC Filings, since December 31, 2016, there have been no changes that have materially affected, or are reasonably likely to materially affect, the Company’s or its subsidiaries’ internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses. There are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K), or any other relationships with unconsolidated entities (in which the Company or its control persons have an equity interest) that may have a material current or future effect on the Company’s or its subsidiaries’ financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

(ee)          Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Units.

(ff)           The Company is in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

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(gg)         The Company is not a party to any collective bargaining agreement, nor, to the Company’s knowledge, does it employ any member of a union. The Company believes that its relations with its employees are good. No current executive officer of the Company (as defined in Rule 501(f) of Regulation D under the Securities Act) has formally notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No executive officer of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. The Company and its subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

(hh)         None of the Company, its subsidiaries or any executive officer of the Company (as defined in Rule 501(f) of Regulation D under the Securities Act) has taken and will not take any action designed to or that might reasonably be expected to cause or result in an unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Conversion Shares or the Warrant Shares. The Company confirms that, to its knowledge, with the exception of the proposed sale of Securities, neither it nor any other person acting on its behalf has provided any of the potential investors or their agent or counsel with any information that constitutes or might constitute material, non-public information. The Company understands and confirms that the potential investors shall be relying on the foregoing representations in effecting transactions in securities of the Company.

(ii)            The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation or the laws of the jurisdiction of its formation which is or could become applicable to any potential investor as a result of the transactions contemplated by the Offering, including, without limitation, the Company’s issuance of the Units and any potential investor’s ownership of the Units. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of its capital stock or a change in control of the Company.

(jj)            The Company acknowledges that the Placement Agents, any sub agents, legal counsel to the Company and the Placement Agents and/or their respective affiliates, principals, representatives or employees may now or hereafter own shares of the Company.

B.           Representations, Warranties and Covenants of the Placement Agents.

1.             Representations, Warranties and Covenants of the Placement Agents. Each of the Placement Agents, solely on behalf of itself, hereby represents and warrants to the Company that the following representations and warranties are true and correct as of the date of this Agreement:

(a)            The Placement Agent is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed and has all requisite corporate power and authority to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement.

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(b)            This Agreement has been duly authorized, executed and delivered by the Placement Agents, and upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement of the Placement Agent enforceable against it in accordance with its terms, except as may be limited by principles of public policy and, as to enforceability. subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditor’s rights from time to time in effect and subject to general equity principles.

(c)            The Placement Agent, and to its knowledge, each Sub Agent, if any, is a member of FINRA in good standing and are registered as a broker-dealer under the Exchange Act and under the securities acts of each state into which it is making offers or sales of the Units. None of the Placement Agent or its affiliates, or any person acting on behalf of the foregoing, including any Sub-Agents (other than the Company, its or their affiliates or any person acting on its or their behalf. in respect of which no representation is made) has taken nor will it take any action that conflicts with the conditions and requirements of, or that would make unavailable with respect to the Offering, the exemption(s) from registration available pursuant to Rule 506(b) of Regulation D or Section 4(a)(2) of the Act, or knows of any reason why any such exemption would be otherwise unavailable to it. The Placement Agent will conduct the Offering in compliance with all applicable securities laws.

(d)            The Placement Agent agrees that it has not and will not directly or indirectly solicit offers for, or offer to sell, the Units (i) by means of general solicitation or advertising (as those terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(e)            To the Placement Agent’s knowledge, and to the knowledge of each Sub Agent, if any, (i) there are no actions, suits, claims, hearings or proceedings pending before any court or governmental authority or threatened, against the Placement Agents, or any Sub-Agent, if any and (ii) neither the Placement Agent nor any Sub-Agent is in violation of any judgment, decree or order of any court or governmental body having jurisdiction over the Placement Agent nor any Sub-Agent Company.

(f)             The Placement Agent represents that neither it, nor to its knowledge any of its Sub-Agents or any of its or their respective directors, executive officers, general partners, managing members or other officers participating in the Offering (each, a “Placement Agent Covered Person” and, together, “Placement Agent Covered Persons”), is or will be subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”) or has or will have been involved in any matter which would be a Disqualification Event except for the fact that it occurred before September 23, 2013.

(g)            The Placement Agent will notify the Company promptly in writing of any Disqualification Event relating to any Placement Agent Covered Person not previously disclosed to the Company in accordance with the prior section.

(h)            The Placement Agent is not aware of any person (other than any Placement Agent Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Units. The Placement Agent will promptly notify the Company of any agreement entered into between Placement Agent and such person in connection with such sale.

3.            Placement Agent Compensation.

(a)           At each Closing, the Company will pay cash fees (the “Broker Cash Fee”) to the Placement Agents in direct proportion to the sale of Units made through them, in amounts, equal, in the aggregate, to Ten Percent (10%) of each Closing’s gross proceeds from the sale of Units. The Broker Cash Fee shall be paid to the Placement Agents in cash by wire transfer from the escrow account established for the Offering, and as a condition to closing, simultaneous with the distribution of funds to the Company.

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(b)           At each Closing, the Company will deliver warrants to purchase Common Stock to the Placement Agents (or their designees), in direct proportion to the sale of Units made through them, in amounts, equal, in the aggregate, to Ten Percent (10%) of the number of shares of Common Stock that will result from the conversion of the Notes sold to Subscribers in such Closing based upon the fixed conversion price of $0.10 per share, which warrants shall have an initial exercise price equal to $0.05 per share of Common Stock (the “Broker Warrants”). The Broker Cash Fee and the Broker Warrants are sometimes referred to collectively as the “Broker Compensation”. The Broker Warrants shall have a term of five (5) years from the date of the Closing at which they are required to be delivered and, to the extent permitted by applicable laws, shall permit unencumbered transfer to the respective employees and affiliates of the Placement Agents, at a Placement Agent’s request. The Broker Warrants will include customary anti-dilution provisions covering stock splits, dividends, mergers and similar transactions and will be similar in all material respective to the Warrants.

(c)           To the extent there is more than one Closing, payment of the proportional amount of the Broker Cash Fee will be made out of the gross proceeds from any sale of Units sold at each Closing and the Company will issue to the respective Placement Agents the corresponding number of Broker Warrants to which they are entitled. All Broker Cash Fees and Broker Warrants under this Agreement shall be paid directly by the Company to and in the names provided to the Company by the respective Placement Agents.

(d)           Katalyst acknowledges that it and the Company are parties to (i) that certain Placement Agent Agreement, dated as of June 21, 2016 (the “2016 PAA”), and (ii) that certain Warrant Agent Agreement, dated as of October 26, 2016 (the “2016 WAA”); and the Placement Agents further confirm and agree that, notwithstanding anything to the contrary contained in either the 2016 PAA or the 2016 WAA, with respect to the Offering Katalyst, including present and former registered representatives of Katalyst, is only entitled to the Broker Compensation contained in this Agreement and that Katalyst, including present and former registered representatives of Katalyst, is not entitled to compensation under either the 2016 PAA or 2016 WAA in addition to the Broker Compensation.

(e)           A Placement Agent shall be entitled to the Broker Cash Fee and the Broker Warrants calculated in the manner provided in Sections 3(a) and 3(b) above with respect to any subsequent public or private offering or other financing or capital-raising transaction of any kind by the Company (a “Subsequent Financing”) to the extent that such Placement Agent is not participating in the Subsequent Financing and such financing or capital is provided to the Company, or to any Affiliate of the Company, by investors whom such Placement Agent had “introduced” (as defined below), directly or indirectly, to the Company during the Offering Period, if such Subsequent Financing is consummated at any time within the twelve (12) month period (the “Tail Period”) following the earlier of expiration or termination of this Agreement or the closing of the Offering, if consummated. A party “introduced” by a Placement Agent shall mean an investor who either (i) participated in the Offering, (ii) met with the Company and/or had a conversation with the Company either in person or via telephone regarding the Offering or (iii) was provided by such Placement Agent with a copy of materials prepared and/or approved by the Company in connection with the Offering, in each case based upon such investor expressing an interest, directly or indirectly, to such Placement Agent in investing in the Offering. An “Affiliate” of an entity shall mean any individual or entity controlling, controlled by or under common control with such entity and any officer, director, employee, stockholder, partner, member or agent of such entity.

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4.            Subscription and Closing Procedures.

(a)           The Company shall cause to be delivered to the Placement Agents copies of the Subscription Documents and has consented, and hereby consents, to the use of such copies for the purposes permitted by the Act and applicable securities laws and in accordance with the terms and conditions of this Agreement, and hereby authorizes the Placement Agents and their agents and employees to use the Subscription Documents in connection with the sale of the Units until the earlier of (i) the Termination Date or (ii) the Final Closing, and no person or entity is or will be authorized to give any information or make any representations other than those contained in the Subscription Documents or to use any offering materials other than those contained in the Subscription Documents in connection with the sale of the Units, unless the Company first provides the Placement Agents with notification of such information, representations or offering materials.

(b)           The Company shall make available to the Placement Agents and their respective representatives such information, including, but not limited to, financial information, and other information regarding the Company (the “Information”), as may be reasonably requested in making a reasonable investigation of the Company and its affairs. The Company shall provide access to the officers, directors, employees, independent accountants, legal counsel and other advisors and consultants of the Company as shall be reasonably requested by the Placement Agents. The Company recognizes and agrees that the Placement Agents (i) will use and rely primarily on the Information and generally available information from recognized public sources in performing the services contemplated by this Agreement without independently verifying the Information or such other information, (ii) does not assume responsibility for the accuracy of the Information or such other information, and (iii) will not make an appraisal of any assets or liabilities owned or controlled by the Company or its market competitors.

(c)           Each prospective purchaser will be required to complete and execute the Subscription Documents, Investor Profile, Anti-Money Laundering Form, Accredited Investor Certification and other documents which will be forwarded or delivered to the respective Placement Agent at the Placement Agent’s offices at the address set forth in Section 12 hereof or to an address identified in the Subscription Documents.

(d)           Simultaneously with the delivery of Subscription Documents by the subscriber, the subscriber’s check or other good funds will be forwarded directly by the subscriber to the escrow agent (the “Escrow Agent”) and deposited into a non interest bearing escrow account (the “Escrow Account”) established for such purpose. All such funds for subscriptions will be held in the Escrow Account pursuant to the terms of an escrow agreement among the Company, the Placement Agents and the Escrow Agent. The Company will pay all fees related to the establishment and maintenance of the Escrow Account. Subject to the receipt of subscriptions for the amount for Closing, the Company will either accept or reject, for any or no reason, the Subscription Documents in a timely fashion and at each Closing will countersign the Subscription Documents and provide duplicate copies of such documents to the Placement Agents for distribution to the subscribers. The Company will give notice to the Placement Agents of its acceptance of each subscription. The Company, or a Placement Agent on the Company’s behalf, will promptly return to subscribers incomplete, improperly completed, improperly executed and rejected subscriptions. Written notice shall be provided to all Placement Agents upon such return.

(e)           If subscriptions for at least the Minimum Offering Amount for Closing have been accepted prior to May 19, 2017, which date may be extended in writing by the mutual agreement of the Company and the Placement Agents, the funds therefor have been collected by the Escrow Agent and all of the conditions set forth elsewhere in this Agreement are fulfilled, a closing shall be held promptly with respect to the Units sold (the “First Closing”). Thereafter, the Units may continue to be offered and sold until the earlier of the end of the Initial Offering Period, the Termination Date, or the date on which the Maximum Offering Amount together with the Over Allotment amount has been sold. Additional Closings (each a “Closing”, collectively “Closings”) may from time to time be conducted at times mutually agreed to between the Company and the Placement Agents with respect to additional Units sold, with the final closing (“Final Closing”) to occur within 10 days after the earlier of the Termination Date and the date on which the Maximum Amount has the Option Amount has been subscribed for. Delivery of payment for the accepted subscriptions for the Units from the funds held in the Escrow Account will be made at each Closing at a Placement Agent’s office against delivery of the Units by the Company at the address set forth in Section 12 hereof (or at such other place as may be mutually agreed upon between the Company and the Placement Agents), net of amounts agreed upon by the parties herein, including, the Blue Sky counsel as of such Closing. Executed Notes and Warrants will be in such authorized denominations and registered in such names as the respective Placement Agents may request on or before the date of each Closing (“Closing Date”). The Notes and Warrants will be forwarded to the subscriber directly by the Company within seven (7) business days following each Closing.

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(f)           If Subscription Documents for the Minimum Offering Amount for Closing have not been received and accepted by the Company on or before the Termination Date for any reason, the Offering will be terminated, no Units will be sold, and the Escrow Agent will, at the request of the Company and the Placement Agents, cause all monies received from subscribers for the Units to be promptly returned to such subscribers without interest, penalty, expense or deduction.

5.            Further Covenants. The Company hereby covenants and agrees that:

(a)           Except upon prior written notice to the Placement Agents, the Company shall not, at any time prior to the Final Closing, knowingly take any action which would cause any of the representations and warranties made by it in this Agreement not to be complete and correct in all material respects on and as of the date of each Closing with the same force and effect as if such representations and warranties had been made on and as of each such date (except to the extent any representation or warranty relates to an earlier date).

(b)           If, at any time prior to the Final Closing, any event shall occur that causes a Company Material Adverse Effect which as a result it becomes necessary to amend or supplement the Subscription Documents so that the representations and warranties herein remain true and correct in all material respects, or in case it shall be necessary to amend or supplement the Subscription Documents to comply with Regulation D or any other applicable securities laws or regulations, the Company will promptly notify the Placement Agents and shall, at its sole cost, prepare and furnish to the Placement Agents copies of appropriate amendments and/or supplements in such quantities as the Placement Agent may reasonably request. The Company will not at any time before the Final Closing prepare or use any amendment or supplement to the Subscription Documents of which the Placement Agents will not previously have been advised and furnished with a copy, or which is not in compliance in all material respects with the Act and other applicable securities laws. As soon as the Company is advised thereof, the Company will advise the Placement Agents and their counsels, and confirm the advice in writing, of any order preventing or suspending the use of the Subscription Documents, or the suspension of any exemption for such qualification or registration thereof for offering in any jurisdiction, or of the institution or threatened institution of any proceedings for any of such purposes, and the Company will use its best efforts to prevent the issuance of any such order and, if issued, to obtain as soon as reasonably possible the lifting thereof.

(c)           The Company shall comply with the Act, the Exchange Act, the rules and regulations thereunder, all applicable state securities laws and the rules and regulations thereunder in the states in which the Company’s blue sky (“Blue Sky”) counsel has advised the Placement Agents and/or the Company that the Units are exempt from qualification or registration, so as to permit the continuance of the sales of the Units, and will file or cause to be filed with the SEC, and shall promptly thereafter forward or cause to be forwarded to the Placement Agents, any and all reports on Form D as are required. The Company will reimburse special counsel to GPN for reasonable attorney’s fees and out of pocket expenses related to the filings for exemption from such qualifications or registration (“Registration”) with any state securities commissions and any other regulatory agencies. Such fees will be paid at the time of invoicing, or at the time of Closing, if known, and if not yet invoiced, funds will remain in escrow to cover the estimated invoice. The Company will pay the invoice or authorize release of the funds from escrow within five (5) days of receipt of invoice.

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(d)           The Company shall place a legend on the Notes and the certificates representing the Warrants, the Broker Warrants, the Conversion Shares and the Warrant Shares that the securities evidenced thereby have not been registered under the Act or applicable state securities laws, setting forth or referring to the applicable restrictions on transferability and sale of such securities under the Act and applicable state laws.

(e)           The Company shall apply the net proceeds from the sale of the Units for the purposes set forth in the Subscription Documents. Except as set forth in the Subscription Documents, the Company shall not use any of the net proceeds of the Offering to repay indebtedness to officers (other than accrued salaries incurred in the ordinary course of business), directors or stockholders of the Company without the prior written consent of the Placement Agents.

(f)            During the Offering Period, the Company shall afford each prospective purchaser of Units the opportunity to ask questions of and receive answers from an officer of the Company concerning the terms and conditions of the Offering and the opportunity to obtain such other additional information necessary to verify the accuracy of the Subscription Documents to the extent the Company possesses such information or can acquire it without unreasonable expense.

(g)           Except with the prior written consent of the Placement Agents, the Company shall not, at any time prior to the earlier of the Final Closing or the Termination Date, except as contemplated by the Subscription Documents (i) engage in or commit to engage in any transaction outside the ordinary course of business as described in the Subscription Documents, (ii) issue, agree to issue or set aside for issuance any securities (debt or equity) or any rights to acquire any such securities, (iii) incur, outside the ordinary course of business, any material indebtedness, (iv) dispose of any material assets, (v) make any material acquisition or (vi) change its business or operations in any material respect; provided, however, that nothing herein shall prohibit the Company from (1) entering into collaboration and licensing arrangements with third parties, or (2) entering into arrangements for the disposition of the Company, including definitive merger and acquisition agreements and/or stock or asset purchase agreements related to the sale of all or substantially all of the Company’s assets, and/or commencing liquidation or bankruptcy proceedings on behalf of the Company, for which in the event of either (1) or (2) the prior written consent of the Placement Agents will not be required.

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(h)           Whether or not the transactions contemplated hereby are consummated, or this Agreement is terminated, the Company shall pay all reasonable expenses incurred in connection with the preparation and printing of all necessary offering documents and instruments related to the Offering and the issuance of the Units, Notes, Warrants, Broker Warrants, Conversion Shares, and Warrant Shares and will also pay for the Company’s expenses for accounting fees, legal fees, printing costs, and other costs involved with the Offering. The Company will provide at its own expense such quantities of the Subscription Documents and other documents and instruments relating to the Offering as the Placement Agents may reasonably request. The Company will pay for expenses incurred in connection with the creation, authorization, issuance, transfer and delivery of the Units, including, without limitation, fees and expenses of any transfer agent or registrar; the fees and expenses of the Escrow Agent; all fees and expenses of legal, accounting and other advisers to the Company; and the Form D filings for offer and sale of the Units under the federal securities and Blue Sky laws, within five (5) days of being invoiced. The Company will pay all such amounts, unless previously paid, at the First Closing, or, if there is no Closing, within ten (10) days after written request therefor following the Termination Date. In addition to any fees payable to the Placement Agents hereunder, the Company shall pay the fees of Katalyst’s legal counsel at the time of each Closing in an amount equal to the 1% of the gross proceeds from such Closing (“Katalyst Legal Fee”). The aggregate amount of Katalyst Legal Fees payable at all Closings shall be not less than $15,000. Accordingly, at the Final Closing, should the aggregate payments of Katalyst Legal Fees, including fees to be paid pursuant to the foregoing formula at such Final Closing, be less than $15,000, an additional payment of Katalyst Legal Fees shall be made at the Final Closing to bring the total to $15,000. In addition to any fees payable to the Placement Agents hereunder and regardless of whether the Offering is consummated, the Company hereby agrees to promptly pay the reasonable legal fees and expenses of special counsel to GPN, in an amount not to exceed Forty Thousand Dollars ($40,000) in legal fees and Three Thousand Dollars ($3,000) in expenses (such special counsel fees and expenses to be hereinafter referred to as the “Special Counsel Legal Fees”), paid directly from the escrow account at the time of the each Closing from the gross Offering proceeds and in the event the Offering is terminated prior to any Closing having taken place, then within five (5) days of the termination of the Offering by wire transfer. A Katalyst Legal Fee payment in the amount of $15,000 shall be made in the same manner in the event the Offering is terminated prior to any Closing. The Company also agrees to pay GPN a non-accountable expense allowance as follows: $3,000 shall be paid at the time of the first Closing, and $7,000 shall be paid at the time of the final Closing. Payment of legal fees and expenses is separate and apart from the Broker Compensation and other expenses described herein. Such reimbursement and payment obligations are in addition to the reimbursement of fees and expenses relating to attendance by a Placement Agent at proceedings or to indemnification and contribution as contemplated elsewhere in this Agreement. In the event a Placement Agent’s personnel must attend or participate in judicial or other proceedings to which we are not a party relating to the subject matter of this agreement, the Company shall pay such Placement Agent an additional per diem payment, per person, at its customary rates, together with reimbursement of all out-of-pocket expenses and disbursements, including reasonable attorneys’ fees and disbursements incurred by it in respect of its preparation for and participation in such proceedings. The Katalyst Legal Fee and Special Counsel Legal Fees do not include Blue Sky legal fees and expenses, fees related to other regulatory filings to be made in connection with the Offering and fees related to the preparation and filing of registration statements.

(i)            On each Closing Date, the Company permits the Placement Agents to rely on any representations and warranties made by the Company to the investors and will cause its counsel to permit the Placement Agents to rely upon any opinion furnished to the investors in the Private Placement.

(j)            The Company will comply with all of its obligations and covenants set forth in its agreements with the investors in the Offering. If not filed on EDGAR, the Company will promptly deliver to the Placement Agents and their counsels copies of any and all filings with the SEC and each amendment or supplement thereto, as well as all prospectuses and free writing prospectuses, prior to the closing of the Offering and six months thereafter. The Placement Agents are authorized on behalf of the Company to use and distribute copies of any Subscription Documents, including Company’s SEC Filings in connection with the sale of the Units as, and to the extent, permitted by federal and applicable state securities laws. The Company acknowledges and agrees that the Placement Agents will be relying, without assuming responsibility for independent verification, on the accuracy and completeness of all financial and other information that is and will be furnished to them by the Company and the Company will be liable for any material misstatements or omissions contained therein.

6.            Conditions of Placement Agents’ Obligations. The obligations of the Placement Agents hereunder to affect a Closing are subject to the fulfillment, at or before each Closing, of the following additional conditions:

(a)           Each of the representations and warranties made by the Company shall be true and correct on each Closing Date.

(b)           The Company shall have performed and complied in all material respects with all agreements, covenants and conditions required to be performed, and complied with by it at or before the Closing.

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(c)           The Subscription Documents and the SEC Filings taken as a whole do not, and as of the date of any amendment or supplement thereto will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)           No order suspending the use of the Subscription Documents or enjoining the Offering or sale of the Units shall have been issued, and no proceedings for that purpose or a similar purpose shall have been initiated or pending, or, to the best of the Company’s knowledge, be contemplated or threatened.

(e)           No holder of any of the Units from the Offering will be subject to personal liability solely by reason of being such a holder, and except as described in the Subscription Documents, none of the Notes, Warrants, Broker Warrants, Conversion Shares and Warrant Shares will be subject to preemptive or similar rights of any stockholder or security holder of the Company, or an adjustment under any antidilution or exercise rights of any holders of any outstanding shares of capital stock, membership units, options, warrants or other rights to acquire any securities of the Company.

(f)            Since the date of the latest balance sheet included in the financial statements contained within the SEC Filings, except as specifically disclosed herein, in the Subscription Agreement or in SEC Filings, there have been no events, occurrences or developments that have had or would reasonably be expected to have a Company Material Adverse Effect.

(g)           The Placement Agents shall have received a certificate of the Chief Executive Officer of the Company, dated as of each Closing Date, certifying, as to the fulfillment of the conditions set forth in subparagraphs (a), (b), (c), (d), (e) and (f) above.

(h)           The Company shall have delivered to the Placement Agents: (i) a good standing certificate dated as of a date within 10 days prior to the date of the First Closing from the secretary of state of its jurisdiction of incorporation and (ii) resolutions of the Company’s Board of Directors approving this Agreement and the transactions and agreements contemplated by this Agreement, and the Subscription Documents, all as certified by the Chief Executive Officer of the Company.

(i)            At each Closing, the Company shall have (i) paid to the Placement Agents the Compensation as set forth in Section 3 above in respect of all Units sold at such Closing, (ii) executed and delivered the Broker Warrants in respect of all Units sold at such Closing as per the instructions of the respective Placement Agents and (iii) paid all fees, costs and expenses as set forth in Section 5 hereof.

(j)            There shall have been delivered to the Placement Agents a signed opinion of counsel to the Company dated as of the first Closing Date, acceptable to the Placement Agents and their counsels.

(k)           All proceedings taken at or prior to the Closing in connection with the authorization, issuance and sale of the Notes and the Warrants will be reasonably satisfactory in form and substance to the Placement Agents and their counsels, and such counsels shall have been furnished with all such documents, certificates and opinions as they may reasonably request upon reasonable prior notice in connection with the transactions contemplated hereby.

(l)            If in connection with the Offering, the Placement Agents determine that they or the Company would be required to make a filing with the FINRA to enable the Placement Agents to act as agent in the Offering, the Company will do the following: The Company will cooperate with the Placement Agents with respect to all FINRA filings that the Company or the Placement Agents may be required to make, provide all information and documentation reasonably necessary to make the filings in a timely manner, and pay any FINRA filing fees.

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(m)          The Company agrees and understands that this Agreement in no way constitutes a guarantee that the Offering will be successful. The Company acknowledges that the Company is ultimately responsible for the successful completion of a transaction.

7.             Conditions of the Company’s Obligations. The obligations of the Company hereunder are subject to the satisfaction of each of the following conditions:

(a)           The satisfaction or waiver of all conditions to Closing as set forth herein.

(b)           As of each Closing, each of the representations and warranties made by Placement Agents herein being true and correct as of the Closing Date for such Closing.

(c)           At each Closing, the Company shall have received the proceeds from the sale of the Units that are part of such Closing less applicable Broker Cash Fees and other deductions contemplated by this Agreement.

(d)           At each Closing, the Company shall have received a copy of Subscription Documents signed by investors delivered by the Placement Agents.

7A.         Mutual Condition. The obligations of the Placement Agents and the Company hereunder are subject to the execution by each investor of a Subscription Agreement in form and substance acceptable to the Placement Agents and the Company and deposit by such investor with the escrow agent of all funds required to be so deposited by such investor.

8.            Indemnification.

(a)           The Company will: (i) indemnify and hold harmless the Placement Agents, jointly and severally, and their agents and their respective officers, directors, employees, agents, selected dealers and each person, if any, who controls the respective Placement Agent within the meaning of the Act and such agents (each an “Indemnitee” or a “Placement Agent Party”) against, and pay or reimburse each Indemnitee for, any and all losses, claims, damages, liabilities or expenses whatsoever (or actions or proceedings or investigations in respect thereof (collectively, “Proceedings”), joint or several (which will, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees, including appeals), to which any Indemnitee may become subject under the Act or otherwise, in connection with the offer and sale of the Units as a result of the breach of any representation, warranty or covenant made by the Company herein or the failure of the Company to perform its obligations under the Agreement, regardless of whether such losses, claims, damages, liabilities or expenses shall result from any claim by any Indemnitee or by any third party; and (ii) reimburse each Indemnitee for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, action, proceeding or investigation; provided, however, the Company will not be liable in any such case to the extent that any such claim, damage or liability of a Placement Agent resulted from (A) any untrue statement or alleged untrue statement of any material fact contained in the Subscription Documents made in reliance upon and in conformity with information contained in the Subscription Documents relating to the Placement Agent, or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in either case, if made or omitted in reliance upon and in conformity with written information furnished to the Company by the Placement Agent, specifically for use in the preparation thereof, (B) any violations by a Placement Agent of the Act, state securities laws or any rules or regulations of FINRA, which does not result from a violation thereof by the Company or any of its respective affiliates or (C) a Placement Agent’s gross negligence or willful misconduct. In addition to the foregoing agreement to indemnify and reimburse, the Company will indemnify and hold harmless each Indemnitee against any and all losses, claims, damages, liabilities or expenses whatsoever (or actions or proceedings or investigations in respect thereof), joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees, including appeals) to which any Indemnitee may become subject insofar as such costs, expenses, losses, claims, damages or liabilities arise out of or are based upon the claim of any person or entity that he or it is entitled to broker’s or finder’s fees from any Indemnitee in connection with the Offering as a result of the Company obligating itself or any Indemnitee to pay such a fee, other than fees due to the Placement Agents, their dealers, sub-agents or finders. The foregoing indemnity agreements will be in addition to any liability the Company may otherwise have. The Indemnitees are intended third party beneficiaries of this provision.

Placement Agency Agreement (PIPE)	Page 20

(b)           Each Placement Agent, separately but not jointly, will: (i) indemnify and hold harmless the Company, and its agents and their respective officers, directors, employees. agents, selected dealers and each person, if any, who controls the Company within the meaning of the Act and such agents (each a “Company Indemnitee” or a “Company Party”) against, and pay or reimburse each Company Indemnitee for, any and all losses, claims, damages, liabilities or expenses whatsoever (or Proceedings, joint or several (which will, for all purposes of this Agreement, include, but not be limited to. all reasonable costs of defense and investigation and all reasonable attorneys’ fees and expenses, including appeals)), to which any Company Indemnitee may become subject (a) under the Act or otherwise, in connection with the offer and sale of the Units and (b) which results from (x) any untrue statement or alleged untrue statement of any material fact contained in the Subscription Documents made in reliance upon and in conformity with information contained in the Subscription Documents relating to the Placement Agent, or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in either case, if made or omitted in reliance upon and in conformity with written information furnished to the Company by the Placement Agent, specifically for use in the preparation thereof or (y) any violations by the Placement Agent of the Act or state of foreign securities laws which does not result from a violation thereof by the Company Indemnitees or any of their respective affiliates, and (ii) reimburse each Company Indemnitee for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, action, proceeding or investigation; provided, however, in no event (except in the event of gross negligence or willful misconduct by the Placement Agent to the extent and only to the extent if found in a final judgment by a court of competent jurisdiction) shall a Placement Agent’s indemnification obligation hereunder exceed the amount of the Broker Cash Fees actually received by such Placement Agent.

(c)           Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, claim, proceeding or investigation (the “Action”), such indemnified party, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, will notify the indemnifying party of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party under this Section 8 unless the indemnifying party has been substantially prejudiced by such omission. The indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party, to assume the defense thereof subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party. The indemnified party will have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel will not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the Action with counsel reasonably satisfactory to the indemnified party, provided, however, that if the indemnified party shall be requested by the indemnifying party to participate in the defense thereof or shall have concluded in good faith and specifically notified the indemnifying party either that there may be specific defenses available to it that are different from or additional to those available to the indemnifying party or that such Action involves or could have a material adverse effect upon it with respect to matters beyond the scope of the indemnity agreements contained in this Agreement, then the counsel representing it, to the extent made necessary by such defenses, shall have the right to direct such defenses of such Action on its behalf and in such case the reasonable fees and expenses of such counsel in connection with any such participation or defenses shall be paid by the indemnifying party. No settlement of any Action against an indemnified party will be made without the consent of the indemnifying party and the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed in light of all factors of importance to such party, and no indemnifying party shall be liable to indemnify any person for any settlement of any such claim effected without such indemnifying party’s consent. Notwithstanding the immediately preceding sentence, if at any time an indemnified party requests the indemnifying party to reimburse the indemnified party for legal or other expenses in connection with investigating, responding to or defending any Proceedings as contemplated by this indemnity agreement, the indemnifying party will be liable for any settlement of any Proceedings effected without its written consent if (i) the proposed settlement is entered into more than 60 days after receipt by the indemnifying party of the request for reimbursement for any amounts that have not been disputed in good faith by the indemnifying party, (ii) the indemnifying party has not reimbursed the indemnified party within 60 days of such request for reimbursement, (iii) the indemnified party delivered notice to the indemnifying party of its intention to settle and the failure to pay within such 60 day period, and (iv) the indemnifying party does not, within 30 days of receipt of the notice of the intention to settle and failure to pay, reimburse the indemnified party for such legal or other expenses that have not been disputed in good faith by the indemnifying party and object to the indemnified party’s seeking to settle such Proceedings.

Placement Agency Agreement (PIPE)	Page 21

9.            Contribution. To provide for just and equitable contribution, if: (i) an indemnified party makes a claim for indemnification pursuant to Section 8 hereof and it is finally determined, by a judgment, order or decree not subject to further appeal that such claims for indemnification may not be enforced, even though this Agreement expressly provides for indemnification in such case; or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act, or otherwise, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the applicable Placement Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the applicable Placement Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total Placement Agent’s Compensation received by that Placement Agent. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission will be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or by a Placement Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and the Placement Agents agree that it would be unjust and inequitable if the respective obligations of the Company and the Placement Agents for contribution were determined by pro rata allocation of the aggregate losses, liabilities, claims, damages and expenses or by any other method or allocation that does not reflect the equitable considerations referred to in this Section 9. No person guilty of a fraudulent misrepresentation (within the meaning of Section 10(f) of the Act) will be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls the respective Placement Agent within the meaning of the Act will have the same rights to contribution as the respective Placement Agent, and each person, if any, who controls the Company within the meaning of the Act will have the same rights to contribution as the Company, subject in each case to the provisions of this Section 9. Anything in this Section 9 to the contrary notwithstanding, no party will be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 9 is intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available.

Placement Agency Agreement (PIPE)	Page 22

10.          Termination.

(a)           The Offering may be terminated by the Placement Agents at any time prior to the expiration of the Offering Period in the event that: (i) any of the representations, warranties or covenants of the Company contained herein or in the Subscription Documents shall prove to have been false or misleading in any material respect when actually made; (ii) the Company shall have failed to perform any of its material obligations hereunder or under any other Company Transaction Document or any other transaction document; (iii) there shall occur any event, within the control of the Company that is reasonably likely to materially and adversely affect the transactions contemplated hereunder or the ability of the Company to perform hereunder; or (iv) the Placement Agents reasonably determine that it is reasonably likely that any of the conditions to Closing to be fulfilled by the Company set forth herein will not, or cannot, be satisfied.

(b)           This Offering may be terminated by the Company at any time prior to the Termination Date in the event that (i) either of the Placement Agents shall have failed to perform any of their material obligations hereunder or (ii) on account of a Placement Agent’s fraud, illegal or willful misconduct or gross negligence. In the event of any termination by the Company, the Placement Agents shall be entitled to receive, on the Termination Date, all unpaid respective compensation as set forth in Sections 3(a) and 3(b) herein earned or accrued through the Termination Date and reimbursement of all expenses as provided for in this Agreement, but shall be entitled to no other amounts whatsoever except as may be due under any indemnity or contribution obligation for provided herein, at law or otherwise. On such Termination Date, the Company shall pay the Katalyst Legal Fees and the Special Counsel Legal Fees in connection with the Offering, as provided for herein.

(c)           This Offering may be terminated upon mutual agreement of the Company and the Placement Agents at any time prior to the expiration of the Offering Period.

(d)           This Offering and this Agreement may be terminated by the Company at any time after the end of the Initial Offering Period, in the event that the Company has not formally accepted subscriptions for at least the Minimum Amount by such date. In the event of any termination by the Company under this clause (d), Katalyst’s legal counsel and the Special Counsel shall be entitled to receive, on the Termination Date, payment of the legal fees as provided for in paragraph 5(h) of this Agreement, but the Placement Agents shall be entitled to no other amounts whatsoever except as may be due under any indemnity or contribution obligation for provided herein, at law or otherwise.

(e)           Except as otherwise provided above, before any termination by the Placement Agents under Section 10(a) or by the Company under Section 10(b) shall become effective, the terminating party shall give ten (10) day prior written notice to the other party of its intention to terminate the Offering (the “Termination Notice”). The Termination Notice shall specify the grounds for the proposed termination. If the specified grounds for termination, or their resulting adverse effect on the transactions contemplated hereby, are curable, then the other party shall have five (5) days from the Termination Notice within which to remove such grounds or to eliminate all of their material adverse effects on the transactions contemplated hereby; otherwise, the Offering shall terminate.

(f)            Upon any termination pursuant to this Section 10, the Placement Agents and the Company will instruct the Escrow Agent to cause all monies received with respect to the subscriptions for Securities not accepted by the Company to be promptly returned to such subscribers without interest, penalty or deduction.

Placement Agency Agreement (PIPE)	Page 23

11.          Survival.

(a)           The obligations of the parties to pay any costs and expenses hereunder and to provide indemnification and contribution as provided herein shall survive any termination hereunder. In addition, the provisions of Sections 3, and 8 through 20 shall survive the sale of the Securities or any termination of the Offering hereunder.

(b)          The respective indemnities, covenants, representations, warranties and other statements of the Company and the Placement Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of, and regardless of any access to information by the Company or the Placement Agents, or any of their officers or directors or any controlling person thereof, and will survive the sale of the Units or any termination of the Offering hereunder. Notwithstanding the foregoing, if either party effects a Closing with knowledge that one or more of the other party’s representations and warranties has become untrue or inaccurate in any material respect or that such other party has failed to comply or satisfy in any material respect a covenant, condition or agreement of it or them, the party so effecting the Closing shall be deemed to have waived any claim based on the breach of such inaccurate representation and warranty or the failure to have complied with the specific covenant or condition

12.          Notices. All notice and other communications which are required or permitted under this Agreement will be in writing and shall be deemed effectively given to a party by (a) the date of transmission if sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment if such notice or communication is delivered prior to 5:00 P.M., New York City time, on a business day, or the next business day after the date of transmission, if such notice or communication is delivered on a day that is not a business day or later than 5:00 P.M., New York City time, on any business day;; (b) seven days after deposit with the United States Post Office, by certified mail, return receipt requested, first-class mail, postage prepaid; (c) on the date delivered, if delivered by hand or by messenger or overnight courier, addressee signature required (costs prepaid), to the addresses below or at such other address and/or to such other persons as shall have been furnished by the parties:

If to the Company:	Enumeral Biomedical Holdings, Inc.
200 CambridgePark Drive, Suite 2000
Cambridge, MA 02140
Attention: General Counsel

With a copy to:	Duane Morris LLP
(which shall not constitute notice)	1540 Broadway
New York, NY 10036
Attention: Michael D. Schwamm, Esq.

If to Katalyst Securities LLC:	Katalyst Securities, LLC
630 Third Avenue, 5th Floor
New York, NY 10017
Attention: Michael Silverman, Managing Director

With a copy to:	Barbara J. Glenns, Esq.
(which shall not constitute notice)	Law Office of Barbara J. Glenns, Esq.
30 Waterside Plaza, Suite 25G
New York, NY 10010

If to GP Nurmenkari Inc.:	GP Nurmenkari Inc.
64 Wall Street, Suite 402
Norwalk, CT 06850
Attention: Albert Pezone

With a copy to:	CKR Law LLP
(which shall not constitute notice)	1330 Avenue of the Americas
14th Floor
New York, NY 10019
Attention: Scott Rapfogel, Esq.

Placement Agency Agreement (PIPE)	Page 24

13.          Governing Law, Jurisdiction. This Agreement shall be deemed to have been made and delivered in New York City and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York without regard to principles of conflicts of law thereof.

THE PARTIES HERETO AGREE TO SUBMIT ALL CONTROVERSIES TO THE EXCLUSIVE JURISDICTION OF FINRA ARBITRATION IN ACCORDANCE WITH THE PROVISIONS SET FORTH BELOW AND UNDERSTAND THAT (A) ARBITRATION IS FINAL AND BINDING ON THE PARTIES, (B) THE PARTIES ARE WAIVING THEIR RIGHTS TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO A JURY TRIAL, (C) PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED AND DIFFERENT FROM COURT PROCEEDINGS, (D) THE ARBITRATOR’S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY’S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULES BY ARBITRATORS IS STRICTLY LIMITED, (E) THE PANEL OF FINRA ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY, AND (F) ALL CONTROVERSIES WHICH MAY ARISE BETWEEN THE PARTIES CONCERNING THIS AGREEMENT SHALL BE DETERMINED BY ARBITRATION PURSUANT TO THE RULES THEN PERTAINING TO FINRA. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. JUDGMENT ON ANY AWARD OF ANY SUCH ARBITRATION MAY BE ENTERED IN THE FEDERAL OR STATE COURT IN THE STATE OF NEW YORK, COUNTY OF NEW YORK. THE PARTIES AGREE THAT THE DETERMINATION OF THE ARBITRATORS SHALL BE BINDING AND CONCLUSIVE UPON THEM. THE PREVAILING PARTY, AS DETERMINED BY SUCH ARBITRATORS, IN A LEGAL PROCEEDING SHALL BE ENTITLED TO COLLECT ANY COSTS, DISBURSEMENTS AND REASONABLE ATTORNEY’S FEES FROM THE OTHER PARTY. PRIOR TO FILING AN ARBITRATION, THE PARTIES HEREBY AGREE THAT THEY WILL ATTEMPT TO RESOLVE THEIR DIFFERENCES FIRST BY SUBMITTING THE MATTER FOR RESOLUTION TO A MEDIATOR, ACCEPTABLE TO ALL PARTIES, AND WHOSE EXPENSES WILL BE BORNE EQUALLY BY ALL PARTIES. THE MEDIATION WILL BE HELD IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, ON AN EXPEDITED BASIS. IF THE PARTIES CANNOT SUCCESSFULLY RESOLVE THEIR DIFFERENCES THROUGH MEDIATION, THE MATTER WILL BE RESOLVED BY ARBITRATION. THE ARBITRATION SHALL TAKE PLACE IN THE COUNTY OF NEW YORK, THE STATE OF NEW YORK, ON AN EXPEDITED BASIS.

14.          Miscellaneous.

(a)           No provision of this Agreement may be changed or terminated except by a writing signed by the party or parties to be charged therewith. Unless expressly so provided, no party to this Agreement will be liable for the performance of any other party’s obligations hereunder. Either party hereto may waive compliance by the other with any of the terms, provisions and conditions set forth herein; provided, however, that any such waiver shall be in writing specifically setting forth those provisions waived thereby. No such waiver shall be deemed to constitute or imply waiver of any other term, provision or condition of this Agreement. Neither party may assign its rights or obligations under this Agreement to any other person or entity without the prior written consent of the other party.

Placement Agency Agreement (PIPE)	Page 25

(b)           Each party shall, without payment of any additional consideration by any other party, at any time on or after the date of any Closings, take such further action and execute such other and further documents and instruments as the other party may reasonably request in order to provide the other party with the benefits of this Agreement.

(c)           The Parties to this Agreement each hereby confirm that they will cooperate with each other to the extent that it may become necessary to enter into any revisions or amendments to this Agreement, in the future to conform to any federal or state regulations as long as such revisions or amendments do not materially alter the obligations or benefits of either party under this Agreement.

15.          Entire Agreement; Severability. This Agreement together with that certain Confidentiality Agreement, dated as of April 5, 2017 between the Company and Katalyst Securities LLC and that certain Confidentiality Agreement, dated as of May 1, 2017 between the Company and GP Nurmenkari Inc., any other agreement referred to herein, supersedes all prior understandings and written or oral agreements between the parties with respect to the Offering and the subject matter hereof. If any portion of this Agreement shall be held invalid or unenforceable, then so far as is reasonable and possible (i) the remainder of this Agreement shall be considered valid and enforceable and (ii) effect shall be given to the intent manifested by the portion held invalid or unenforceable.

16.          Counterparts. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission or in pdf format shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or in pdf format shall be deemed to be their original signatures for all purposes.

17.           Announcement of Offering. The Placement Agents and their counsels and advisors may, subsequent to the closing of any Offering, make public their involvement with the Company, including use of the Company’s trademarks and logos. The Placement Agents’ counsels and advisors are intended third party beneficiaries of this Section.

18.          Advice to the Board. The Company acknowledges that any advice given by the Placement Agents to the Company is solely for benefit and use of the Company’s board of directors and officers, who will make all decisions regarding whether and how to pursue any opportunity or transaction, including any potential Offering. The Company’s board of directors and management may consider such advice, but will also base their decisions on the advice of legal, tax and other business advisors and other factors which they consider appropriate. Accordingly, as an independent contractor, the Placement Agents will not assume the responsibilities of a fiduciary to the Company or its stockholders in connection with the performance of the services. Any advice provided may not be used, reproduced, disseminated, quoted or referred to without prior written consent of the providing party. The Placement Agents do not provide accounting, tax or legal advice. The Company is a sophisticated business enterprise that has retained the Placement Agents for the limited purposes set forth in this Agreement. The parties acknowledge and agree that their respective rights and obligations are contractual in nature. Each party disclaims an intention to impose fiduciary obligations on the other by virtue of the engagement contemplated by this Agreement.

Placement Agency Agreement (PIPE)	Page 26

19.          Other Investment Banking Services. The Company acknowledges that the Placement Agents and their affiliates, if applicable, are securities firms engaged in securities trading and brokerage activities and providing investment banking and financial advisory services. In the ordinary course of business, the Placement Agents and their affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for their own account or the accounts of customers, in the Company’s debt or equity securities, its affiliates or other entities that may be involved in the transactions contemplated by this Agreement. In addition, the Placement Agents and their affiliates may from time to time perform various investment banking and financial advisory services for other clients and customers who may have conflicting interests with respect to the Company or the Offering. The Company also acknowledges that the Placement Agents and their affiliates have no obligation to use in connection with this engagement or to furnish the Company, confidential information obtained from other companies. Furthermore, the Company acknowledges the Placement Agents may have fiduciary or other relationships whereby it or its affiliates may exercise voting power over securities of various persons, which securities may from time to time include securities of the Company or others with interests in respect of any Offering. The Company acknowledges that the Placement Agents or such affiliates may exercise such powers and otherwise perform our functions in connection with such fiduciary or other relationships without regard to the Placement Agents’ relationship to the Company hereunder. Each Placement Agent acknowledges that the Company has a class of securities traded on the OTC Markets OTCQB marketplace and is subject to the restrictions imposed by Regulation FD under the Act. Each Placement Agent agrees that (i) it will not use the Information for the purpose of trading in the Common Stock or any other securities, and will take all steps necessary to prevent use of the Information for such purpose by its subsidiaries and affiliates and all of their respective officers, directors, shareholders, employees, agents, advisors, other representatives, actual and prospective institutional lenders, and actual and prospective financing sources, including, without limitation, their respective accountants, attorneys and financial advisors, and (ii) it will not disclose such Information to any other party for the purpose of trading in the Common Stock.

20.          Successors. This Agreement shall inure to the benefit of and be binding upon the successors of the respective Placement Agent and of the Company (including any party that acquires the Company or all or substantially all of its assets or merges with the Company). Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto and parties expressly referred to herein, any legal or equitable right, remedy or claim under or in respect to this Agreement or any provision hereof. The term “successors” shall not include any purchaser of the Securities merely by reason of such purchase. No subrogee of a benefited party shall be entitled to any benefits hereunder. Each party hereto disclaims any an intention to impose any fiduciary obligation on any other party by virtue of the arrangements contemplated by this Agreement.

[Signatures on following page]

Placement Agency Agreement (PIPE)	Page 27

If the foregoing is in accordance with your understanding of the agreement among the Company and the Placement Agents, kindly sign and return this Agreement, whereupon it will become a binding agreement as provided herein, between the Company and the Placement Agents in accordance with its terms.

This Agreement contains a pre-dispute arbitration provision in paragraph 13.

ENUMERAL BIOMEDICAL HOLDINGS, INC.

By:	/s/ Kevin G. Sarney
Name: Kevin G. Sarney
Title: Vice President of Finance, Chief Accounting Officer and Treasurer

KATALYST SECURITIES LLC

By:	/s/ Michael A. Silverman
Name: Michael A. Silverman
Title: Managing Director

GP NURMENKARI INC.

By:	/s/ Jeffrey Berman
Name: Jeffrey Berman
Title: Director

By:	/s/ Robert Fitzpatrick
Name: Robert Fitzpatrick
Title: CCO

AGREEMENT TO EXTEND OFFERING PERIOD

Whereas, Enumeral Biomedical Holdings, Inc. (“ENUM”), GP Nurmenkari Inc. (“GPN”), and Katalyst Securities LLC (“Katalyst”) entered into that certain Placement Agency Agreement, dated May 12, 2017 (the “PAA”);

Whereas, pursuant to the PAA, ENUM engaged GPN and Katalyst to act as co-exclusive placement agents in connection with the private placement of Units of ENUM’s securities, each Unit consisting of (a) a 12% Senior Secured Promissory Note, and (b) a warrant to purchase 11,500 shares of ENUM’s common stock, on the terms set forth in the PAA, during an offering period that runs through May 19, 2017 but is subject to an extension of up to 30 additional days if agreed to by ENUM, GPN and Katalyst; and

Whereas, each of ENUM, GPN and Katalyst desire to extend the offering period through and including June 16, 2017.

Now therefore, it is hereby agreed by each of the undersigned that the offering period shall be extended until June 16, 2017.

This Agreement to Extend Offering Period (“Extension Agreement”) may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. The exchange of copies of this Extension Agreement and of signature pages by facsimile transmission or in pdf format shall constitute effective execution and delivery of this Extension Agreement as to the parties and may be used in lieu of the original Extension Agreement for all purposes. Signatures of the parties transmitted by facsimile or in pdf format shall be deemed to be their original signatures for all purposes

ENUMERAL BIOMEDICAL HOLDINGS, INC.
	By:	/s/ Matthew A. Ebert
Name: Matthew A. Ebert
Title: General Counsel
Date: 19 May 2017

GP NURMENKARI INC.

	By:	/s/ Jeffery Berman
Date: 19 May 2017	Name: Jeffery Berman
Title: Director

	By:	/s/ Robert Fitzpatrick
Name: Robert Fitzpatrick
Title: CCO

KATALYST SECURITIES LLC

Date: 19 May 2017	By:	/s/ Michael Silverman
Name: Michael Silverman
Title: Managing Director

Exhibit 10.2

SUBSCRIPTION AGREEMENT

Enumeral Biomedical Holdings, Inc.

200 CambridgePark Drive, Suite 2000

Cambridge, MA 02140

This Subscription Agreement (this “Agreement”) has been executed by the subscriber set forth on the signature page hereof (the “Subscriber”) in connection with the private placement offering (the “Offering”) of a minimum of $500,000 (the “Minimum Offering”) and a maximum of $3,000,000 (the “Maximum Offering”) of Units of securities (the “Units”), plus up to an additional $600,000 of Units to cover over-subscriptions, issued by Enumeral Biomedical Holdings, Inc., a Delaware corporation (the “Company”), at a purchase price of $1,000 per Unit (the “Purchase Price”). Each Unit consists of (i) one 12% Senior Secured Convertible Promissory Note in the face amount of $1,150, substantially in the form of Exhibit A hereto (the “Note”), and (ii) one warrant, substantially in the form of Exhibit B hereto (the “Warrant”), representing the right to purchase Eleven Thousand Five Hundred (11,500) shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), exercisable for a period of five (5) years from issuance at an exercise price of $0.10 per share. Each Note is convertible into shares of Common Stock (the “Conversion Shares”) at a conversion price and on the other terms set forth in the Note. The repayment of the Note is secured by the intellectual property of the Company, as set forth in the Security Agreement, substantially in the form of Exhibit C hereto.

The minimum subscription is $50,000 (50 Units). The Company may accept subscriptions for less than $50,000 in its sole discretion.

The Units being subscribed for pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is being made on a reasonable best efforts basis to “accredited investors,” as defined in Regulation D under the Securities Act in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D. The Subscriber acknowledges receipt of a copy of the Registration Rights Agreement, substantially in the form of Exhibit D hereto (the “Registration Rights Agreement”).

Each closing of the Offering (a “Closing,” and the date on which such Closing occurs hereinafter referred to as the “Closing Date”) shall take place at such place as is mutually agreed to by the Company and the Placement Agents (as defined below)).

The initial Closing will not occur unless:

a.	funds deposited in escrow as described in Section 2(b) below equal at least the Minimum Offering, and corresponding documentation with respect to such amounts has been delivered by the Subscriber and other “Subscribers” under Subscription Agreements of like tenor with this Agreement (collectively, the “Subscribers”) as described in Section 2(a) below; and

b.	the other conditions set forth in Sections 7 and 8 shall have been satisfied.

Thereafter, the Company may conduct one or more additional Closings for the sale of the Units up to the Maximum Offering amount until the termination of the Offering. Unless terminated earlier by the Company, the Offering shall continue until May 19, 2017, which date may be extended for up to thirty (30) additional days, by the mutual agreement of the Company and the Placement Agents, without notice to any Subscriber, past, current or prospective (such date as so extended the “Offering Termination Date”).

Any written disclosure schedules or other written information documents delivered to the Subscriber prior to Subscriber’s execution of this Agreement, and any such document delivered to the Subscriber after Subscriber’s execution of this Agreement and prior to the Closing of the Subscriber’s subscription hereunder, are collectively referred to as the “Disclosure Materials.”

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

1.    Subscription. The undersigned Subscriber hereby subscribes to purchase the number of Units set forth on the Omnibus Signature Page attached hereto, for the aggregate Purchase Price as set forth on such Omnibus Signature Page, subject to the terms and conditions of this Agreement and on the basis of the representations, warranties, covenants and agreements contained herein.

2.    Subscription Procedure. To complete a subscription for the Units, the Subscriber must fully comply with the subscription procedure provided in this Section on or before the Closing Date for Subscriber’s Units.

a.	Subscription Documents. On or before the Closing Date, the Subscriber shall review, complete and execute the Omnibus Signature Page to this Agreement, the Investor Profile, Anti-Money Laundering Form and Accredited Investor Certification, each attached hereto following the Omnibus Signature Page (collectively, the “Subscription Documents”), and deliver the Subscription Documents to the Company at the address set forth under the caption “How to subscribe for Units in the private offering of Enumeral Biomedical Holdings, Inc.” below. Executed documents may be delivered by the Subscriber to the Placement Agent that introduced them to the Offering by facsimile or electronic mail (e-mail), if the Subscriber delivers the original copies of the documents to such Placement Agent as soon thereafter as is practicable and such Placement Agent shall, in turn, deliver the documents to the Company.

b.	Purchase Price. Simultaneously with the delivery of the Subscription Documents to the Company as provided herein, and in any event on or prior to the Closing Date, the Subscriber shall deliver to Delaware Trust Company, in its capacity as escrow agent (the “Escrow Agent”), under an escrow agreement among the Company, the Placement Agents (as defined below) and the Escrow Agent (the “Escrow Agreement”), the full Purchase Price by certified or other bank check or by wire transfer of immediately available funds, pursuant to the instructions set forth under the caption “How to subscribe for Units in the private offering of Enumeral Biomedical Holdings, Inc.” below. Such funds will be held for the Subscriber’s benefit and will be returned promptly, without interest or offset, if this Subscription Agreement is not accepted by the Company or the Offering is terminated pursuant to its terms by the Company prior to the Closing.

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c.	Company Discretion. The Subscriber understands and agrees that the Company in its sole discretion reserves the right to accept or reject this or any other subscription for Units, in whole or in part, notwithstanding prior receipt by the Subscriber of notice of acceptance of this subscription. The Company shall have no obligation hereunder until the Company shall execute and deliver to the Subscriber an executed copy of this Agreement. If this subscription is rejected in whole, or the Offering is terminated, all funds received from the Subscriber will be returned without interest or offset, and this Agreement shall thereafter be of no further force or effect. If this subscription is rejected in part, the funds for the rejected portion of this subscription will be returned without interest or offset, and this Agreement will continue in full force and effect to the extent this subscription was accepted.

3.    Placement Agents. Katalyst Securities LLC (“Katalyst”) and GP Nurmenkari Inc. (“GPN”), each a broker-dealer licensed with FINRA, have been engaged on an co-exclusive basis as placement agents (the “Placement Agents”) for the Offering on a reasonable best efforts basis. The Placement Agents and their sub-agents will be paid at each Closing from the proceeds in the Escrow Account, aggregate cash commissions equal to 10% of the gross Purchase Price paid by Subscribers in the Offering and will receive warrants to purchase a number of shares of Common Stock equal to 10% of the number of Conversion Shares initially issuable, based upon a conversion price of $0.10 per share, upon conversion of the Notes contained in the Units sold to Subscribers in the Offering, with a term of five (5) years after the Closing in which they are issued, and at an exercise price of $0.05 per share (the “Placement Agent Warrants”). Any sub-agent of the Placement Agents that introduces investors to the Offering will be entitled to share in the cash fees and Placement Agent Warrants attributable to those investors as described above, pursuant to the terms of executed sub-agent agreements). The Company will also pay certain expenses of the Placement Agents, including legal fees.

4.    Representations and Warranties of the Company. The Company hereby represents and warrants to the Subscriber, as of the date hereof and on each Closing Date (unless otherwise specified), the following:

a.	Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite power and authority to carry on its business as now conducted, and is qualified and in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by the Company or the property owned or leased by the Company requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect (as defined below). The Company’s subsidiaries are duly incorporated or organized, validly existing and in good standing under the laws of their jurisdiction of incorporation or organization and have all requisite power and authority to carry on their business as now conducted. Such subsidiaries are duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect on their respective business or properties.

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b.	Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Notes, the Warrants, the Registration Rights Agreement, the Security Agreement, the Escrow Agreement and each of the other agreements and documents that are exhibits hereto or thereto or are contemplated hereby or thereby or necessary or desirable to effect the transactions contemplated hereby or thereby (the “Transaction Documents”) and to issue the Notes, the Warrants, the Placement Agent Warrants, the Conversion Shares and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) and the Placement Agent Warrants (the “Placement Agent Warrant Shares”), in accordance with the terms hereof and thereof, (ii) the execution and delivery by the Company of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes, the Conversion Shares, the Warrants, the Warrant Shares, and the Placement Agent Warrant Shares, have been, or will be at the time of execution of such Transaction Document, duly authorized by the Company’s Board of Directors, and no further consent or authorization is, or will be at the time of execution of such Transaction Document, required by the Company, its respective Board of Directors or its stockholders, (iii) each of the Transaction Documents will be duly executed and delivered by the Company, (iv) the Transaction Documents when executed and delivered by the Company and each other party thereto will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

c.	Capitalization. The authorized capital stock of the Company consists of 300,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value of $0.001 per share (the “Preferred Stock”). As of the commencement of the Offering, the Company has 128,409,788 shares of Common Stock and no shares of Preferred Stock issued and outstanding. All of the outstanding shares of Common Stock of the stock of each of the Company’s subsidiaries have been duly authorized, validly issued and are fully paid and nonassessable. Except as set forth in the reports, schedules, forms, statements and other documents filed by the Company with the Securities and Exchange Commission (the “SEC”) on or prior to the date hereof and on or prior to the applicable Closing Date (the “SEC Reports” or “SEC Filings”), no shares of capital stock of the Company or any of its subsidiaries will be subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) except as set forth in the SEC Reports there will be no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, (iii) there will be no outstanding debt securities of the Company or any of its subsidiaries other than indebtedness as set forth in the SEC Reports, (iv) other than pursuant to the Registration Rights Agreement or as set forth in the SEC Reports, there will be no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act, (v) there will be no outstanding registration statements of the Company or any of its subsidiaries, and there will be no outstanding comment letters from the SEC or any other regulatory agency; (vi) there will be no securities or instruments of the Company or any of its subsidiaries containing anti-dilution or similar provisions, including the right to adjust the exercise, exchange or reset price under such securities, that will be triggered by the issuance of the Units as described in this Agreement; and (vii) except as provided in this Agreement, no co-sale right, right of first refusal or other similar right will exist with respect to the Units (or will exist with respect to the Conversion Shares, the Warrant Shares or the Placement Agent Warrant Shares) or the issuance and sale thereof. Upon request, the Company will make available to the Subscriber true and correct copies of the Company’s Certificate of Incorporation, as amended and in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s By-laws, as amended and in effect on the date hereof (the “By-laws”), and the terms of all securities exercisable for Common Stock and the material rights of the holders thereof in respect thereto other than stock options issued to officers, directors, employees and consultants.

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d.	Issuance of Securities. The Notes, the Warrants and the Placement Agent Warrants are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and nonassessable, and shall be free from all taxes, liens and charges with respect to the issue thereof. If and when issued, upon conversion of the Notes and upon exercise of the Warrants and Placement Agent Warrants, the Conversion Shares, Warrant Shares and Placement Agent Warrant Shares will be duly issued, fully paid and nonassessable and will be free from all taxes, liens and charges with respect to the issuance thereof.

e.	No Conflicts. None of the execution and delivery of or performance by the Company under each Transaction Document or the consummation of the transactions contemplated by the Transaction Documents conflicts with or violates, or causes a default under (with our without the passage of time or the giving of notice), or will result in the creation or imposition of, any lien, charge or other encumbrance upon any of the assets of the Company under any agreement, evidence of indebtedness, joint venture, commitment or other instrument to which the Company is a party or by which the Company or its assets may be bound, any statute, rule, law or governmental regulation applicable to the Company, or any term of the Company’s Certificate of Incorporation as in effect on the date hereof or any Closing Date for the Offering or By-Laws as in effect on the date hereof or any Closing Date for the Offering of the Company, or any license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its assets, except in the case of a conflict, violation, lien, charge or other encumbrance (except with respect to the Company’s Certificate of Incorporation or By-Laws) which would not, or could not reasonably be expected to, have a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or future prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body is required for the execution and delivery of the Transaction Documents and the valid issuance or sale of the Units, the Notes, the Warrants, the Placement Agent Warrants, the Conversion Shares, the Warrant Shares, and the Placement Agent Warrant Shares, other than such as have been made or obtained and that remain in full force and effect, and except for the filing of a Form D or any filings required to be made under state or foreign securities laws, which shall be timely filed by the Company. Except those which could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any subsidiary of the Company is in violation of any term of or in default under its Certificate of Incorporation or By-Laws. Except those which could not reasonably be expected to have a Material Adverse Effect, or as otherwise set forth in the Company’s SEC Filings, neither the Company nor any subsidiary of the Company is in violation of any term of or in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company and any subsidiary of the Company. The business of the Company and each subsidiary of the Company is not being conducted, and shall not be conducted in violation of any material law, ordinance, or regulation of any governmental entity, except for any violation which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

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f.	SEC Filings; Financial Statements. The Company has filed and has, within the past two years, timely filed (subject to 12b-25 filings with respect to certain periodic filings) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing and all other documents filed with the SEC prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the “SEC Filings”). The SEC Filings are available to the Subscribers via the SEC’s EDGAR system. As of their respective dates, the SEC Filings complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Filings, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the audited financial statements of the Company included in the Company’s SEC Filings for the two year period ended December 31, 2016, and any subsequent unaudited interim financial statements included in the Company’s SEC Filings (collectively, the “Financial Statements”) present fairly, in all material respects, the financial position of the Company as of the dates specified and the results of operations for the periods covered thereby. Such financial statements and related notes were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the unaudited financial statements omit full notes, and except for normal year-end adjustments. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the staff of the SEC with respect to any of the SEC Filings.

g.	Absence of Litigation. Except as set forth in the Company’s SEC Filings, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary of the Company, wherein an unfavorable decision, ruling or finding would (i) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the other Transaction Documents, or (ii) have a Material Adverse Effect.

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h.	Acknowledgment Regarding Subscriber’s Purchase of the Units The Company acknowledges and agrees that each Subscriber is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that each Subscriber is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by such Subscriber or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Subscriber’s purchase of the Units, Notes, Warrants (and the Conversion Shares and Warrant Shares, if applicable). The Company further represents to the Subscribers that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

i.	No General Solicitation. Neither the Company, nor any of its affiliates, nor, to the knowledge of the Company, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Units.

j.	No Integrated Offering. Neither the Company, nor any of its affiliates, nor, to the knowledge of the Company, any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Units, Notes or Warrants under the Securities Act or cause this offering of Units to be integrated with prior offerings by the Company for purposes of the Securities Act.

k.	Employee Relations. The Company is not involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened. The Company is not party to any collective bargaining agreement. To the best of the Company’s knowledge, the Company’s employees are not members of any union, and the Company’s relationship with its employees is good.

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l.	Intellectual Property Rights. The Company has ownership or license or legal right to use all patents, patent applications, copyrights, trade secrets, know-how, sequence information, data, knowledge and information including chemical manufacturing data, specifications, formulations, testing and development data and tools for the discovery and development of products and technology, trademarks, trade names, customer lists, designs, manufacturing or other processes, computer software, systems, data compilation, research results or other proprietary rights used in the business of the Company or its subsidiaries (collectively “Intellectual Property”). All of such patents, patent applications, registered trademarks and registered copyrights have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights or the corresponding offices of other jurisdictions and have been maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and all such jurisdictions. The Company believes it has taken all reasonable steps required in accordance with sound business practice and business judgment to establish and preserve its and its subsidiaries’ ownership of all material Intellectual Property with respect to their products and technology. To the knowledge of the Company, there is no infringement of the Intellectual Property by any third party. To the knowledge of the Company, the present business, activities and products of the Company and its subsidiaries do not infringe any intellectual property of any other person. There is no proceeding charging the Company or its subsidiaries with infringement of any adversely held Intellectual Property and the Company is unaware of any facts which are reasonably likely to form a basis for any such proceeding. There are no proceedings that have been instituted or pending or, to the knowledge of the Company, threatened, which challenge the rights of the Company or its subsidiaries to the use of the Intellectual Property. The Intellectual Property owned by the Company and its subsidiaries, and to the knowledge of the Company, the Intellectual Property licensed to the Company and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part. There is no pending or, to the knowledge of the Company, threatened proceeding by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which are reasonably likely to form a basis for any such claim. Each of the Company and its subsidiaries has the right to use, free and clear of material claims or rights of other persons, all of its customer lists, designs, computer software, systems, data compilations, and other information that are required for its products or its business as presently conducted. Neither the Company nor its subsidiaries is making unauthorized use of any confidential information or trade secrets of any person. The activities of any of the employees on behalf of the Company or of its subsidiaries do not violate any agreements or arrangements between such employees and third parties that are related to confidential information or trade secrets of third parties or that restrict any such employee’s engagement in business activity of any nature. Each former and current employee or consultant of the Company or its subsidiaries is a party to a written contract with the Company or its subsidiaries that assigns to the Company or its subsidiaries, or has received an employee handbook that requires an employee to assign, all rights to all inventions, improvements, discoveries and information relating to the Company or its subsidiaries, except for any failure to so do as would not reasonably be expected to result in a Material Adverse Effect. All licenses or other agreements under which (i) the Company or its subsidiaries employs rights in Intellectual Property, or (ii) the Company or its subsidiaries has granted rights to others in Intellectual Property owned or licensed by the Company or its subsidiaries are in full force and effect, and there is no default (and there exists no condition which, with the passage of time or otherwise, would constitute a default by the Company or such subsidiary) by the Company or its subsidiaries with respect thereto.

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m.	Environmental Laws.

(i)	The Company and each subsidiary of the Company has complied with all applicable Environmental Laws (as defined below), except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. There is, to the knowledge of the Company, no pending or threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request, relating to any Environmental Law involving the Company or any subsidiary of the Company, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, “Environmental Law” means any national, state, provincial or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms “release” and “environment” shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

(ii)	To the knowledge of the Company there is no material environmental liability with respect to any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company or any subsidiary of the Company.

(iii)	The Company and each subsidiary of the Company (i) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its businesses and (ii) is in compliance, in all material respects, with all terms and conditions of any such permit, license or approval.

n.	Title. Except as set forth in the SEC Reports, the Company and each subsidiary of the Company has good and marketable title to all of its personal property and assets free and clear of any material restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance which would have a Material Adverse Effect. With respect to properties and assets it leases, except as set forth in the SEC Reports, the Company and each subsidiary of the Company is in material compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances which would have a Material Adverse Effect.

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o.	Internal Accounting Controls. Except as set forth in the Company’s SEC Filings, the Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. Except as set forth in the Company’s SEC Filings, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, and (iii) the recorded amounts for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

p.	No Material Adverse Breaches, etc. Neither the Company nor any subsidiary of the Company is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect. Except as set forth in the Company’s SEC Filings, neither the Company nor any subsidiary of the Company is in breach of any contract or agreement which breach, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.

q.	Tax Status. The Company and each subsidiary of the Company has made and filed all U.S. federal and state, income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company or such subsidiary has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due from the Company or any subsidiary of the Company by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

r.	Certain Transactions. Except for arm’s length transactions pursuant to which the Company and subsidiaries of the Company make payments in the ordinary course of business upon terms no less favorable than it could obtain from third parties, none of the officers, directors, or employees of the Company or any subsidiary of the Company is presently a party to any transaction with the Company or any subsidiary of the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

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s.	Rights of First Refusal. The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties.

t.	Reliance. The Company acknowledges that the Subscribers are relying on the representations and warranties made by the Company hereunder and that such representations and warranties are a material inducement to the Subscriber purchasing the Units. The Company further acknowledges that without such representations and warranties of the Company made hereunder, the Subscribers would not enter into this Agreement.

u.	Brokers’ Fees. The Company does not have any liability or obligation to pay any fees or commissions to any Broker, finder or agent with respect to the transactions contemplated by this Agreement, except for (a) the payment of the Placement Agent Fees to the Placement Agents, as applicable, (b) payments to Katalyst and to persons affiliated with or formerly affiliated with Katalyst pursuant to the terms of that certain Placement Agent Agreement dated as of June 21, 2016 (as such term is defined therein), and (c) payments to Katalyst and to persons affiliated with or formerly affiliated with Katalyst pursuant to the terms of that certain Warrant Agent Agreement, dated as of October 26, 2016 (as such term is defined therein); provided, however, that Katalyst and other brokers or agents participating in the Offering shall only be entitled to a fee with respect to the Offering pursuant to clause (a) of this paragraph, and in no event entitled to multiple fees in combination thereof.

v.	Insurance. The Company has insurance policies of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Company and its subsidiaries. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy.

w.	Material Changes. Since the respective date of the latest consolidated balance sheet of the Company included in the financial statements contained within the SEC Reports, except as specifically disclosed in the Company’s SEC Filings, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have a Material Adverse Effect with respect to the Company, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the financial statements of the Company pursuant to GAAP or to be disclosed in filings made with the SEC, (iii) the Company has not materially altered its method of accounting or the manner in which it keeps its accounting books and records, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) the Company has not issued any equity securities to any officer, director or affiliate, except Common Stock issued in the ordinary course pursuant to existing Company stock option or stock purchase plans or executive and director corporate arrangements disclosed in the Company’s SEC Filings, (vi) there has not been any change or amendment to, or any waiver of any material right under, any material contract under which the Company, or any of their assets are bound or subject, and (vii) except for the issuance of the Units contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Company nor its businesses, properties, operations or financial condition, as applicable, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed in the Company’s SEC Filings.

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x.	Transactions With Affiliates and Employees. None of the officers or directors of the Company and, to the Company’s knowledge, none of the employees of the Company, is a party to any transaction with the Company or to a transaction contemplated by the Company (other than for services as employees, officers and directors) that would be required to be disclosed by the Company pursuant to Item 404 of Regulation S-K promulgated under the Securities Act, except as contemplated by the Transaction Documents or set forth in the Company’s SEC Filings.

y.	Off-Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its SEC Filings (including, for purposes hereof, any that are required to be disclosed in a Form 10) and is not so disclosed or that otherwise would have a Material Adverse Effect.

z.	Disclosure Materials. The Company’s SEC Filings taken as a whole do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

aa.	Investment Company. The Company is not required to be registered as, and is not an affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

5.    Representations, Warranties and Agreements of the Subscriber. The Subscriber represents and warrants to, and agrees with, the Company the following:

a.	Investment Purpose. Each Subscriber is acquiring the Units, Notes, and, if applicable, the Conversion Shares and Warrant Shares (the Units, Notes, Warrants, Conversion Shares and Warrant Shares being hereinafter referred to collectively as the “Securities”), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, such Subscriber reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement covering such Securities, or an available exemption under the Securities Act. Each Subscriber agrees not to sell, hypothecate or otherwise transfer the Securities unless such Securities are registered under the federal and applicable state securities laws or unless, in the opinion of counsel satisfactory to the Company, an exemption from such law is available.

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b.	Residence of Subscriber. Each Subscriber resides in the jurisdiction set forth on the Subscriber Omnibus Signature Page affixed hereto.

c.	Accredited Investor Status. The Subscriber meets the requirements of at least one of the suitability standards for an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D, for the reason set forth on the Investor Certification attached hereto as Annex B.

d.	Intentionally omitted.

e.	Accredited Investor Qualifications. A Subscriber (i) if a natural person, represents that such Subscriber has reached the age of 21 and has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Units, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Units and underlying securities, the execution and delivery of this Agreement has been duly authorized by all necessary action, this Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom such Subscriber is executing this Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Agreement and make an investment in the Company, and represents that this Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which such Subscriber is a party or by which it is bound.

f.	Subscriber Relationship with Brokers. The Subscriber’s substantive relationship with a broker, if any, for the transactions contemplated hereby, or subagent thereof (collectively, “Brokers”), through which a Subscriber may be subscribing for the Units predates such Broker’s contact with the Subscriber regarding an investment in the Units.

g.	Solicitation. The Subscriber is unaware of, is in no way relying on, and did not become aware of the offering of the Units through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, in connection with the offering and sale of the Units and is not subscribing for the Units and did not become aware of the offering of the Units through or as a result of any seminar or meeting to which the Subscriber was invited by, or any solicitation of a subscription by, a person not previously known to the Subscriber in connection with investments in securities generally.

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h.	Brokerage Fees. Except as otherwise provided herein, the Subscriber has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Agreement or the transaction contemplated hereby.

i.	Subscriber’s Advisors. The Subscriber and the Subscriber’s attorney, accountant, purchaser representative and/or tax advisor, if any (collectively, the “Advisors”), as the case may be, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the Units to evaluate the merits and risks of an investment in the Units and the Company and to make an informed investment decision with respect thereto.

j.	Subscriber Liquidity. Each Subscriber has adequate means of providing for such Subscriber’s current financial needs and foreseeable contingencies and has no need for liquidity of its investment in the Units for an indefinite period of time, and after purchasing the Units, the Subscriber will be able to provide for any foreseeable current needs and possible personal contingencies. The Subscriber must bear and acknowledges the substantial economic risks of the investment in the Units including the risk of illiquidity and the risk of a complete loss of this investment.

k.	High Risk Investment. The Subscriber is aware that an investment in the Units involves a number of very significant risks and has carefully researched and reviewed and understands the risks of, and other considerations relating to, the purchase of the Units, including but not limited to the Company’s disclosure that the Company believes that it only has sufficient liquidity to fund operations into May 2017, and that, even with receipt of funds from this Offering, the Company will require additional capital, without which the Company will be required to downsize or wind down its operations through liquidation, bankruptcy, or a sale of its assets. Subscriber acknowledges that, among other things, while the Company and its subsidiaries shall have entered into the Security Agreement with the Subscriber and the Collateral Agent, pursuant to which the Company and its subsidiaries shall have granted and conveyed to the Collateral Agent, for the benefit of the Subscriber, a security interest in intellectual property of the Company and its subsidiaries, at all times that the Subscriber’s Note remains outstanding, which shall be governed by the laws of the State of New York, neither the Company nor the Collateral Agent has and neither of them intends to take any action to perfect any security interest in any intellectual property of the Company and its subsidiaries in any jurisdiction outside of the United States of America.

l.	Reliance on Exemptions. Each Subscriber understands that the Units are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Subscriber’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of such Subscriber to acquire the Units.

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m.	Information. Each Subscriber and its Advisors have been furnished with all documents and materials relating to the business, finances and operations of the Company and its subsidiaries and information that such Subscriber requested and deemed material to making an informed investment decision regarding such Subscriber’s purchase of the Units and the underlying securities. Each Subscriber and its Advisors have been afforded the opportunity to review such documents and materials, as well as the Company’s SEC Filings, as such term is defined below (hard copies of which were made available to the Subscriber upon request to the Company or were otherwise accessible to the Subscriber via the SEC’s EDGAR system), and the information contained therein. Each Subscriber and its Advisors have been afforded the opportunity to ask questions of the Company and its management. Each Subscriber understands that such discussions, as well as any written information provided by the Company, were intended to describe the aspects of the Company’s business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description, and except as expressly set forth in this Agreement, the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Company. Some of such information may include projections as to the future performance of the Company and its subsidiaries, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond the Company’s and its subsidiaries’ control. Additionally, each Subscriber understands and represents that such Subscriber is purchasing the Units notwithstanding the fact that the Company and its subsidiaries may disclose in the future certain material information the Subscriber has not received, including the financial results of the Company and its subsidiaries for their current fiscal quarters. Neither such inquiries, nor any other due diligence investigations conducted by such Subscriber or its Advisors, shall modify, amend or affect such Subscriber’s right to rely on the Company’s representations and warranties contained in Section 4 above. Each Subscriber has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Units.

n.	No Other Representations or Information. In evaluating the suitability of an investment in the Units, the Subscriber has not relied upon any representation or information (oral or written) with respect to the Company or its subsidiaries, or otherwise, other than as stated in this Agreement, the Note, the Warrants, the Registration Rights Agreement, and the Security Agreement. No other oral or written representations have been made, or oral or written information furnished, to the Subscriber or its Advisors, if any, in connection with the offering of the Units.

o.	No Governmental Review. Each Subscriber understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Units, or the fairness or suitability of the Units, nor have such authorities passed upon or endorsed the merits of the offering of the Units.

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p.	Transfer or Resale. Each Subscriber understands that: (i) the Units and the underlying securities have not been and may not be registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) such Subscriber shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; (ii) any sale of such securities made in reliance on Rule 144 under the Securities Act (or a successor rule thereto) (“Rule 144”) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) the Company is not, and except as otherwise set forth in this Agreement, no other person is, under any obligation to register such securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Company reserves the right to place stop transfer instructions against the shares and certificates for the Conversion Shares and Warrant Shares to the extent specifically set forth under this Agreement. There can be no assurance that there will be any market or resale for the Conversion Shares and Warrant Shares, nor can there be any assurance that the Conversion Shares and Warrant Shares will be freely transferable at any time in the foreseeable future.

q.	Legends. Each Subscriber understands that the certificates or other instruments representing the Notes, Warrants, Conversion Shares and Warrant Shares shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) IN COMPLIANCE WITH RULE 144 OR 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

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The Company shall use its commercially reasonable efforts to cause its Transfer Agent to remove the legend set forth above from the Conversion Shares or Warrant Shares, as applicable, and, within three (3) business days, shall issue a certificate without such legend to the holder of such Conversion Shares or Warrant Shares, as applicable, upon which it is stamped, if, unless otherwise required by state securities laws, (i) the Subscriber or its broker make the necessary representations and warranties to the transfer agent for the Common Stock that it has complied with the prospectus delivery requirements in connection with a sale transaction, provided the Conversion Shares or Warrant Shares, as applicable, are registered under the Securities Act or (ii) in connection with an actual sale transaction, after such holder provides the Company with an opinion of counsel satisfactory to the Company, which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale, assignment or transfer of the Conversion Shares or Warrant Shares, as applicable, may be made without registration under the Securities Act.

r.	Authorization, Enforcement. The Subscriber has the requisite power and authority to enter into and perform under this Agreement and the other Transaction Documents, and to purchase the Units and underlying securities being sold to it hereunder. The execution, delivery and performance of this Agreement and the Transaction Documents by such Subscriber and the consummation by Subscriber of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Subscriber or Subscriber’s Board of Directors, stockholders, partners, members, as the case may be, is required. This Agreement and the other Transaction Documents (to the extent the Subscriber is party thereto) have been duly authorized, executed and delivered by such Subscriber and upon execution of this Agreement and the Transaction Documents by the other parties hereto and thereto, constitute, or shall constitute when executed and delivered, a valid and binding obligation of such Subscriber enforceable against such Subscriber in accordance with the terms hereof and thereof, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

s.	No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation by such Subscriber of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) if the Subscriber is not an individual, result in a violation of such Subscriber’s charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Subscriber is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Subscriber). Such Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the other Transaction Documents or to purchase the Units in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

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t.	Receipt of Documents. Each Subscriber, its counsel and/or its Advisors have received and read in their entirety: (i) this Agreement and each representation, warranty and covenant set forth herein; and (ii) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; each Subscriber has received answers to all questions such Subscriber submitted to the Company regarding an investment in the Company; and each Subscriber has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus.

u.	Status as a Former Shell Company. Each Subscriber understands that the Company is a former “shell company” as such term is defined in Rule 12b-2 under the Exchange Act. The Company ceased to be a “shell company” on July 31, 2014, and filed Form 10 type information under cover of Form 8-K on August 6, 2014. Pursuant to Rule 144(i), securities issued by a current or former shell company (such as the Securities) that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after such company (a) is no longer a shell company; and (b) has filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it is no longer a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, such company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports. As a result, the restrictive legends on certificates for the securities cannot be removed except in connection with an actual sale meeting the foregoing requirements or pursuant to resale under an effective registration statement.

v.	Trading Activities. The Subscriber’s trading activities with respect to the Common Stock shall be in compliance with all applicable federal and state securities laws, rules and regulations and the rules and regulations of the principal market on which the Common Stock is listed or traded. Neither the Subscriber nor its affiliates has an open short position in the Common Stock and, except as set forth below, the Subscriber shall not, and shall not cause any of its affiliates under common control with the Subscriber, to engage in any short sale as defined in any applicable SEC or Financial Industry Regulatory Authority (“FINRA”) rules or any hedging transactions with respect to the Common Stock until the earlier to occur of (i) the first anniversary of the initial Closing Date and (ii) the Subscriber no longer owns Notes, Warrants, Conversion Shares or Warrant Shares. Without limiting the foregoing, the Subscriber agrees not to engage in any naked short transactions in excess of the amount of shares owned (or an offsetting long position) by the Subscriber.

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w.	Regulation FD. Each Subscriber acknowledges and agrees that certain of the information received by it in connection with the transactions contemplated by this Agreement is of a confidential nature and may be regarded as material non-public information under Regulation FD promulgated by the SEC and that such information has been furnished to the Subscriber for the sole purpose of enabling the Subscriber to consider and evaluate an investment in the Units. Each Subscriber further acknowledges that prior to receiving such information, Subscriber executed a confidentiality agreement or similar agreement with the Company. The Subscriber agrees that it will treat such information in a confidential manner, will not use such information for any purpose other than evaluating an investment in the Units, will not, directly or indirectly, trade or permit the Subscriber’s agents, representatives or affiliates to trade in any securities of the Company while in possession of material non-public information and will not, directly or indirectly, disclose or permit the Subscriber’s agents, representatives or affiliates to disclose any of such information without the Company’s prior written consent. The Subscriber shall make its agents, affiliates and representatives aware of the confidential nature of the information contained herein and the terms of this section including the Subscriber’s agreement to not disclose such information, to not trade in the Company’s securities while such information remains material non-public information and to be responsible for any disclosure or other improper use of such information by such agents, affiliates or representatives. Likewise, without the Company’s prior written consent, the Subscriber will not, directly or indirectly, make any statements, public announcements or other release or provision of information in any form to any trade publication, to the press or to any other person or entity whose primary business is or includes the publication or dissemination of information related to the transactions contemplated by this Agreement.

x.	No Legal Advice from the Company. Each Subscriber acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax Advisors. Each Subscriber is relying solely on such Advisors and not on any statements or representations of the Company or any of its employees, representatives or agents for legal, tax, economic and related considerations or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

y.	No Group Participation. Each Subscriber and its affiliates is not a member of any group, nor is any Subscriber acting in concert with any other person, including any other Subscriber, with respect to its acquisition of the Units and underlying securities.

z.	Reliance. Any information which the Subscriber has heretofore furnished or is furnishing herewith to the Company or any Broker is complete and accurate and may be relied upon by the Company and any Broker in determining the availability of an exemption from registration under U.S. federal and state securities laws in connection with the offering of securities as described in this Agreement and the related summary term sheet and transmittal letter, if any. The Subscriber further represents and warrants that it will notify and supply corrective information to the Company immediately upon the occurrence of any change therein occurring prior to the Company’s issuance of the Units. Within five (5) days after receipt of a request from the Company or any Broker, the Subscriber will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company or any Broker is subject.

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aa.	(For ERISA plan Subscribers only). The fiduciary of the ERISA plan represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. The Subscriber fiduciary or plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Subscriber fiduciary or plan has not relied primarily on any advice or recommendation of the Company or any of its affiliates;

bb.	Anti-Money Laundering; OFAC.

[The Subscriber should check the Office of Foreign Assets Control (“OFAC”) website at http://www.treas.gov/ofac before making the following representations.] The Subscriber represents that the amounts invested by it in the Company in the Units were not and are not directly or indirectly derived from activities that contravene U.S. federal or state or international laws and regulations, including anti-money laundering laws and regulations. U.S. federal regulations and executive orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals1 or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

[1]	These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

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To the best of the Subscriber’s knowledge, none of: (1) the Subscriber; (2) any person controlling or controlled by the Subscriber; (3) if the Subscriber is a privately-held entity, any person having a beneficial interest in the Subscriber; or (4) any person for whom the Subscriber is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph. The Subscriber agrees to promptly notify the Company should the Subscriber become aware of any change in the information set forth in these representations. The Subscriber understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Subscriber, either by prohibiting additional subscriptions from the Subscriber, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and a Broker may also be required to report such action and to disclose the Subscriber’s identity to OFAC. The Subscriber further acknowledges that the Company may, by written notice to the Subscriber, suspend the redemption rights, if any, of the Subscriber if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company or any Broker or any of the Company’s other service providers. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

To the best of the Subscriber’s knowledge, none of: (1) the Subscriber; (2) any person controlling or controlled by the Subscriber; (3) if the Subscriber is a privately-held entity, any person having a beneficial interest in the Subscriber; or (4) any person for whom the Subscriber is acting as agent or nominee in connection with this investment is a senior foreign political figure2, or any immediate family3 member or close associate4 of a senior foreign political figure, as such terms are defined in the footnotes below.

If the Subscriber is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Subscriber receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Subscriber represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

dd.	Each Subscriber is aware that some of the members of Intuitive Venture Partners, LLC (“Intuitive”) are registered representatives registered with GPN, and may receive a portion of the Placement Agent Cash Fee and/or Placement Agent Warrants as described above. Intuitive is also acting as Collateral Agent. Each Subscriber, for itself and on behalf of its affiliates, expressly waives any conflicts of interest or potential conflicts of interest discussed in this paragraph and agrees that neither GPN nor the Collateral Agent or their affiliates, officers, directors or members shall have any liability to the Subscriber or its affiliates, and the Subscriber and its affiliates shall have no liability to GPN, the Collateral Agent or their affiliates, officers, directors or members, with respect to such conflicts of interest or potential conflicts of interest.

[2]	A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

[3]	“Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

[4]	A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

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6.    Covenants.

(a)	Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 7 and 8 of this Agreement.

(b)	Form D. The Company agrees to file a Form D with respect to the offer and sale of the Notes and Warrants as required under Regulation D. The Company shall take such action as the Company shall reasonably determine is necessary to qualify the Notes, Warrants, Conversion Shares and Warrant Shares, or obtain an exemption for the Notes, Warrants, Conversion Shares and Warrant Shares for sale to the Subscribers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States and foreign jurisdictions, as applicable.

(c)	Reporting Status. Until the date on which the Subscriber shall have sold all of Subscriber’s Conversion Shares and Warrants Shares, the Company shall file in a timely manner (or, with respect to Form 8-K reports, shall use its commercially reasonable efforts to file in a timely manner) all reports required to be filed with the SEC pursuant to the Exchange Act, and the regulations of the SEC thereunder, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

(d)	Use of Proceeds. The Company shall use the net proceeds from the sale of the Units (after deducting fees and expenses (including brokerage fees, legal fees and expenses and fees payable to the Escrow Agent)) for research and development expenses, working capital and general corporate purposes.

(e)	Listings or Quotation. The Company shall use its commercially reasonable efforts to maintain the listing or quotation of its Common Stock upon the OTCQB tier of the OTC marketplace.

(f)	Survival. The representations and warranties of the Company and the Subscriber contained in Sections 4 and 5 shall survive the Closing for a period of twenty-four (24) months. The covenants contained in Sections 6 and 15 shall survive for the maximum period permitted by law. Each Subscriber shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

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(g)	Authority of Collateral Agent. Subscriber hereby irrevocably appoints, designates and authorizes the Collateral Agent to take such action on its behalf under the provisions of the Security Agreement and to exercise such powers and perform such duties as are expressly delegated to it by the terms of the Security Agreement, together with such powers as are reasonably incidental thereto, and grants and affirms the immunities and indemnities provided to the Collateral Agent Related Persons (as defined below) and their affiliates in the Security Agreement. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in the Security Agreement, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in the Security Agreement, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the Security Agreement or otherwise exist against the Collateral Agent in its capacity as such. Subscriber acknowledges that none of the Collateral Agent Related Persons has made any representation or warranty to it, and that no act by the Collateral Agent hereinafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by any Collateral Agent Related Person to Subscriber. Subscriber represents to the Collateral Agent that it has, independently and without reliance upon any Collateral Agent Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and made its own decision to enter into this Agreement and to invest in the Unit. Subscriber also represents that it will, independently and without reliance upon any Collateral Agent Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly required by the Security Agreement or this Agreement to be furnished to the Subscriber by the Collateral Agent, the Collateral Agent in its capacity as such shall not have any duty or responsibility to provide Subscriber with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Collateral Agent Related Persons. “Collateral Agent Related Persons” means the Collateral Agent and any successor agent arising hereunder or under the Security Agreement, together with their respective affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such persons and affiliates.

7.    Conditions to Company’s Obligations at Closing. The Company’s obligation to complete the sale and issuance of the Units and deliver the Notes and the Warrants to each Subscriber, individually, at each Closing shall be subject to the following conditions to the extent not waived by the Company:

a.	Receipt of Payment. The Company shall have received payment, by certified or other bank check or by wire transfer of immediately available funds, in the full amount of the Purchase Price for the number of Units being purchased by such Subscriber at such Closing.

b.	Representations and Warranties. The representations and warranties made by the Subscriber in Section 5 hereof shall be true and correct in all material respects as of, and as if made on, the date of this Agreement and as of such Closing Date with the same force and effect as if they had been made on and as of said date (except in each case to the extent any such representation and warranty is qualified by materiality, in which case, such representation and warranty shall be true and correct in all respects as so qualified). The Subscriber shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to such Closing Date.

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c.	Receipt of Executed Documents. Such Subscriber shall have executed and delivered to the Company the Omnibus Signature Page, the Investor Profile, Anti-Money Laundering Form and Accredited Investor Certification.

d.	Minimum Offering. The initial Closing shall be at least for the number of Units in the Minimum Offering at the Purchase Price.

e.	Judgments. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

8.    Conditions to Subscribers’ Obligations at Closing. Each Subscriber’s obligation to accept delivery of the Notes and the Warrants and to pay for the Units at each Closing shall be subject to the following conditions to the extent not waived by the Placement Agents on behalf of the Subscribers:

a.	Representations and Warranties. The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects as so qualified) as of, and as if made on, the date of this Agreement and as of such Closing Date with the same force and effect as if they had been made on and as of said date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and in all material respects correct as of such earlier date (except in each case to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects as so qualified). The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to such Closing Date.

b.	Receipt of Executed Transaction Documents. The Company shall have executed and delivered to the Placement Agents the Registration Rights Agreement and the Escrow Agreement.

c.	Minimum Offering. The initial Closing shall be at least for the number of shares of Common Stock in the Minimum Offering at the Purchase Price.

d.	Judgments. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

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e.	Consents. The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation by the Company of the purchase and sale of the Units and the transactions contemplated hereby or under the Transaction Documents, all of which shall be in full force and effect.

f.	President’s Certificate. The Subscribers shall have received a certificate, executed by the President of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Subscribers.

g.	Officer’s Certificate. The Company shall have delivered to the Subscribers a certificate, executed on its behalf by an appropriate officer, dated as of the Closing Date, certifying the resolutions adopted by its Board of Directors approving the transactions contemplated by this Agreement, the other Transaction Documents and the issuance of the Units, certifying the current versions of its Certificate of Incorporation and By-laws (or equivalent documents), certifying as to the good standing of the Company in the jurisdiction of its formation and in jurisdictions authorized to conduct business, and certifying as to the signatures and authority of persons signing this Agreement on behalf of the Company. The foregoing certificate shall only be required to be delivered on the First Closing Date, unless any information contained in the certificate has changed.

h.	Legal Opinion. Solely with respect to the First Closing, Duane Morris LLP, counsel to the Company, shall deliver an opinion addressed to the Subscribers and the Placement Agents, dated as of the date of the First Closing, in form and substance reasonably acceptable to the Subscribers and Placement Agent.

9.     Indemnification. The Subscriber agrees to indemnify and hold harmless the Company, the Placement Agent and any other broker, agent or finder engaged by the Company for the Offering, and their respective directors, officers, shareholders, members, partners, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls such persons (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling person, from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of the Subscriber’s actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Subscriber of any covenant or agreement made by the Subscriber, contained herein or in any other any other documents delivered by the Subscriber to the Company in connection with the transactions contemplated by this Agreement.

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The Company agrees to indemnify and hold harmless the Subscriber, its directors, officers, shareholders, members, partners, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls such persons (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling person, from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of the Company’s actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Company of any covenant or agreement made by the Company, contained herein or in any other any other documents delivered by the Company to the Subscriber in connection with the transactions contemplated by this Agreement.

10.  Revocability; Binding Effect. The subscription hereunder may be revoked prior to the Closing thereon, provided that written notice of revocation is sent and is received by the Company or either of the Placement Agents at least two Business Days prior to the Closing on such subscription. The Subscriber hereby acknowledges and agrees that this Agreement shall survive the death or disability of the Subscriber and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the Subscriber is more than one person, the obligations of the Subscriber hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives and permitted assigns.

11.  Immaterial Modifications to the Registration Rights Agreement. The Company may, at any time prior to the initial Closing, amend the Registration Rights Agreement if necessary to clarify any provision therein, without first providing notice or obtaining prior consent of the Subscriber.

12.  Third-Party Beneficiary. The Placement Agents shall be an express third-party beneficiary of the representations and warranties included in this Agreement. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in this Section 11.

13.  Assignability. This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Subscriber, and the transfer or assignment of the Units, the Notes, the Conversion Shares, the Warrants or the Warrant Shares shall be made only in accordance with all applicable laws.

14.  Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles thereof relating to the conflict of laws.

15.  Arbitration. The parties agree to submit all controversies to arbitration in accordance with the provisions set forth below and understand that:

a.	Arbitration shall be final and binding on the parties.

b.	The parties are waiving their right to seek remedies in court, including the right to a jury trial.

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c.	Pre-arbitration discovery is generally more limited and different from court proceedings.

d.	The arbitrator’s award is not required to include factual findings or legal reasoning and any party’s right to appeal or to seek modification of rulings by arbitrators is strictly limited.

e.	The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

f.	All controversies which may arise between the parties concerning this Agreement shall be determined by arbitration pursuant to the rules then pertaining to the Financial Industry Regulatory Authority in New York City, New York. Judgment on any award of any such arbitration may be entered in the Supreme Court of the State of New York or in any other court having jurisdiction of the person or persons against whom such award is rendered. Any notice of such arbitration or for the confirmation of any award in any arbitration shall be sufficient if given in accordance with the provisions of this Agreement. The parties agree that the determination of the arbitrators shall be binding and conclusive upon them. The prevailing party, as determined by such arbitrators, in a legal proceeding shall be entitled to collect any costs, disbursements and reasonable attorney’s fees from the other party. Prior to filing an arbitration, the parties hereby agree that they will attempt to resolve their differences first by submitting the matter for resolution to a mediator, acceptable to all parties, and whose expenses will be borne equally by all parties. The mediation will be held in the County of New York, State of New York, on an expedited basis. If the parties cannot successfully resolve their differences through mediation, within sixty (60) days from the receipt of written notice of a controversy from the notifying party, the matter will be submitted for resolution by arbitration. The arbitration shall take place in the County of New York, State of New York, on an expedited basis.

16.  Blue Sky Qualification. The purchase of Units under this Agreement is expressly conditioned upon the exemption from qualification of the offer and sale of the Units from applicable federal and state securities laws. The Company shall not be required to qualify this transaction under the securities laws of any jurisdiction and, should qualification be necessary, the Company shall be released from any and all obligations to maintain its offer, and may rescind any sale contracted, in the jurisdiction.

17.  Use of Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

18.  Confidentiality. The Subscriber acknowledges and agrees that any information or data the Subscriber has acquired from or about the Company or may acquire in the future, not otherwise properly in the public domain, was received in confidence. The Subscriber agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of the Company or for the benefit of any other person, or misuse in any way, any confidential information of the Company, including any scientific, technical, trade or business secrets of the Company and any scientific, technical, trade or business materials that are treated by the Company as confidential or proprietary, including, but not limited to, internal personnel and financial information of the Company or its affiliates, the manner and methods of conducting the business of the Company or its affiliates and confidential information obtained by or given to the Company about or belonging to third parties. The Subscriber understands that the Company may rely on Subscriber’s agreement of confidentiality to comply with the exemptive provisions of Regulation FD under the Securities Act of 1933 as set forth in Rule 100(a)(b)(2)(ii) of Regulation FD. In addition, the Subscriber acknowledges that it is aware that the United States securities laws generally prohibit any person who is in possession of material nonpublic information about a public company such as the Company from purchasing or selling securities of such company. The provisions of this Section are in addition to and not in replacement of any other confidentiality agreement between the Company and the Subscriber.

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19.  Right of First Refusal.

a.	In the event that after the Offering Termination Date and prior to the date that is twelve (12) months following the initial Closing, the Company determines to offer for sale or to accept an offer to purchase any Company securities, including both debt and equity securities (the “Subsequent Offering Securities”), each Subscriber who previously purchased Units in the Offering (a “ROFR Holder”) shall have an option to purchase such ROFR Option Holder’s pro rata share of Subsequent Offering Securities on the same terms and conditions on which the Subsequent Offering Securities are proposed to be issued, as set forth in this Section (the “ROFR”).

b.	The Company shall send to each ROFR Holder a written notice (the “ROFR Notice”). The ROFR Notice shall set forth the material terms of the proposed sale of Subsequent Offering Securities and the number of Subsequent Offering Securities such ROFR Holder has the ROFR to purchase (such ROFR Holder’s “ROFR Amount”), which shall be a percentage of the total number of Subsequent Offering Securities proposed to be sold equal to (i) the total number of Units previously purchased by such ROFR Holder divided by (ii) the total number of Units previously sold by the Company; and the ROFR Notice shall include a copy of this Section. Each ROFR Holder wishing to exercise its ROFR on all or part of its ROFR Amount shall so notify the Company in writing within ten (10) Business Days after the Company’s transmittal of the ROFR Notice (a “ROFR Exercise Notice”).

c.	If the amount of Subsequent Offering Securities elected to be purchased in all ROFR Exercise Notices is less than the total number set forth in the ROFR Notice, the Company may sell the excess shares to persons other than ROFR Holders, but only on substantially the same terms as set forth in the First ROFR Notice. ROFR Holders who have elected to purchase shares of Subsequent Offering Securities shall execute the subscription and other related agreements for the sale of the Subsequent Offering Securities, the closing of which shall occur as provided in such documents.

d.	Notwithstanding the foregoing, the ROFR shall not apply to Company securities issued (i) pursuant to any merger, acquisition, stock or asset purchase, or business combination transactions involving the Company (a “Strategic Transaction”); or (ii) to any investors in connection with any such Strategic Transaction where the raising of capital is a condition to such transaction.

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20.  Potential Conflicts. The Placement Agents, their sub-agents, legal counsels to the Placement Agents, and/or their respective affiliates, principals, representatives or employees may now or hereafter own shares of the Company.

21.  Independent Nature of Each Purchaser’s Obligations and Rights. For avoidance of doubt, the obligations of the Purchasers under this Agreement are several and not joint with the obligations of any other Purchasers, and each Purchaser shall not be responsible in any way for the performance of the obligations of any other Purchaser under any other Subscription Agreement. Nothing contained herein and no action taken by the Purchaser shall be deemed to constitute the Purchaser as a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and any other Subscription Agreements. The Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

22.  Notices. All notice and other communications hereunder which are required or permitted under this Agreement will be in writing and shall be deemed effectively given to a party by (a) the date of transmission if sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment if such notice or communication is delivered prior to 5:00 P.M., New York City time, on a business day, or the next business day after the date of transmission, if such notice or communication is delivered on a day that is not a business day or later than 5:00 P.M., New York City time, on any business day; (b) seven days after deposit with the United States Post Office, by certified mail, return receipt requested, first-class mail, postage prepaid; (c) on the date delivered, if delivered by hand or by messenger or overnight courier, addressee signature required (costs prepaid), to the addresses below or at such other address and/or to such other persons as shall have been furnished by the parties:

If to the Company:	Enumeral Biomedical Holdings, Inc.
200 CambridgePark Drive, Suite 2000
Cambridge, MA 02140
Attention: General Counsel

With a copy to:	Duane Morris LLP
(which shall not constitute notice)	1540 Broadway
New York, NY 10036
Attention: Michael D. Schwamm, Esq.

If to Katalyst Securities LLC:	Katalyst Securities, LLC
630 Third Avenue, 5th Floor
New York, NY 10017
Attention: Michael Silverman, Managing Director

With a copy to:	Barbara J. Glenns, Esq.
(which shall not constitute notice)	Law Office of Barbara J. Glenns, Esq.
30 Waterside Plaza, Suite 25G
New York, NY 10010

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If to GP Nurmenkari Inc.:	GP Nurmenkari Inc.
64 Wall Street, Suite 402
Norwalk, CT 06850
Attention: Albert Pezone

With a copy to:	CKR Law LLP
(which shall not constitute notice)	1330 Avenue of the Americas
14th Floor
New York, NY 10019
Attention: Scott Rapfogel, Esq.

23.  Omnibus Signature Page. This Agreement is intended to be read and construed in conjunction with the Registration Rights Agreement and the Security Agreement. Accordingly, pursuant to the terms and conditions of this Agreement, the Registration Rights Agreement and the Security Agreement, it is hereby agreed that the execution by the Subscriber of this Agreement, in the place set forth on the Omnibus Signature Page below, shall constitute agreement to be bound by the terms and conditions hereof, and the terms and conditions of the Registration Rights Agreement and the Security Agreement, with the same effect as if each of such separate but related agreement were separately signed.

24.  Public Disclosure. Neither the Subscriber nor any officer, manager, director, member, partner, stockholder, employee, affiliate, affiliated person or entity of the Subscriber shall make or issue any press releases or otherwise make any public statements or make any disclosures to any third person or entity with respect to the transactions contemplated herein and will not make or issue any press releases or otherwise make any public statements of any nature whatsoever with respect to the Company without the Company’s express prior approval. The Company has the right to withhold such approval in its sole discretion.

25.  Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

26.  Modification. This Agreement shall not be amended, modified or waived except by an instrument in writing signed by the Company and the holders of at least a majority of the Units, if no Notes or Warrants have yet been converted or exercised. If all of the Notes and Warrants have been converted and exercised, this Agreement shall not be amended, modified or waived except by an instrument in writing signed by the Company and the holders of at least a majority of the Conversion Shares and Warrant Shares acting as a group. If some but not all of the Notes and Warrants have been converted and exercised such that there are outstanding both full Units on the one hand and Conversion Shares and Warrant Shares on the other, this Agreement shall not be amended, modified or waived except by an instrument in writing signed by the Company , the holders of at least a majority of the Units and the holders of at least a majority of the Conversion Shares and Warrant Shares acting as a group. Any amendment, modification or waiver effected in accordance with this Section 26 shall be binding upon the Subscriber and each transferee of Notes, Warrants, Conversion Shares or Warrant Shares, each future holder of all such Notes, Warrants, Conversion Shares or Warrant Shares, and the Company but with respect to holders of Conversion Shares and Warrant Shares only to be extent such Conversion Shares and Warrant Shares, as applicable, have not been previously sold.

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27.   Miscellaneous.

a.	This Agreement, together with the Registration Rights Agreement, the Note, the Warrant, the Security Agreement, and any confidentiality agreement between the Purchaser and the Company, constitutes the entire agreement between the Subscriber and the Company with respect to the Offering and supersedes all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

b.	This Agreement may be executed in one or more original or facsimile or by an e-mail which contains a portable document format (.pdf) file of an executed signature page counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument and which shall be enforceable against the parties actually executing such counterparts. The exchange of copies of this Agreement and of signature pages by facsimile transmission or in .pdf format shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or by e-mail of a document in pdf format shall be deemed to be their original signatures for all purposes.

c.	Each provision of this Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.

d.	Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

e.	The Subscriber understands and acknowledges that there may be multiple Closings for the Offering.

f.	The Subscriber hereby agrees to furnish the Company such other information as the Company may request prior to the Closing with respect to its subscription hereunder.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has duly executed this Subscription Agreement as of the 19th day of May, 2017.

ENUMERAL BIOMEDICAL HOLDINGS, INC.

By:
Name: Kevin G. Sarney Title: Vice President of Finance, Chief Accounting Officer, and Treasurer

How to subscribe for Units in the private offering of

Enumeral Biomedical Holdings, Inc.:

1.	Date and Fill in the number of Units being purchased and complete and sign the Omnibus Signature Page.

2.	Initial the Accredited Investor Certification in the appropriate place or places.

3.	Complete and sign the Investor Profile.

4.	Complete and sign the Anti-Money Laundering Information Form.

5.	Date and sign the Confidentiality Agreement.

6.	Fax or email all forms and then send all signed original documents to your registered representatives office:

Katalyst Securities LLC: Attn: Jennifer Goro 630 Third Avenue, 5th Floor New York, NY 10017 Facsimile Number: 212.247.1059 Telephone Number: 212.400.6993 E-mail address: jag@katalystsecurities.com	GP Nurmenkari Inc. Attn: Kimberly J Bechtle 122 East 42nd Street, Suite 1616 New York, NY 10168 Facsimile Number: 212.661.8786 Telephone Number: 212.612.3219 E-mail address: kbechtle@intuitivevp.com
7.	If you are paying the Purchase Price by check, a certified or other bank check for the exact dollar amount of the Purchase Price for the number of Shares you are purchasing should be made payable to the order of “Delaware Trust Company], as Escrow Agent for Enumeral Biomedical Holdings, Inc., Acct. # 79-2997” and should be sent directly to Delaware Trust Company, 2711 Centerville Road, One Little Falls Centre, Wilmington, DE 19808, Attn: Alan R. Halpern.

Checks take up to 5 business days to clear. A check must be received by the Escrow Agent at least 6 business days before the closing date.

8.	If you are paying the Purchase Price by wire transfer, you should send a wire transfer for the exact dollar amount of the Purchase Price for the number of Shares you are purchasing according to the following instructions:

Bank:	PNC Bank 300 Delaware Avenue Wilmington, DE 19899
ABA Routing #:	031100089
SWIFT CODE:	PNCCUS33
Account Name:	Delaware Trust Company
Account #:	5605012373
Reference:	“FFC: Enumeral Biomedical Holdings, Inc., Subscription Escrow #4 Acct. # 79-2997 [INSERT SUBSCRIBER’S NAME]”
Delaware Trust Contact:	Alan R. Halpern

Thank you for your interest,

Enumeral Biomedical Holdings, Inc.

OMNIBUS SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT, REGISTRATION RIGHTS AGREEMENT AND SECURITY AGREEMENT

The undersigned, desiring to: (i) enter into the Subscription Agreement, dated as of ____________ ___,1 2017 (the “Subscription Agreement”), between the undersigned, Enumeral Biomedical Holdings, Inc., a Delaware corporation (the “Company”), and the other parties thereto, in or substantially in the form furnished to the undersigned (ii) purchase the Notes and Warrants of the Company as set forth in the Subscription Agreement, (iii) enter into the Registration Rights Agreement (the “Registration Rights Agreement”), among the undersigned, the Company and the other parties thereto, in or substantially in the form furnished to the undersigned, and (iv) enter into the Intellectual Property Security Agreement (the “Security Agreement”) among the undersigned, the Company, Enumeral Biomedical Corp. and Intuitive Venture Partners, LLC and the other parties thereto, in or substantially in the form furnished to the undersigned, hereby agrees to purchase such securities from the Company and further agrees to join the Subscription Agreement, the Registration Rights Agreement and the Security Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof. The undersigned specifically acknowledges having read the representations section in the Subscription Agreement entitled “Representations, Warranties and Agreements of the Subscriber” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Subscriber.

IN WITNESS WHEREOF, the Subscriber hereby executes this Agreement, the Registration Rights Agreement and the Security Agreement.

Dated: _________________________, 2017

_______________ Number of Units	X	$ 1,000 Purchase Price per Unit	=	$_______________ Total Purchase Price

SUBSCRIBER (individual)	SUBSCRIBER (entity)

Signature	Name of Entity

By:
Print Name	Signature

Print Name:
Signature (if Joint Tenants or Tenants in Common)	Title:

Address of Principal Residence:	Address of Executive Offices:

Social Security Number(s):	IRS Tax Identification Number:

Telephone Number:	Telephone Number:

Facsimile Number:	Facsimile Number:

E-mail Address:	E-mail Address:

1 Will reflect the Closing Date. Not to be completed by Purchaser.

Enumeral Biomedical Holdings, Inc.

ACCREDITED INVESTOR CERTIFICATION

For Individual Investors Only

(all Individual Investors must INITIAL where appropriate):

Initial _______	I have a net worth of at least US$1 million either individually or through aggregating my individual holdings and those in which I have a joint, community property or other similar shared ownership interest with my spouse. (For purposes of calculating your net worth under this paragraph, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding sixty (60) days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.)
Initial _______	I have had an annual gross income for the past two (2) years of at least US$200,000 (or US$300,000 jointly with my spouse) and expect my income (or joint income, as appropriate) to reach the same level in the current year.

Initial _______	I am a director or executive officer of Enumeral Biomedical Holdings, Inc.

For Non-Individual Investors (Entities)
(all Non-Individual Investors must INITIAL where appropriate):

Initial _______	The investor certifies that it is a partnership, corporation, limited liability company or business trust that is 100% owned by persons who meet at least one of the criteria for Individual Investors set forth above (in which case each such person must complete the Accreditor Investor Certification for Individuals above as well the remainder of this questionnaire).

Initial _______	The investor certifies that it is a partnership, corporation, limited liability company or business trust that has total assets of at least US$5 million and was not formed for the purpose of investing the Company.

Initial _______	The investor certifies that it is an employee benefit plan whose investment decision is made by a plan fiduciary (as defined in ERISA §3(21)) that is a bank, savings and loan association, insurance company or registered investment advisor.

Initial _______	The investor certifies that it is an employee benefit plan whose total assets exceed US$5,000,000 as of the date of this Agreement.

Initial _______	The undersigned certifies that it is a self-directed employee benefit plan whose investment decisions are made solely by persons who meet at least one of the criteria for Individual Investors.

Initial _______	The investor certifies that it is a U.S. bank, U.S. savings and loan association or other similar U.S. institution acting in its individual or fiduciary capacity.

Initial _______	The undersigned certifies that it is a broker-dealer registered pursuant to §15 of the Securities Exchange Act of 1934.

Initial _______	The investor certifies that it is an organization described in §501(c)(3) of the Internal Revenue Code with total assets exceeding US$5,000,000 and not formed for the specific purpose of investing in the Company.

Initial _______	The investor certifies that it is a trust with total assets of at least US$5,000,000, not formed for the specific purpose of investing in the Company, and whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.

Initial _______	The investor certifies that it is a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, and which has total assets in excess of US$5,000,000.

Initial _______	The investor certifies that it is an insurance company as defined in §2(13) of the Securities Act of 1933, or a registered investment company.

Enumeral Biomedical Holdings, Inc.

INVESTOR PROFILE
(Must be completed by Investor)

Section A - Personal Investor Information

Investor Name(s):

Individual executing Profile or Trustee:

Social Security Numbers / Federal I.D. Number:

Date of Birth:	Marital Status:

Joint Party Date of Birth:	Investment Experience (Years):

Annual Income:	Liquid Net Worth:

Net Worth*:

Tax Bracket:                               _____ 15% or below                                           _____ 25% - 27.5%                                            _____ Over 27.5%

Home Street Address:

Home City, State & Zip Code:

Home Phone: ___________________________     Home Fax: ___________________________    Home Email: ___________________________

Employer:

Employer Street Address:

Employer City, State & Zip Code:

Bus. Phone: _________________________   Bus. Fax: _________________________   Bus. Email: _________________________

Type of Business:

Outside Broker/Dealer:

Section B – Certificate Delivery Instructions

____ Please deliver certificate to the Employer Address listed in Section A.

____ Please deliver certificate to the Home Address listed in Section A.

____ Please deliver certificate to the following address:

Section C – Form of Payment – Check or Wire Transfer

____ Check payable to Delaware Trust Company, as Escrow Agent for Enumeral Biomedical Holdings, Inc., ACCT# 79-2997

____ Wire funds from my outside account according to Section 2(b) of the Subscription Agreement.

____ The funds for this investment are rolled over, tax deferred from __________ within the allowed 60-day window.

Please check if you are a FINRA member or Affiliate of a FINRA member firm: _____

Investor Signature	Date

*       For purposes of calculating your net worth in this form, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding sixty (60) days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.

ANTI MONEY LAUNDERING REQUIREMENTS

The USA PATRIOT Act

The USA PATRIOT Act is designed to detect, deter, and punish terrorists in the United States and abroad. The Act imposes new anti-money laundering requirements on brokerage firms and financial institutions. Since April 24, 2002 all brokerage firms have been required to have new, comprehensive anti-money laundering programs.

To help you understand these efforts, we want to provide you with some information about money laundering and our steps to implement the USA PATRIOT Act.

What is money laundering?

Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities. Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering, and terrorism.

How big is the problem and why is it important?

The use of the U.S. financial system by criminals to facilitate terrorism or other crimes could well taint our financial markets. According to the U.S. State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year.

What are we required to do to eliminate money laundering?

Under rules required by the USA PATRIOT Act, our anti-money laundering program must designate a special compliance officer, set up employee training, conduct independent audits, and establish policies and procedures to detect and report suspicious transaction and ensure compliance with such laws. As part of our required program, we may ask you to provide various identification documents or other information. Until you provide the information or documents we need, we may not be able to effect any transactions for you.

ANTI-MONEY LAUNDERING INFORMATION FORM

The following is required in accordance with the AML provision of the USA PATRIOT ACT.

(Please fill out and return with requested documentation.)

INVESTOR NAME:
LEGAL ADDRESS:

SSN# or TAX ID#
OF INVESTOR:
YEARLY INCOME:
NET WORTH:	*

* For purposes of calculating your net worth in this form, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding sixty (60) days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.

INVESTMENT OBJECTIVE(S) (FOR ALL INVESTORS):

ADDRESS OF BUSINESS OR OF EMPLOYER:

FOR INVESTORS WHO ARE INDIVIDUALS: AGE:

FOR INVESTORS WHO ARE INDIVIDUALS: OCCUPATION:

FOR INVESTORS WHO ARE ENTITIES: TYPE OF BUSINESS:

IDENTIFICATION & DOCUMENTATION AND SOURCE OF FUNDS:

1.	Please submit a copy of non-expired identification for the authorized signatory(ies) on the investment documents, showing name, date of birth, address and signature. The address shown on the identification document MUST match the Investor’s address shown on the Investor Signature Page.

Current Driver’s License	or	Valid Passport	or	Identity Card

(Circle one or more)

2.	If the Investor is a corporation, limited liability company, trust or other type of entity, please submit the following requisite documents: (i) Certificate of Incorporation, By-Laws, Certificate of Formation, Operating Agreement, Trust or other similar documents for the type of entity; and (ii) Corporate Resolution or power of attorney or other similar document granting authority to signatory(ies) and designating that they are permitted to make the proposed investment.

3.	Please advise where the funds were derived from to make the proposed investment:

Investments	Savings	Proceeds of Sale	Other ____________

(Circle one or more)

Signature:
Print Name:
Title (if applicable):
Date:

ENUMERAL BIOMEDICAL HOLDINGS, INC.

CONFIDENTIALITY AGREEMENT

_______________, 2017

To facilitate the consideration and negotiation of a possible transaction (the “Transaction”) between Enumeral Biomedical Holdings, Inc. (the “Company”) and the undersigned potential investor (“Investor”), the Company is furnishing non-public information (the “Confidential Information”) to Investor. Investor agrees to use the Confidential Information solely for the purpose of evaluating the Transaction. Investor shall keep the Confidential Information confidential and shall not disclose any of the Confidential Information to any third person, except to the extent that disclosure of the Confidential Information is made to Investor’s legal counsel and/or advisor(s) who need to know such information for the sole purpose of assisting Investor in evaluating the Transaction. Investor hereby agrees to be responsible for any violations hereof by Investor’s legal counsel and/or advisor(s).

Except as permitted hereunder, Investor shall not disclose to any person (a) that the Confidential Information has been made available to Investor, (b) that discussions or negotiations are taking place concerning the Transaction, (c) any terms, conditions or other facts with respect to the Transaction, including the status thereof, or (d) the existence of this confidentiality agreement or its terms.

Investor hereby acknowledges that it is aware that the federal and state securities laws prohibit any person who has material, non-public information about a company from purchasing or selling securities of such a company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Nothing herein shall preclude disclosure of the Confidential Information or trading thereon after public disclosure of the Confidential Information is made by the Company. This Agreement is effective as of the date this Agreement is executed (the “Effective Date”), and the confidentiality obligations and other restrictions contained herein shall apply to the Confidential Information until the six (6) month anniversary of the Effective Date.

All Confidential Information disclosed shall be and shall remain the property of the Company, and this agreement shall not be construed as a license or any other grant of any right whatsoever in connection with the Confidential Information. Promptly after being so requested by the Company, Investor shall return or destroy (and certify such destruction in writing) all Confidential Information.

Accepted and agreed to as of the date first written above:

Investor (individual)	Investor

Signature	Name of Entity

Print Name	Signature

Title:
Additional Signature

Print Name:	Print Name
(if Joint Tenants or Tenants in Common)

EXHIBIT A

Form of Note

EXHIBIT B

Form of Warrant

EXHIBIT C

Security Agreement

EXHIBIT D

Registration Rights Agreement

Exhibit 10.3

ESCROW AGREEMENT

Escrow Agreement (the “Escrow Agreement”) dated as of the effective date (the “Effective Date”) set forth on Schedule 1 hereto (“Schedule 1”) by and among the corporation identified as the “Company” on Schedule 1 hereto (the “Company”), the company identified on Schedule 1 hereto as Katalyst Securities LLC, (“Depositor #1”), the company identified on Schedule 1 hereto as GP Nurmenkari, Inc., (“Depositor #2”) (Depositor #1 and Depositor #2 collectively the “Depositors”) and Delaware Trust Company, as escrow agent hereunder (the “Escrow Agent”).

WHEREAS, the Company intends to offer and sell to certain investors (the “Subscribers”) and the Subscribers desire to purchase from the Company in a private placement offering (the “Offering”), units of the Company (the “Units”) consisting of (i) one 12% Senior Secured Convertible Promissory Note in the face amount of $1,150 (the “Note”) and (ii) one warrant representing the right to purchase eleven thousand five hundred (11,500) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), exercisable for a period of five (5) years from issuance at an exercise price of $0.10 per share. Each Note is convertible into shares of the Common Stock (the “Conversion Shares”) at a conversion price and on the terms set forth in the Note. The Company intends to raise a minimum of gross proceeds of Five Hundred Thousand Dollars ($500,000) (the “Minimum Offering Amount”) and a maximum of gross proceeds of Three Million Six Hundred Thousand Dollars ($3,600,000), which includes a Six Hundred Thousand Dollar Over-Allotment Option, (the “Maximum Offering Amount”). The offering price per Unit shall be One Thousand Dollars ($1,000.00) (the “Purchase Price”);

WHEREAS, the Offering is being made on a reasonable best efforts basis until the Minimum Offering Amount is reached, to “accredited investors,” as such term is defined in Rule 501 of Regulation D (“Regulation D”) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D;

WHEREAS, the Units may be offered through May 19, 2017 (the “Initial Offering Period”), which period may be extended, at the discretion of the Company and the Placement Agents (this additional period and the Initial Offering Period shall be referred to as the “Offering Period”);

WHEREAS, the initial closing of the Offering (the “Initial Closing”) is conditioned on the receipt of acceptable subscriptions by the Company and the satisfaction of other closing conditions (collectively, the “Initial Closing Conditions”);

WHEREAS, after the Initial Closing, the Company and the Depositors may mutually agree to continue the Offering until the Maximum Offering Amount has been reached or the end of the Offering Period, whichever is earlier, and subsequent closings (each, a “Subsequent Closing”) may take place on an intermittent basis, as deemed practical by the Company and the Depositors, conditioned on the receipt of acceptable subscriptions (this requirement for the receipt of acceptable subscriptions, together with certain other conditions to closing, are collectively referred to as the “Subsequent Closing Conditions”);

WHEREAS, the Subscribers in the Offering in connection with their intent to purchase the Securities in the Offering, shall execute and deliver Subscription Agreements and certain related documents memorializing the Subscriber’s agreements to purchase and the Company’s agreement to sell the Securities set forth therein at the Purchase Price;

WHEREAS, the parties hereto desire to provide for the safekeeping of the Escrow Deposit (as defined below) until such time as the Escrow Deposit is released by the Escrow Agent in accordance with the terms and conditions of this Agreement; and

WHEREAS, the Escrow Agent has agreed to accept, hold, and disburse the Escrow Deposit deposited with it and the earnings thereon in accordance with the terms of this Escrow Agreement.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.            Appointment.  The Company and Depositors hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

2.            Escrow Fund.  On or before the Initial Closing, or on or before any Subsequent Closing with respect to the Securities sold after the Initial Closing, each Subscriber shall have delivered to the Escrow Agent the full Purchase Price for the total number of Securities subscribed for by such Subscriber by check sent to the Escrow Agent at its address set forth on Schedule 1 hereto, or by wire transfer of immediately available funds pursuant to the wire transfer instructions set forth on Schedule 2 hereto, to the account of the Escrow Agent referenced on Schedule 2 hereto. All funds received from the Subscribers in connection with the sale of the Securities in the Offering shall be deposited with the Escrow Agent (the “Escrow Deposit”). The Escrow Agent shall hold the Escrow Deposit and, subject to the terms and conditions hereof, shall invest and reinvest the Escrow Deposit and the proceeds thereof (the “Escrow Fund”) as directed in Section 3 hereto.

3.            Investment of Escrow Fund.  During the term of this Escrow Agreement, the Escrow Fund shall be invested and reinvested by the Escrow Agent in the investment indicated on Schedule 1 hereto, or such other investments as shall be directed jointly in writing by the Company and the Depositors and as shall be acceptable to the Escrow Agent. All investment orders involving U.S. Treasury obligations, commercial paper and other direct investments may be executed through broker-dealers selected by the Escrow Agent. Periodic statements will be provided to the Company and the Depositors reflecting transactions executed on behalf of the Escrow Fund. The Company and the Depositors, upon written request, will receive a statement of transaction details upon completion of any securities transaction in the Escrow Fund without any additional cost. The Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Escrow Agreement. The Escrow Agent shall have no liability for any loss sustained as a result of any investment in an investment indicated on Schedule 1 hereto, or any investment made pursuant to the instructions of the parties hereto or as a result of any liquidation of any investment prior to its maturity or for the failure of the parties to give the Escrow Agent instructions to invest or reinvest the Escrow Fund. The Escrow Agent may earn compensation in the form of short-term interest (“float”) on items like uncashed distribution checks (from the date issued until the date cashed), funds that the Escrow Agent is directed not to invest, deposits awaiting investment direction or received too late to be invested overnight in previously directed investments.

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4.           Disposition and Termination.  The Depositors and the Company agree to notify the Escrow Agent in writing of any valid revocations and the Initial Closing date of the Offering. Additionally, subsequent to an Initial Closing, the Depositors and the Company agree to notify the Escrow Agent in writing of Subsequent Closing dates, if any, and of the termination of the Offering. Upon receipt of such written notification(s), the following procedures will take place:

(i)	Release of Escrow Fund upon Initial Closing. Prior to the Initial Closing, the Company and the Depositors shall deliver to the Escrow Agent joint written instructions executed by a duly authorized executive officer of each of the Company and the Depositors (“Instructions”), which Instructions shall provide the day designated as the Initial Closing date, and shall specify the time and payment instructions, including the address and tax identification number of each payee, of the Escrow Fund, including with respect to placement fees that may be disbursed to each Depositor or to any other placement agent or selected dealer with respect to the Offering. Further, the Instructions shall include an acknowledgement and agreement from the Company and Depositors that as of the Initial Closing date, the Initial Closing Conditions have been or will be fully satisfied. The Escrow Agent shall, at the time and in accordance with the payment instructions specified in the Instructions, deliver the Escrow Fund (without interest).

(ii)	Release of Escrow Fund upon a Subsequent Closing. Prior to a Subsequent Closing, the Company and the Depositors shall deliver Instructions to the Escrow Agent, which Instructions shall provide the day designated as the Subsequent Closing date, and acknowledge and agree that as of the Subsequent Closing date the Subsequent Closing Conditions have been or will be fully satisfied and shall specify the time and payment instructions, including the address and tax identification number of each payee, of the Escrow Fund, including with respect to placement fees that may be disbursed to each Depositor or to any other placement agent or selected dealer. The Escrow Agent shall, at the time and in accordance with the payment instructions specified in the Instructions, deliver the then Escrow Fund (without interest).

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(iii)	Release of Certain Escrow Funds on Termination of Offering. In the event that the Escrow Agent shall have received written notice executed by a duly authorized executive officer of each of the Company and the Depositors indicating that the Offering has been terminated prior to the Initial Closing and designating a termination date, the Escrow Agent shall (i) as soon as practicable provide a copy of such termination to the Depositors and (ii) return to each Subscriber, the Purchase Price (without interest and deduction) delivered by such Subscriber to the Escrow Agent. The Company and Depositors shall provide the Escrow Agent with time and payment instructions, including the address and tax identification number of each payee, for each Subscriber whose Purchase Price the Escrow Agent is to deliver pursuant to this Section (but in no case shall the Escrow Agent deliver such Purchase Price more than three (3) days following receipt by the Escrow Agent of such delivery instructions).

(iv)	Return of Escrow Fund on Rejection of Subscription. In the event the Company determines it is necessary or appropriate to reject the subscription of any Subscriber for whom the Escrow Agent has received an Escrow Deposit, the Company shall deliver written notice of such determination to the Escrow Agent and the Depositors which notice shall include the time and payment instructions, including the address and tax identification number of each payee, for the return to such Subscriber of the Purchase Price delivered by such Subscriber. The Escrow Agent shall deliver such funds (without interest and deduction) pursuant to such written notice (but in no case shall the Escrow Agent deliver such Purchase Price more than three (3) days following receipt by the Escrow Agent of such delivery instructions).

(v)

Return of Escrow Fund on Revocation of Subscription. In the event that the Escrow Agent shall have received written notice executed by a duly authorized executive officer of each of the Company and the Depositors indicating that any subscription has been revoked prior to the Initial Closing, pursuant to the subscription agreement between the Company and the relevant Subscriber, the Escrow Agent shall return to such revoking Subscriber, the Purchase Price (without interest and deduction) delivered by such Subscriber to the Escrow Agent. The Company and the Depositors shall provide the Escrow Agent with time and payment instructions, including the address and tax identification number of each payee, for each Subscriber whose Purchase Price the Escrow Agent is to deliver pursuant to this Section (but in no case shall the Escrow Agent deliver such Purchase Price more than three (3) days following receipt by the Escrow Agent of such delivery instructions).

(vi)	Delivery Pursuant to Court Order. Notwithstanding any provision contained herein, upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a “Court Order”), the Escrow Agent shall deliver the Escrow Fund in accordance with the Court Order. Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

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Upon delivery of the Escrow Deposit by the Escrow Agent (i) to the Company following the Initial Closing, if there are to be no Subsequent Closings, (ii) to the Company following a Subsequent Closing, or (iii) to the Subscribers upon termination of the Offering, prior to the Initial Closing, as the case may be, and in each case notice of termination of the Offering having been delivered by the Company and the Depositors to the Escrow Agent, this Escrow Agreement shall terminate, subject to the provisions of Section 8.

5.            Escrow Agent.  The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Escrow Agreement. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. The Escrow Agent shall have no duty to solicit any payments which may be due it or the Escrow Fund. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to the Company or Depositors. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through agents or attorneys (and shall be liable only for the careful selection of any such agent or attorney) and may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction. Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

6.            Succession.  The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving ten (10) Business Days (as defined below) advance notice in writing of such resignation to the other parties hereto specifying a date when such resignation shall take effect. The Escrow Agent shall have the right to withhold an amount equal to any amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of the Escrow Agreement. Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated shall be the Escrow Agent under this Escrow Agreement without further act.

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7.            Fees.  The Company agrees to (i) pay the Escrow Agent upon the Closing and from time to time thereafter reasonable compensation for the services to be rendered hereunder, which unless otherwise agreed in writing shall be as described in Schedule 4 hereto, and (ii) pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including reasonable attorney’s fees and expenses, incurred or made by it in connection with the preparation, execution, performance, delivery, modification and termination of this Escrow Agreement. The Escrow Agent is authorized to deduct such fees from the Escrow Fund at the time of the Initial Closing without prior authorization from the Company or the Depositors. In the event that the Offering is terminated prior to the Initial Closing, the Company agrees to pay the Escrow Agent the Review Fee and the Acceptance Fee as described in Schedule 4 hereto.

8.            Indemnity.  The Company shall indemnify and save harmless the Escrow Agent and its directors, officers, agents and employees (the “indemnitees”) from all loss, liability or expense (including the reasonable fees and expenses of in house or outside counsel) arising out of or in connection with (i) the Escrow Agent’s execution and performance of this Escrow Agreement, except in the case of any indemnitee to the extent that such loss, liability or expense is due to the gross negligence or willful misconduct of such indemnitee, or (ii) its following any instructions or other directions from the Company and/or the Depositors, except to the extent that (x) its following any such instruction or direction is in violation of the terms hereof or (y) such loss, liability or expense is due to the gross negligence or willful misconduct of a Depositor, in which case such Depositor shall be the indemnifying party hereunder. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Escrow Agreement.

9.            TINs.  The Company and the Depositors each represent that its correct TIN assigned by the Internal Revenue Service or any other taxing authority is set forth in Schedule 1 hereto. No interest shall be payable under this Escrow Agreement. Unless otherwise indicated in writing by the Company and the Depositors, no taxes or other withholdings are required to be made under applicable law or otherwise with respect to any payment to be made by Escrow Agent. All documentation necessary to support a claim of exemption or reduction in such taxes or other withholdings has been timely collected by Company and the Depositor and copies will be provided to Escrow Agent promptly upon a request therefor. Unless otherwise agreed to in writing by Escrow Agent, all tax returns required to be filed with the IRS and any other taxing authority as required by law with respect to payments made hereunder shall be timely filed and prepared by Company and/or the Depositors, as applicable, including but not limited to any applicable reporting or withholding pursuant to the Foreign Account Tax Compliance Act (“FATCA”).  The parties hereto acknowledge and agree that the Escrow Agent shall have no responsibility for the preparation and/or filing of any tax return or any applicable FATCA reporting with respect to the Escrow Fund.    The Escrow Agent shall withhold any taxes it deems appropriate, including but not limited to required withholding in the absence of proper tax documentation, and shall remit such taxes to the appropriate authorities as it determines may be required by any law or regulation in effect at the time of the distribution.

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10.        Notices.  All communications hereunder shall be in writing and shall be deemed to be duly given and received:

(i)	upon delivery if delivered personally or upon confirmed transmittal if by facsimile;
(ii)	on the next Business Day (as defined herein) if sent by overnight courier; or

(iii)	four (4) Business Days after mailing if mailed by prepaid registered mail, return receipt requested, to the appropriate notice address set forth on Schedule 1 hereto or at such other address as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested.

Notwithstanding the above, in the case of communications delivered to the Escrow Agent pursuant to (ii) and (iii) of this Section 10, such communications shall be deemed to have been given on the date received by the Escrow Agent. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate. “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth on Schedule 1 hereto is authorized or required by law or executive order to remain closed.

11.          Security Procedures.  In the event funds transfer instructions are given (other than in writing at the time of execution of this Escrow Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 3 hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Company or the Depositors to identify (i) the beneficiary, (ii) the beneficiary’s bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated. The parties to this Escrow Agreement acknowledge that these security procedures are commercially reasonable.

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12.          Miscellaneous.  The provisions of this Escrow Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all of the parties hereto. Neither this Escrow Agreement nor any right or interest hereunder may be assigned in whole or in part by any party, except as provided in Section 6, without the prior consent of the other parties, which consent shall not be unreasonably withheld. This Escrow Agreement shall be governed by and construed under the laws of the State of Delaware. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of Delaware. The parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Escrow Agreement. No party to this Escrow Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Escrow Agreement because of, acts of God, fire, floods, strikes, equipment or transmission failure, or other causes reasonably beyond its control. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SIGNATURE PAGE TO FOLLOW

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IN WITNESS WHEREOF, the parties hereto have executed this Subscription Escrow Agreement as of the date set forth in Schedule 1.

Delaware Trust Company
as Escrow Agent

By:	/s/ Alan R. Halpern
Name: Alan R. Halpern
Title: Vice President

COMPANY

ENUMERAL BIOMEDICAL HOLDINGS, INC.

By:	/s/ Kevin G. Sarney
Name: Kevin G. Sarney
Title: Vice President of Finance, Chief Accounting Officer and Treasurer

DEPOSITOR ONE:

KATALYST SECURITIES LLC

By:	/s/ Michael A. Silverman
Name: Michael A. Silverman
Title: Managing Director

DEPOSITOR TWO:

GP NURMENKARI, INC.

By:	/s/ Robert Fitzpatrick
Name: Robert Fitzpatrick
Title: Chief Compliance Officer

By:	/s/ Jeffrey Berman
Name: Jeffrey Berman
Title: Director

Schedule 1

Effective Date:	May 9, 2017

Name of Company:	ENUMERAL BIOMEDICAL HOLDINGS, INC.

Company Notice Address:	200 Cambridge Park Drive, Suite 2000
Cambridge, MA 02140

Facsimile:	617-945-9148

Company TIN:	99-0376434

With a copy to:	Duane Morris LLP
(which shall not constitute notice)	1540 Broadway
New York, NY 10036
Attn: Michael D. Schwamm

Facsimile:	212 208 4451

Name of Depositor One:

Depositor One:	Katalyst Securities LLC
1330 Avenue of the Americas, 14th Floor
New York, NY 10019
Attn: Michael Silverman
Email: mas@katalystsecurities.com
Depositor One TIN:	23-3071873

With a copy to:	Barbara J. Glenns, Esq.
(which shall not constitute notice)	30 Waterside Plaza, Suite 25G
New York, NY 10010
Email: bjglenns@barbarajglenns.com

Name of Depositor Two:

Depositor Two:	GP Nurmenkari, Inc.
64 Wall Street, Suite 402
Norwalk, CT 06850
Email: apezone@gpnurmenkari.com
Depositor Two TIN:	80-0560431

With a copy to:	CKR Law, LP
(which shall not constitute notice)	1330 Avenue of the Americas, 14th Floor
New York, NY 10019
Attention: Scott E. Rapfogel, Esq.
Email: srapfogel@ckrlaw.com

Escrow Deposit:	Up to $3,600,000.00, in whole or in parts

Security:	Unit consisting of (i) one 12% Senior Secured Convertible Promissory Note in the face amount of $1,150 (the “Note”) and (ii) one warrant representing the right to purchase eleven thousand five hundred (11,500) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), exercisable for a period of five (5) years from issuance, at an exercise price of $0.10 per share (the “Warrants”).

Purchase Price:	$1,000.00 per Unit

Investment:

☐	Goldman Sachs Financial Square Funds Prime Obligations Fund Service Shares (the “Share Class”), an institutional money market mutual fund for which the Escrow Agent serves as shareholder servicing agent and/or custodian or subcustodian. The parties hereto: (i) acknowledge Escrow Agent’s disclosure of the services Escrow Agent is providing to and the fees it receives from Goldman Sachs; (ii) consent to the Escrow Agent’s receipt of these fees in return for providing shareholder services for the Share Class; and (iii) acknowledge that the Escrow Agent has provided on or before the date hereof a Goldman Sachs Financial Square Funds Prime Obligations Fund Service Shares prospectus which discloses, among other things, the various expenses of the Share Class and the fees to be received by the Escrow Agent.

☐	Such other investments as the Company, the Depositors and Escrow Agent may from time to time mutually agree upon in a writing executed and delivered by the Company and the Depositors and accepted by the Escrow Agent.

☒	The funds shall not be invested.

Escrow Agent notice address:
Delaware Trust Company
2711 Centerville Road
One Little Falls Centre
Wilmington, DE 19808
Attention: Alan R. Halpern
Email: trustadmin@delawaretrust.com
Fax No.: 302-636-8666

Escrow Agent’s compensation:     See Appended Schedule 4.

Schedule 2

Wire Instructions

PNC Bank
300 Delaware Avenue
Wilmington DE 19899
ABA# 031100089
SWIFT Code: PNCCUS33
Account Name: Delaware Trust Company
Account Number: 5605012373
FFC: ENUMERAL BIOMEDICAL HOLDINGS, INC. Subscription
Escrow #4; Account # 79-2997
MUST INCLUDE THE SUBSCRIBER’S NAME

Schedule 3

Telephone Number(s) for Call-Backs and

Person(s) Designated to Confirm Funds Transfer Instructions

If to Company:

	Name	Telephone Number(s)

1.	Matthew A. Ebert	617-800-0610

2.	Kevin G. Sarney	617-674-1872

If to Depositors:

Name	Telephone Number

DEPOSITOR ONE - Katalyst Securities LLC

1.	Michael A. Silverman	917-696-1708

2.	Barbara J. Glenns	212-689-6153

DEPOSITOR TWO- GP NURMENKARI, INC.

1.	Albert Pezone	212-447-5550

Telephone call-backs may be made to the Company and the Depositors if joint instructions are required pursuant to this Escrow Agreement.

Schedule 4

REVIEW FEE:

For initial examination of the Escrow Agreement and all supporting documents. This is a one-time fee payable upon execution of the agreement.

$500.00

ACCEPTANCE FEE:

For initial services associated with establishing the Escrow Account. This is a one-time fee payable upon execution of the agreement.

$500.00

ANNUAL ADMINISTRATION FEE:

An annual charge or any portion of a 12-month period thereof. This fee is payable 45 days after the opening of the Escrow Account or prior to the final disbursement of the Escrow Fund, whichever event occurs first, and in advance of the annual anniversary date thereafter. This charge is not prorated for the first year. There is an additional annual charge of $250.00/subaccount opened.

$2,250.00 covering up to 100 deposits. There will be an additional administration fee of $750.00 for each block of 50 deposits over the initial 100 deposits.

TRANSACTION FEES:

Wire transfer of fund: $35.00/domestic wire initiated; $50.00/international wire initiated

Checks Cut: $10.00/check cut

Securities Purchase (Buy and Sell): $50.00/transaction

Returned Check: $30.00/returned item

Out-of-pocket expenses, fees and disbursements and services of an unanticipated or unexpected nature are not included in the above schedule.

Exhibit 10.4

Registration Rights Agreement

This Registration Rights Agreement (this “Agreement”) is made and entered into effective as of May 19, 2017, among Enumeral Biomedical Holdings, Inc., a Delaware corporation (the “Company”), each of the persons who have executed omnibus or counterpart signature page(s) hereto (each, a “Subscriber” and, collectively, the “Subscribers”), and the persons or entities identified on Schedule 1 hereto holding Placement Agent Warrants (collectively, the “Brokers”).

RECITALS:

WHEREAS, the Company has offered and sold in compliance with Section 4(a)(2) and/or Rule 506 of Regulation D promulgated under the Securities Act to accredited investors in a private placement offering (the “Offering”) an aggregate of 668,000 units (the “Units”), each Unit consisting of (i) one 12% Senior Secured Convertible Promissory Note of the Company in the face amount of $1,150 (an “Offering Note”); and (ii) one five-year warrant representing the right to purchase 11,500 shares of Common Stock (as defined below) at an exercise price of $0.10 per share (the “Offering Warrant”) pursuant to Subscription Agreements entered into by and between the Company and each of the accepted subscribers for Units in the Offering (the “Subscription Agreements”); and

WHEREAS, the Offering Notes are convertible into shares of the Company’s Common Stock on the terms and conditions set forth therein;

WHEREAS, the Company has agreed to enter into a registration rights agreement with each of the Subscribers to the Offering who purchased Units, granting such Subscribers certain registration rights with respect to the shares of Common Stock issuable to such Subscribers upon (i) the conversion of the Offering Notes; and (ii) the exercise of the Offering Warrants; and

WHEREAS, the Company has agreed to enter into a registration rights agreement with each of the Brokers who hold Placement Agent Warrants, granting such Brokers certain registration rights with respect to the shares of Common Stock issuable to such Brokers upon the exercise of the Placement Agent Warrants;

Now, Therefore, in consideration of the mutual promises, representations, warranties, covenants, and conditions set forth herein, the parties mutually agree as follows:

1.       Certain Definitions. Capitalized terms used herein without definition have the meanings ascribed to them in the Subscription Agreement. As used in this Agreement, the following terms shall have the following respective meanings:

“Approved Market” means OTC Markets Group, the OTC Bulletin Board, The Nasdaq Stock Market, the New York Stock Exchange or the NYSE Amex (in any listing or quotation tier of any of the foregoing).

“Blackout Period” means, with respect to a registration, a period during which the Company, in the good faith judgment of its board of directors, determines (because of the existence of, or in anticipation of, any acquisition, financing activity, or other transaction involving the Company, or the unavailability for reasons beyond the Company’s control of any required financial statements, disclosure of information which is in its best interest not to publicly disclose, or any other event or condition of similar significance to the Company) that the registration and distribution of the Registrable Securities to be covered by such registration statement, if any, or the filing of an amendment to such registration statement in the circumstances described in Section 4(g), would be seriously detrimental to the Company and its stockholders, in each case commencing on the day the Company notifies the Holders that they are required, because of the determination described above, to suspend offers and sales of Registrable Securities and ending on the earlier of (1) the date upon which the material non-public information resulting in the Blackout Period is disclosed to the public or ceases to be material and (2) such time as the Company notifies the selling Holders that sales pursuant to such Registration Statement or a new or amended Registration Statement may resume; provided, however, that no Blackout Period shall extend for a period of more than twenty-five (25) consecutive Trading Days (except for a Blackout Period arising from the filing of a post-effective amendment to the Registration Statement to update the prospectus therein to include the information contained in the Company’s Annual Report on Form 10-K, which Blackout Period may extend for the amount of time reasonably required to respond to comments of the staff of the Commission (the “Staff”) on such amendment).

“Business Day” means any day of the year, other than a Saturday, Sunday, or other day on which banks in the State of New York are required or authorized to close.

“Commission” means the U. S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” means the common stock, par value $0.001 per share, of the Company and any and all shares of capital stock or other equity securities of: (i) the Company which are added to or exchanged or substituted for the Common Stock by reason of the declaration of any stock dividend or stock split, the issuance of any distribution or the reclassification, readjustment, recapitalization or other such modification of the capital structure of the Company; and (ii) any other corporation, now or hereafter organized under the laws of any state or other governmental authority, with which the Company is merged, which results from any consolidation or reorganization to which the Company is a party, or to which is sold all or substantially all of the shares or assets of the Company, if immediately after such merger, consolidation, reorganization or sale, the Company or the stockholders of the Company own equity securities having in the aggregate more than 50% of the total voting power of such other corporation.

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“Effective Date” means the date of the initial closing of the Offering.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Family Member” means (a) with respect to any individual, such individual’s spouse, any descendants (whether natural or adopted), any trust all of the beneficial interests of which are owned by any of such individuals or by any of such individuals together with any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the estate of any such individual, and any corporation, association, partnership or limited liability company all of the equity interests of which are owned by those above described individuals, trusts or organizations and (b) with respect to any trust, the owners of the beneficial interests of such trust.

“Holder” means (i) each Subscriber or any of such Subscriber’s respective successors and Permitted Assignees who acquire rights in accordance with this Agreement with respect to any Registrable Securities directly or indirectly from a Subscriber or from any Permitted Assignee, and (ii) each Broker or any of such Broker’s respective successors and Permitted Assignees who acquire rights in accordance with this Agreement with respect to any Registrable Securities directly or indirectly from an Broker or from any Permitted Assignee.

“Majority Holders” means, at any time, Holders of a majority of the Registrable Securities then outstanding.

“Permitted Assignee” means (a) with respect to a partnership, its partners or former partners in accordance with their partnership interests, (b) with respect to a corporation, its stockholders in accordance with their interest in the corporation, (c) with respect to a limited liability company, its members or former members in accordance with their interest in the limited liability company, (d) with respect to an individual party, any Family Member of such party, (e) an entity that is controlled by, controls, or is under common control with a transferor, or (f) a party to this Agreement.

“Piggyback Registration” means, in any registration of Common Stock referenced in Section 3(c), the right of each Holder to include the Registrable Securities of such Holder in such registration.

“Placement Agent Warrants” shall have the meaning set forth in the Subscription Agreement.

The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

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“Registrable Securities” means (a) the Shares but excluding any otherwise Registrable Securities that (i) have been sold or otherwise transferred other than to a Permitted Assignee, (ii) may be sold under the Securities Act without volume limitations, or other restrictions, either pursuant to Rule 144 of the Securities Act or otherwise during any ninety (90) day period, or (iii) are at the time subject to an effective registration statement under the Securities Act.

“Registration Default Period” means the period during which any Registration Event occurs and is continuing.

“Registration Effectiveness Date” means the date that is one hundred thirty-five (135) calendar days after the final closing date of the Offering.

“Registration Event” means the occurrence of any of the following events:

(a)          the Company fails to file with the Commission the Registration Statement on or before the Registration Filing Date;

(b)          the Registration Statement is not declared effective by the Commission on or before the Registration Effectiveness Date;

(c)          after the SEC Effective Date, the Registration Statement ceases for any reason to remain continuously effective or the Holders are otherwise not permitted to utilize the prospectus therein to resell the Registrable Securities for a period of more than fifteen (15) consecutive Trading Days, excluding Blackout Periods permitted herein, and as excused pursuant to Section 3(a);

(d)          after the SEC Effective Date, the Registrable Securities, if issued and outstanding, are not listed or included for quotation on an Approved Market, or trading of the Common Stock is suspended or halted on the Approved Market, which at the time constitutes the principal market for the Common Stock, for more than three (3) full, consecutive Trading Days; provided, however, a Registration Event shall not be deemed to occur if all or substantially all trading in equity securities (including the Common Stock) is suspended or halted on the Approved Market for any length of time;

(e)          after the SEC Effective Date, The Depository Trust Company (“DTC”) places a “chill” (i.e., a restriction placed by DTC on one or more of DTC’s services, such as limiting a DTC participant’s ability to make a deposit or withdrawal of the security at DTC) on the Common Stock, which such action continues for more than fifteen (15) consecutive trading days;

(f)           after the SEC Effective Date, the Common Stock is otherwise not eligible for trading through DTC’s Fast Automated Securities Transfer program or Deposit/Withdrawal at Custodian program, which such action continues for more than fifteen (15) consecutive trading days; or

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(g)       after the SEC Effective Date, the Company fails to file with the Commission when due (after giving effect to any extension of a due date for filing pursuant to Rule 12b-25 under the Exchange Act) an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q, which such action continues for more than fifteen (15) consecutive trading days.

“Registration Filing Date” means the date that is sixty (60) calendar days after the final closing date of the Offering.

“Registration Statement” means the registration statement that the Company is required to file pursuant to Section 3(a) of this Agreement to register the Registrable Securities.

“Rule 144” means Rule 144 promulgated by the Commission under the Securities Act, as such rule may be amended or supplemented from time to time, or any similar successor rule that may be promulgated by the Commission.

“Rule 145” means Rule 145 promulgated by the Commission under the Securities Act, as such rule may be amended or supplemented from time to time, or any similar successor rule that may be promulgated by the Commission.

“Rule 415” means Rule 415 promulgated by the Commission under the Securities Act, as such rule may be amended or supplemented from time to time, or any similar successor rule that may be promulgated by the Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute promulgated in replacement thereof, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“SEC Effective Date” means the date the Registration Statement is first declared effective by the Commission.

“Shares” means the shares of Common Stock issued or issuable to the Holders upon conversion or exercise of the Offering Notes, Offering Warrants, and Placement Agent Warrants, and any shares of Common Stock issued or issuable at any time on or after the Effective Date and prior to the second (2nd) anniversary of the SEC Effective Date with respect to such shares of Common Stock upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Trading Day” means any day on which such national securities exchange, the OTC Markets Group or such other securities market or quotation system, which at the time constitutes the principal securities market for the Common Stock, is open for general trading of securities.

2.       Term. This Agreement shall terminate with respect to each Holder on the earlier of: (i) the second (2nd) anniversary of the SEC Effective Date, (ii) the date on which all Registrable Securities held by such Holder are transferred (other than to a Permitted Assignee), (iii) the date on which all of the Registrable Securities have been sold or (iv) the date otherwise terminated as provided herein.

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3.            Registration.

(a)          Registration on Form S-1. The Company shall file with the Commission a Registration Statement on Form S-1, or any other form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the resale by the Holders of all of the Registrable Securities, and the Company shall (i) use its commercially reasonable efforts to make the initial filing of the Registration Statement no later than the Registration Filing Date, (ii) use its commercially reasonable efforts to cause such Registration Statement to be declared effective no later than the Registration Effectiveness Date and (iii) use its commercially reasonable efforts to keep such Registration Statement effective for a period of two (2) years commencing on the SEC Effective Date or for such shorter period ending on the earlier to occur of (i) the date on which all Registrable Securities have been transferred other than to a Permitted Assignee and (ii) the date as of which all of the Holders may sell all of the Registrable Securities without restriction pursuant to Rule 144 (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) or Rule 144(i)(2), if applicable (the “Effectiveness Period”); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section, or keep such registration effective pursuant to the terms hereunder, in any particular jurisdiction in which the Company would be required to qualify to do business as a foreign corporation or as a dealer in securities under the securities laws of such jurisdiction or to execute a general consent to service of process in effecting such registration, qualification or compliance, in each case where it has not already done so. Notwithstanding the foregoing, in the event that the staff of the Commission (the “Staff”) should limit the number of Registrable Securities that may be sold pursuant to the Registration Statement, the Company may remove from the Registration Statement such number of Registrable Securities as specified by the Staff on behalf of all of the Holders first from the shares of Common Stock included from Registration No. 333-216533 (as set forth below) and by reason of Section 3(b) hereof, on a pro rata basis among the holders thereof, second from the shares of Common Stock issued or issuable upon exercise of the Placement Agent Warrants, on a pro rata basis among the Holders thereof, and third from the other Registrable Securities, on a pro rata basis among the Holders thereof. In such event, the Company shall give the Holders prompt notice of the number of Registrable Securities excluded therefrom. No liquidated damages shall accrue or be payable to any Holder pursuant to Section 3(c) with respect to any Registrable Securities that are excluded by reason of the Staff limiting the number of Registrable Securities that may be sold pursuant to a registration statement. Except as provided in Section 3(b) below, no shares of Common Stock or other securities other than the Registrable Securities will be included in the Registration Statement; provided, however, that the Company may include in the Registration Statement the securities currently covered by that certain Registration Statement on Form S-1 (Registration No. 333-216533).

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(b)          In the event that prior to filing the Registration Statement, the Company enters into a separate transaction pursuant to which the Company is also required to file a registration statement, the Company may, in its sole discretion, elect to file a single registration statement with respect to (i) the Registrable Securities and (ii) any securities required to be registered pursuant such other transaction; provided, however, that the consolidated registration statement must be filed in accordance with the terms hereof including, but not limited to, the Registration Filing Date and Registration Effectiveness Date deadlines.

(c)          Liquidated Damages. If a Registration Event occurs, the Company will make payment to each Holder of Registrable Securities, as liquidated damages to such Holder by reason of the Registration Event, a cash sum calculated at a rate of twelve percent (12%) per annum of: (i) the aggregate purchase price paid by such Holder for the Registrable Securities pursuant to the Subscription Agreement, or (ii) $0.05 per share of Registrable Securities issued and issuable to such Holder upon exercise of the Placement Agent Warrants, but in each case of (i) and (ii), only with respect to such Holder’s Registrable Securities that are affected by such Registration Event and only for the period during which such Registration Event continues to affect such Registrable Securities (or in the case of paragraph (g) under the definition of Registration Event, the period until such report is filed with the Commission). Notwithstanding the foregoing, the maximum amount of liquidated damages that must be paid by the Company pursuant to this Section 3(c) shall be an amount equal to five percent (5%) of the applicable foregoing amounts described in clauses (i) and (ii) in the preceding sentence with respect to such Holder’s Registrable Securities that are affected by all Registration Events in the aggregate. Each payment of liquidated damages pursuant to this Section 3(c) shall be due and payable in arrears within five (5) days after the end of each full 30-day period of the Registration Default Period until the termination of the Registration Default Period and within five (5) days after such termination. The Registration Default Period shall terminate upon the earlier of such time as the Registrable Securities that are affected by the Registration Event cease to be Registrable Securities or (i) the filing of the Registration Statement in the case of clause (a) of the definition of Registration Event, (ii) the SEC Effective Date in the case of clause (b) of the definition of Registration Event, (iii) the ability of the Holders to effect sales pursuant to the Registration Statement in the case of clause (c) of the definition of Registration Event, and (iv) the listing or inclusion and/or trading of the Common Stock on an Approved Market, as the case may be, in the case of clause (d) of the definition of Registration Event. The amounts payable as liquidated damages pursuant to this Section 3(c) shall be payable in lawful money of the United States. Notwithstanding the foregoing, the Company will not be liable for the payment of liquidated damages described in this Section 3(c) for any delay in registration of Registrable Securities that would otherwise be includable in the Registration Statement pursuant to Rule 415 solely as a result of a comment received from the Staff requiring a limit on the number of Registrable Securities included in such Registration Statement in order for such Registration Statement to be able to avail itself of Rule 415, or, with respect to a Holder, if such Holder fails to provide to the Company information concerning the Holder and manner of distribution of the Holder’s Registrable Securities that is required by SEC Rules to be disclosed in a registration statement utilized in connection with the registration of the Registrable Securities.

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(d)          Other Limitations. Notwithstanding the provisions of Section 3(c) above, if (i) the Commission does not declare the Registration Statement effective on or before the Registration Effectiveness Date, or (ii) the Commission allows the Registration Statement to be declared effective at any time before or after the Registration Effectiveness Date, subject to the withdrawal of certain Registrable Securities from the Registration Statement, and the reason for (i) or (ii) is the Commission’s determination that (x) the offering of any of the Registrable Securities constitutes a primary offering of securities by the Company, (y) Rule 415 may not be relied upon for the registration of the resale of any or all of the Registrable Securities, and/or (z) a Holder of any Registrable Securities must be named as an underwriter, the Holders understand and agree that in the case of (ii) the Company may (notwithstanding anything to the contrary contained herein) reduce, on a pro rata basis, in the manner provided above, the total number of Registrable Securities to be registered on behalf of each such Holder, and in the case of (i) or (ii) the Holder shall not be entitled to liquidated damages with respect to the Registrable Securities not registered for the reason set forth in (i) or so reduced on a pro rata basis as set forth above.

(e)          Piggyback Registration. If, after the SEC Effective Date and until the fifth (5th) anniversary thereof, the Company shall determine to register for sale for cash any of its Common Stock, for its own account or for the account of others (other than the Holders), other than (i) a registration relating solely to employee benefit plans or securities issued or issuable to employees, consultants (to the extent the securities owned or to be owned by such consultants could be registered on Form S-8 (or its then equivalent form) or any of their Family Members (including a registration on Form S-8 (or its then equivalent form)), (ii) a registration relating solely to a Securities Act Rule 145 transaction or a registration on Form S-4 (or its then equivalent form) in connection with a merger, acquisition, divestiture, reorganization or similar event, or (iii) a transaction relating solely to the sale of debt or convertible debt instruments, then the Company shall promptly give to each Holder written notice thereof (the “Registration Rights Notice”) (and in no event shall such notice be given less than twenty (20) calendar days prior to the filing of such registration statement), and shall, subject to Section 3(f), include as a Piggyback Registration all of the Registrable Securities (including any Registrable Securities that are removed from the Registration Statement as a result of a comment by the Staff) specified in a written request delivered by the Holder thereof within ten (10) calendar days after delivery to the Holder of such written notice from the Company. However, the Company may, without the consent of such Holders, withdraw such registration statement prior to its becoming effective if the Company or such other selling stockholders have elected to abandon the proposal to register the securities proposed to be registered thereby. The right contained in this paragraph may be exercised by each Holder only with respect to two (2) qualifying registrations.

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(f)          Underwriting. If a Piggyback Registration is for a registered public offering that is to be made by an underwriting, the Company shall so advise the Holders as part of the Registration Rights Notice. In that event, the right of any Holder to Piggyback Registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to sell any of their Registrable Securities through such underwriting shall (together with the Company and any other stockholders of the Company selling their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter selected for such underwriting by the Company or such other selling stockholders, as applicable. Notwithstanding any other provision of this Section 3(f), if the underwriter or the Company determines that marketing factors require a limitation on the number of shares of Common Stock or the amount of other securities to be underwritten, the underwriter may exclude some or all Registrable Securities from such registration and underwriting. The Company shall so advise all Holders (except those Holders who failed to timely elect to include their Registrable Securities through such underwriting or have indicated to the Company their decision not to do so), and indicate to each such Holder the number of shares of Registrable Securities that may be included in the registration and underwriting, if any. The number of shares of Registrable Securities to be included in such registration and underwriting shall be allocated among such Holders as follows:

(i)          If the Piggyback Registration was initiated by the Company, the number of shares that may be included in the registration and underwriting shall be allocated first to the Company and then, subject to obligations and commitments existing as of the date hereof, to all persons exercising piggyback registration rights (including the Holders) who have requested to sell in the registration on a pro rata basis according to the number of shares requested to be included therein; and

(ii)         If the Piggyback Registration was initiated by the exercise of demand registration rights by a stockholder or stockholders of the Company, then the number of shares that may be included in the registration and underwriting shall be allocated first to such selling stockholders who exercised such demand to the extent of their demand registration rights, and then, subject to obligations and commitments existing as of the date hereof, to the Company and then, subject to obligations and commitments existing as of the date hereof, to all persons exercising piggyback registration rights (including the Holders) who have requested to sell in the registration on a pro rata basis according to the number of shares requested to be included therein.

No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw such Holder’s Registrable Securities therefrom by delivering a written notice to the Company and the underwriter. The Registrable Securities so withdrawn from such underwriting shall also be withdrawn from such registration; provided, however, that, if by the withdrawal of such Registrable Securities, a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities pursuant to the terms and limitations set forth herein in the same proportion used above in determining the underwriter limitation.

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(g)          Limitation on Filing Other Registration Statements. Except as otherwise provided in Section 3(a) or in Section 3(b) hereof, the Company shall not file any other registration statements under the Securities Act until the SEC Effective Date, other than i) a registration statement (including a registration statement on Form S-8 (or its then equivalent form)) relating solely to employee benefit or incentive plans approved by the Company’s board of directors or securities issued or issuable to employees, consultants (to the extent the securities owned or to be owned by such consultants could be registered on Form S-8 (or its then equivalent form)) or any of their Family Members pursuant to such a plan, or (ii) a registration statement on Form S-4 (or its then equivalent form) in connection with a merger, acquisition, divestiture, reorganization or similar event.

4.            Registration Procedures. The Company will keep each Holder reasonably advised as to the filing and effectiveness of the Registration Statement. At its expense with respect to the Registration Statement, the Company will:

(a)          prepare and file with the Commission with respect to the Registrable Securities, a Registration Statement in accordance with Section 3(a) hereof, and use its commercially reasonable efforts to cause such Registration Statement to become effective and to remain effective for the Effectiveness Period;

(b)          not name any Holder in the Registration Statement as an underwriter without that Holder’s prior written consent (unless the Staff requires such Holder to be so named in order to include the Holder in the Registration Statement);

(c)          if the Registration Statement is subject to review by the Commission, promptly respond to all comments and diligently pursue resolution of any comments to the satisfaction of the Commission;

(d)          prepare and file with the Commission such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective during the Effectiveness Period;

(e)          furnish, without charge, to each Holder of Registrable Securities covered by such Registration Statement (i) a reasonable number of copies of such Registration Statement (including any exhibits thereto other than exhibits incorporated by reference), each amendment and supplement thereto as such Holder may reasonably request, (ii) such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and any other prospectus filed under Rule 424 of the Securities Act) as such Holders may reasonably request, in conformity with the requirements of the Securities Act, and (iii) such other documents as such Holder may reasonably require to consummate the disposition of the Registrable Securities owned by such Holder, but only during the Effectiveness Period; provided that the Company shall have no obligation to furnish any document pursuant to this clause that is available on the Commission’s EDGAR system;

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(f)       use its commercially reasonable efforts to register or qualify such registration under such other applicable securities laws of such jurisdictions within the United States as any Holder of Registrable Securities covered by such Registration Statement reasonably requests and as may be necessary for the marketability of the Registrable Securities (such request to be made by the time the applicable Registration Statement is deemed effective by the Commission) and do any and all other acts and things necessary to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder; provided, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

(g)      as promptly as practicable after becoming aware of such event, notify each Holder of Registrable Securities, the disposition of which requires delivery of a prospectus relating thereto under the Securities Act, of the happening of any event, which comes to the Company’s attention, that will after the occurrence of such event cause the prospectus included in such Registration Statement, if not amended or supplemented, to contain an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Company shall promptly thereafter prepare and furnish to such Holder a supplement or amendment to such prospectus (or prepare and file appropriate reports under the Exchange Act) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless suspension of the use of such prospectus otherwise is authorized herein or in the event of a Blackout Period, in which case no supplement or amendment need be furnished (or Exchange Act filing made) until the termination of such suspension or Blackout Period; provided that any and all information provided to the Holder pursuant to such notification shall remain confidential to each Holder until such information otherwise becomes public, unless disclosure by a Holder is required by law;

(h)      comply, and continue to comply during the Effectiveness Period, in all material respects with the Securities Act and the Exchange Act and with all applicable rules and regulations of the Commission with respect to the disposition of all securities covered by such Registration Statement;

(i)       as promptly as practicable after becoming aware of such event, notify each Holder of Registrable Securities being offered or sold pursuant to the Registration Statement of the issuance by the Commission of any stop order or other suspension of effectiveness of the Registration Statement;

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(j)       use its commercially reasonable efforts to cause all the Registrable Securities covered by the Registration Statement to be quoted on the OTC Markets Group or such other principal securities market or quotation system on which securities of the same class or series issued by the Company are then listed or traded or quoted;

(k)      provide a transfer agent and registrar, which may be a single entity, for the shares of Common Stock at all times;

(l)       cooperate with the Holders of Registrable Securities being offered pursuant to the Registration Statement to issue and deliver, or cause its transfer agent to issue and deliver, certificates representing Registrable Securities to be offered pursuant to the Registration Statement within a reasonable time after the delivery of certificates representing the Registrable Securities to the transfer agent or the Company, as applicable, and enable such certificates to be in such denominations or amounts as the Holders may reasonably request and registered in such names as the Holders may request;

(m)     during the Effectiveness Period, refrain from bidding for or purchasing any Common Stock or any right to purchase Common Stock or attempting to induce any person to purchase any such security or right if such bid, purchase or attempt would in any way limit the right of the Holders to sell Registrable Securities by reason of the limitations set forth in Regulation M of the Exchange Act; and

(n)      take all other commercially reasonable actions necessary to expedite and facilitate the disposition by the Holders of the Registrable Securities pursuant to the Registration Statement during the term of this Agreement; provided, however, the Company is not obligated under this clause (n) to expend any of the Company’s funds, other than the costs and expenses specifically required under Section 6 of this Agreement.

5.           Obligations of the Holders.

(a)      Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(g) hereof or of the commencement of a Blackout Period, such Holder shall discontinue the disposition of Registrable Securities included in the Registration Statement until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(g) hereof or notice of the end of the Blackout Period, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(b)      The Holders of the Registrable Securities shall provide such information as may reasonably be requested by the Company, or the managing underwriter, if any, in connection with the preparation of any registration statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 3(a) and/or 3(e) of this Agreement and in connection with the Company’s obligation to comply with federal and applicable state securities laws, including a completed questionnaire in the form attached to this Agreement as Annex A (a “Selling Securityholder Questionnaire”) or any update thereto not later than three (3) Business Days following a request therefor from the Company.

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(c)      Each Holder, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Holder has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

6.           Registration Expenses. The Company shall pay all expenses in connection with any registration obligation provided herein, including, without limitation, all registration, filing, stock exchange fees, printing expenses, all fees and expenses of complying with applicable securities laws, and the fees and disbursements of counsel for the Company (but not for the Holders)and of the Company’s independent accountants; provided, that, in any underwritten registration, the Company shall have no obligation to pay any underwriting discounts, selling commissions or transfer taxes attributable to the Registrable Securities being sold by the Holders thereof, which underwriting discounts, selling commissions and transfer taxes shall be borne by such Holders. Additionally, in an underwritten offering, all selling stockholders and the Company shall bear the expenses of the underwriter pro rata in proportion to the respective amount of shares each is selling in such offering. Except as provided in this Section 6 and Section 8 of this Agreement, the Company shall not be responsible for the expenses of any attorney or other advisor employed by a Holder.

7.           Assignment of Rights. No Holder may assign its rights under this Agreement to any party without the prior written consent of the Company; provided, however, that any Holder may assign its rights under this Agreement without such consent to a Permitted Assignee as long as (a) such transfer or assignment is effected in accordance with applicable securities laws; (b) such transferee or assignee agrees in writing to become bound by and subject to the terms of this Agreement; and (c) such Holder notifies the Company in writing of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities with respect to which such rights are being transferred or assigned. The Company may assign this Agreement or any rights or obligations hereunder without the prior written consent of any other party hereto.

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8.           Indemnification.

(a)       In the event of the offer and sale of Registrable Securities under the Securities Act, the Company shall, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its directors, officers, partners, and each other person, if any, who controls or is under common control with such Holder within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, and expenses to which the Holder or any such director, officer, partner or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in any registration statement prepared and filed by the Company under which Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission to state therein a material fact required to be stated or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and the Company shall reimburse the Holder, and each such director, officer, partner and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, damage, liability, action or proceeding; provided, however, that the indemnity obligation of the Company under this Section 8(a) to any Holder shall in no event exceed the net proceeds from the Offering received by the Company from such Holder (or Holder’s predecessor-in-interest); and provided further, that the Company shall not be liable in any such case (i) to the extent that any such loss, claim, damage, or liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (x) an untrue statement in or omission from such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished by a Holder or its representative to the Company for use in the preparation thereof or (y) the failure of a Holder to comply with the covenants and agreements contained in Section 5 hereof respecting the sale of Registrable Securities; or (ii) if the person asserting any such loss, claim, damage or liability (or action or proceeding in respect thereof) who purchased the Registrable Securities that are the subject thereof did not receive a copy of an amended preliminary or final prospectus or the final prospectus (or the final prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Registrable Securities to such person because of the failure of such Holder to so provide such amended preliminary or final prospectus and the untrue statement or omission of a material fact made in such preliminary or final prospectus was corrected in the amended preliminary or final prospectus (or the final prospectus as amended or supplemented). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holders, or any such director, officer, partner or controlling person and shall survive the transfer of such shares by the Holder.

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(b)       As a condition to including Registrable Securities in any registration statement filed pursuant to this Agreement, each Holder agrees to be bound by the terms of this Section 8 and to indemnify and hold harmless, to the fullest extent permitted by law, the Company, each of its directors, officers, partners, legal counsel and accountants and each underwriter, if any, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement of a material fact or any omission of a material fact required to be stated in any registration statement, any preliminary prospectus, final prospectus, summary prospectus, amendment or supplement thereto or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, to the extent that such untrue statement or omission is included or omitted in reliance upon and in conformity with written information furnished by the Holder or its representative to the Company for use in the preparation thereof, and such Holder shall reimburse the Company, and such Holders, directors, officers, partners, legal counsel and accountants, persons, underwriters, or control persons, each such director, officer, and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating, defending, or settling any such loss, claim, damage, liability, action, or proceeding; provided, however, that the indemnity obligation of a Holder under this Section 8(b) shall in no event exceed the amount of the net proceeds received by such Holder as a result of the sale of such Holder’s Registrable Securities pursuant to such registration statement, except in the case of fraud or willful misconduct. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer by any Holder of such shares.

(c)       Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in this Section 8 (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in the reasonable judgment of counsel to such indemnified party a conflict of interest between such indemnified and indemnifying parties may exist or the indemnified party may have defenses not available to the indemnifying party in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defenses thereof or the indemnifying party fails to defend such claim in a diligent manner, other than reasonable costs of investigation. Neither an indemnified nor an indemnifying party shall be liable for any settlement of any action or proceeding effected without its consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party shall have the right to retain, at its own expense, counsel with respect to the defense of a claim. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

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(d)       If an indemnifying party does not or is not permitted to assume the defense of an action pursuant to Section 8(c) or in the case of the expense reimbursement obligation set forth in Sections 8(a) and 8(b), the indemnification required by Sections 8(a) and 8(b) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expenses, losses, damages, or liabilities are incurred.

(e)       If the indemnification provided for in Section 8(a) or 8(b) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense (i) in such proportion as is appropriate to reflect the proportionate relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount herein provided, then in such proportion as is appropriate to reflect not only the proportionate relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

(f)       Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(g)       Other Indemnification. Indemnification similar to that specified in this Section (with appropriate modifications) shall be given by the Company and each Holder of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

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9.           Rule 144. Until the date on which all Subscribers shall have sold all of their Conversion Shares and Warrants Shares, the Company shall file in a timely manner (or, with respect to Form 8-K reports, shall use its commercially reasonable efforts to file in a timely manner) all reports required to be filed with the SEC pursuant to the Exchange Act, and the regulations of the SEC thereunder, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

10.         Independent Nature of Each Holder’s Obligations and Rights. The obligations of each Holder under this Agreement are several and not joint with the obligations of any other Holder, and each Holder shall not be responsible in any way for the performance of the obligations of any other Holder under this Agreement. Nothing contained herein and no action taken by any Holder pursuant hereto, shall be deemed to constitute such Holders as a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

11.         Miscellaneous.

(a)       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the United States of America and the State of New York, both substantive and remedial, without regard to New York conflicts of law principles. Any judicial proceeding brought against any of the parties to this Agreement or any dispute arising out of this Agreement or any matter related hereto shall be brought in the courts of the State of New York, New York County, or in the United States District Court for the Southern District of New York and, by its execution and delivery of this Agreement, each party to this Agreement accepts the jurisdiction of such courts. The foregoing consent to jurisdiction shall not be deemed to confer rights on any person other than the parties to this Agreement.

(b)       Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement.

(c)       Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, Permitted Assignees, executors and administrators of the parties hereto.

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(d)       No Inconsistent Agreements. The Company has not entered, as of the date hereof, and shall not enter, on or after the date of this Agreement, into any agreement with respect to its securities that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Notwithstanding anything to the contrary contained herewith, except as specifically provided in this Agreement, any action by the Company which could have the effect of diminishing the value of any Registrable Securities, including, without limitation, the issuance of additional stock or other securities, the granting of registration rights to others, and actions in connection with the operation of the business of the Company, shall not by itself, absent bad faith, be deemed an impairment of the rights granted to the Holders in this Agreement.

(e)       Entire Agreement. This Agreement and the documents, instruments and other agreements specifically referred to herein or delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof.

(f)       Notices, etc. All notices, consents, waivers, and other communications which are required or permitted under this Agreement shall be in writing will be deemed given to a party (a) on the date of delivery, if delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) the date of transmission if sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment if such notice or communication is delivered prior to 5:00 P.M., New York City time, on a Trading Day, or the next Trading Day after the date of transmission, if such notice or communication is delivered on a day that is not a Trading Day or later than 5:00 P.M., New York City time, on any Trading Day; (c) the date received or rejected by the addressee, if sent by certified mail, return receipt requested; or (d) seven days after the placement of the notice into the mails (first class postage prepaid), to the party at the address, facsimile number, or e-mail address furnished by the such party, if to the Company, to:

Enumeral Biomedical Holdings, Inc.

200 CambridgePark Drive, Suite 2000

Cambridge, MA 02140

Attention: General Counsel

Facsimile: 617-945-9148

with copy to:

Duane Morris LLP

1540 Broadway

New York, NY 10036

Attention: Michael D. Schwamm, Esq.

Facsimile: 212-208-4451

if to a Subscriber, to:

the address set forth on such Subscriber’s Omnibus Signature Page hereto; or

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if to a Broker, to:

such Broker at the address set forth on the Broker’s signature page hereto;

or at such other address as any party shall have furnished to the other parties in writing in accordance with this Section 11(f).

(g)      Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement, or any waiver on the part of any Holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

(h)      Counterparts. This Agreement may be executed in any number of counterparts, and with respect to any Subscriber, by execution of an Omnibus Signature Page to this Agreement and the Subscription Agreement, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by an e-mail, which contains a portable document format (.pdf) file of an executed signature page, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or e-mail of a .pdf signature page were an original thereof.

(i)       Severability. In the case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(j)       Amendments. Except as otherwise provided herein, the provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and the Majority Holders. The Holders acknowledge that by the operation of this Section, the Majority Holders may have the right and power to diminish or eliminate all rights of the other Holders under this Agreement.

[Company Signature Page Follows]

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This Registration Rights Agreement is hereby executed as of the date first above written.

The Company:

ENUMERAL BIOMEDICAL HOLDINGS, INC.

By:
Name: Kevin G. Sarney Title: Vice President of Finance, Chief Accounting Officer, and Treasurer

Subscribers

See Omnibus Signature Pages to the Subscription Agreement

Broker (individual):	Broker (entity):

Print Name	Print Name of Entity

By:
Signature	Name:
Title:

All Brokers: Address

Schedule 1

Brokers

Katalyst Securities LLC

GP Nurmenkari Inc.

Annex A

Enumeral Biomedical Holdings, Inc.

Selling Securityholder Notice and Questionnaire

The undersigned beneficial owner of Registrable Securities of Enumeral Biomedical Holdings, Inc., a Delaware corporation (the “Company”), understands that the Company has filed or intends to file with the U.S. Securities and Exchange Commission a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended, of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is annexed. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling security holder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling security holder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1. Name:

(a)	Full Legal Name of Selling Securityholder

(b)	Full Legal Name of Registered Holder (holder of record) (if not the same as (a) above) through which Registrable Securities are held:

(c)	If you are not a natural person, full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2. Address for Notices to Selling Securityholder:

Telephone:	Fax:

Email:

Contact Person:

3. Broker-Dealer Status:

(a)	Are you a broker-dealer?

 Yes ☐           No ☐

(b)	If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

 Yes ☐           No ☐

 Note: If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

 Yes ☐           No ☐

(d)	If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

 Yes ☐           No ☐

Note:	If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

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4. Beneficial Ownership of Securities of the Company Owned by the Selling Securityholder:

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company.

(a)      Please list the type (common stock, warrants, etc.) and amount of all securities of the Company (including any Registrable Securities) beneficially owned1 by the Selling Securityholder:

5. Relationships with the Company:

Except as set forth below, neither you nor (if you are a natural person) any member of your immediate family, nor (if you are not a natural person) any of your affiliates2, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

6. Method of Distribution:

Describe below Holder’s intended method of distribution.

1  Beneficially Owned:  A “beneficial owner” of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (i) voting power, including the power to direct the voting of such security, or (ii) investment power, including the power to dispose of, or direct the disposition of, such security.  In addition, a person is deemed to have “beneficial ownership” of a security of which such person has the right to acquire beneficial ownership at any time within 60 days, including, but not limited to, any right to acquire such security: (i) through the exercise of any option, warrant or right, (ii) through the conversion of any security or (iii) pursuant to the power to revoke, or the automatic termination of, a trust, discretionary account or similar arrangement.

It is possible that a security may have more than one “beneficial owner,” such as a trust, with two co-trustees sharing voting power, and the settlor or another third party having investment power, in which case each of the three would be the “beneficial owner” of the securities in the trust.  The power to vote or direct the voting, or to invest or dispose of, or direct the investment or disposition of, a security may be indirect and arise from legal, economic, contractual or other rights, and the determination of beneficial ownership depends upon who ultimately possesses or shares the power to direct the voting or the disposition of the security.

The final determination of the existence of beneficial ownership depends upon the facts of each case.  You may, if you believe the facts warrant it, disclaim beneficial ownership of securities that might otherwise be considered “beneficially owned” by you.

2  Affiliate:  An “affiliate” is a company or person that directly, or indirectly through one or more intermediaries, controls you, or is controlled by you, or is under common control with you.

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The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 6 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

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IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Selling Securityholder Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

BENEFICIAL OWNER (individual)	BENEFICIAL OWNER (entity)

Signature	Name of Entity

Print Name	Signature

Print Name:
Signature (if Joint Tenants or Tenants in Common)

Title:

PLEASE E-MAIL OR FAX A COPY OF THE COMPLETED AND EXECUTED SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

Duane Morris LLP

1540 Broadway

New York, NY 10036

Attention: Michael D. Schwamm, Esq.

Facsimile: 212-208-4451

E-mail Address: MDSchwamm@duanemorris.com

Exhibit 10.5

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Intellectual Property Security Agreement (this “Security Agreement”) is made as of May 19, 2017 by and among Enumeral Biomedical Holdings Inc. (the “Company”) and its subsidiary, Enumeral Biomedical Corp. (the “Subsidiary”), each a Delaware corporation, and each with offices at 200 CambridgePark Drive, Suite 2000, Cambridge, MA 02140 (collectively, the “Grantors”); each “Buyer” named in the Omnibus Signature Page(s) to the Subscription Agreement of even date herewith (the “Subscription Agreement”) between the Company and the Buyers, relating to units consisting of the Company’s 12% Senior Convertible Secured Promissory Notes (the “Notes”) and warrants to purchase shares of the Company’s common stock; and Intuitive Venture Partners, LLC, in its capacity as the Collateral Agent for the Noteholders (in such capacity, the “Collateral Agent”).

RECITALS

The Buyers have agreed to make a secured loan to the Company, evidenced by the Notes. The Notes provide that the Notes are to be secured by all the intellectual property rights of the Grantors. Accordingly, the Grantors will grant to each Holder (as defined in the Notes) (each a “Noteholder”) a security interest in the Collateral (as defined herein).

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged and intending to be legally bound, as collateral security for the prompt and complete payment when due of the Notes, Grantors hereby represent, warrant, covenant and agree as follows:

“Intellectual Property” means:

(a)(i) all the patent applications listed in Schedule 2 appended hereto; (ii) any and all future-filed patent applications in any jurisdiction whether or not the future-filed applications claim priority from any patent application listed in Schedule 2; (iii) any and all patents that issue from any patent application specified in clauses (i) or (ii) above (collectively the “Schedule 2 Patents”);

(b)(i)  all registered trademarks listed in Schedule 2; (ii) any and all future trademark applications in any jurisdiction whether or not the future trademark applications claim priority from any trademark listed in Schedule 2; (iii) any and all trademarks registered on the basis of any trademark specified in clause (i) or (ii) above (collectively the “Schedule 2 Trademarks”);

(c)       “Patents”, meaning any United States or foreign: (i) issued patents (whether utility, design, or plant), patent applications, or certificates of invention in any IP Filing Office, (ii) continuations, continuations-in-part, divisions, extensions, reissuances, or reexaminations of a patent or patent application in any IP Filing Office, (iii) inventions described and claimed in any patent or patent application, and (iv) rights throughout the world analogous to the foregoing;

(d)       “Trademarks”, meaning any United States or foreign: (i) trademarks, service marks, certification marks, trade names, or other types of source identifier, whether arising under a statute or under common law, and whether registered or unregistered, (ii) corporate and company names, business names, trade styles, designs, logos, or trade dress, (iii) the goodwill of the business connected with the use of or symbolized by the trademark or service mark, (iv) any registrations, renewals, applications, and other filings for any trademarks in any IP Filing Office, and (v) rights throughout the world analogous to the foregoing;

(e)       “Other Intellectual Property”, meaning any intellectual property recognized under or established by the laws of any jurisdiction other than a Patent or Trademark, whether statutory or common law, registered or unregistered, published or unpublished, including, but not limited to: (i) a mask work (i.e., a layered blueprint of the circuitry in a computer chip as protected under Chapter 9 of Title 17 of the United States Code); (ii) a trade secret or other proprietary or confidential information or data: (iii) rights with respect to software, programming codes, inventions, technical information, procedures, designs, design registrations, know-how, data and databases, processes, models, drawings, plans, specifications, and records; and (iv) know-how, sequence information, data, knowledge and information including chemical manufacturing data, specifications, formulations, testing and development data and tools for the discovery and development of products and technology data compilation, research results or other proprietary rights used in the business of the Company or its subsidiaries;

(f)       “IP Licenses”, meaning any agreements, whether or not styled as a “license,” (i) that grant a Person an exclusive or nonexclusive license or other right to use or exercise rights in Intellectual Property other than software to the extent the software constitutes “goods” under section 9-102(a) of the UCC, or (ii) that obligate a Person to refrain from using or enforcing any Intellectual Property, including settlements, consents-to-use, non-assertion agreements, and covenants-not-to-sue; and

(g)       “IP-Related Rights”, meaning, for any Schedule 2 Patent, Schedule 2 Trademark, Patent, Trademark, Other Intellectual Property, or IP License, any (i) rights to royalties, revenues, income, or other payments arising therefrom, and (ii) all other accrued and unaccrued causes of action (whether in contract, tort, or otherwise) or rights to claim, sue or collect damages for, or enjoin or obtain other legal or equitable relief for, an infringement, misuse, misappropriation, dilution, violation, unfair competition, or other impairment (whether past, present, or future) thereof, including expired items.

“Majority Holders” means a Noteholder or the Noteholders then holding in excess of 50% of the aggregate unpaid principal amount of the Notes.

“UCC” means the Uniform Commercial Code as in effect on the date of this Security Agreement, and as amended from time to time, of the State of New York; provided that if, by reason of mandatory provisions of law, the perfection, the effect of perfection or non-perfection, and the priority of the security interest granted hereby in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provision hereof relating to such perfection, effect of perfection or non-perfection, or priority.

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1.         Grant of Security Interest. As collateral security for the prompt and complete payment and performance of all of Grantors’ present or future obligations under the Notes and the other Transaction Documents (the “Obligations”), Grantors hereby grant to the Noteholders, for their ratable benefit, a security interest in all of Grantors’ right, title and interest in and to the Intellectual Property, whether now owned or existing or hereafter acquired or arising, and regardless of where located (hereinafter collectively called the “Collateral”).

Notwithstanding the foregoing, the term “Collateral” shall not include any contract, instrument or chattel paper in which a Grantor has any right, title or interest if and to the extent such contract, instrument or chattel paper includes a provision containing a restriction on assignment such that the creation of a security interest in the right, title or interest of a Grantor therein would be prohibited and would, in and of itself, cause or result in a default thereunder enabling another person party to such contract, instrument or chattel paper to enforce any remedy with respect thereof; provided, however, that the foregoing exclusion shall not apply if (y) such prohibition has been waived or such other person has otherwise consented to the creation hereunder of a security interest in such contract, instrument or chattel paper, or (z) such prohibition would be rendered ineffective pursuant to Sections 9-407(a) or 9-408(a) of the Code, as applicable and as then in effect in any relevant jurisdiction, or any other applicable law (including the Bankruptcy Code or principles of equity); provided further that immediately upon the ineffectiveness, lapse or termination of any such provision, the term “Collateral” shall include, and the applicable Grantor shall be deemed to have granted a security interest in, all its rights, title and interest in and to such contract, instrument or chattel paper as of such provision had never been in effect; and provided further that the foregoing exclusion shall in no way be construed so as to limit, impair of otherwise affect the Noteholders’ unconditional continuing security interest in and to all rights, title and interests of a Grantor in or to any payment obligations or other rights to receive monies due or to become due under any such contract, instrument or chattel paper and in any such monies and other proceeds of such contract, instrument or chattel paper. In addition, no security interest shall be created in or apply to, and the definition of Collateral shall exclude, the actual intellectual property licensed to the Company or its Subsidiary by a third party to the extent that applicable law or the applicable license expressly prohibits the grant thereof, including the actual intellectual property licensed from the Massachusetts Institute of Technology under an exclusive patent license agreement dated April 15, 2011, and all amendments thereto (the “MIT License”) to the extent that applicable law or the applicable license expressly prohibits the grant thereof.

2.         Covenants and Warranties. Grantors represent, warrant, covenant and agree as follows:

(a)      Each Grantor is the sole owner of all right, title and interest in and to the Collateral, and no security interests or liens presently exist with respect to the Collateral.

(b)      Performance of this Security Agreement does not and will not conflict with or result in a breach of any material agreement to which Grantors are bound.

(c)      During the term of this Security Agreement, Grantors will not transfer or otherwise encumber any interest in the Collateral, except as otherwise permitted in this Security Agreement and except as may be approved by the Majority Holders;

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(d)      To their knowledge, the Collateral is valid and enforceable, and no part of the Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made in writing that any part of the Collateral violates the rights of any third party;

(e)      All Patents and Trademarks owned by the Grantors as of the effective date of this Security Agreement are listed in Schedule 2.

(f)       Grantors shall advise the Collateral Agent of any subsequent ownership right of the Grantors in or to any Collateral;

(g)      Grantors shall (i) protect, defend and maintain the validity and enforceability of the Collateral material to Grantors’ business, (ii) use reasonable commercial efforts to detect infringements of the Collateral, and promptly advise the Collateral Agent in writing of material infringements detected and (iii) not allow any Collateral, material to Grantors’ business, to be abandoned, forfeited or dedicated to the public without the written consent of the Majority Holders, which shall not be unreasonably withheld, conditioned, or delayed, unless Grantors determine that reasonable business practices suggest that abandonment is appropriate.

(h)      Grantors shall take such further actions as the Collateral Agent or the Majority Holders may reasonably request from time to time to perfect or continue the perfection of the Noteholders’ interest in the Collateral;

(i)       This Security Agreement creates, and in the case of after-acquired Collateral this Security Agreement will create, at the time Grantors first have rights in such after-acquired Collateral, and the Collateral Agent or the Noteholders have taken all actions required for perfection, in favor of the Noteholders, a valid and perfected first priority security interest and collateral assignment in the Collateral in the United States securing the payment and performance of the Obligations;

(j)       To its knowledge, except for, and upon, the filing of UCC financing statements, or other notice filings or notations in appropriate filing offices, including the United States Patent and Trademark office, if necessary to perfect the security interests created hereunder, no authorization, approval or other action by, and no notice to or filing with, any U.S. governmental authority or U.S. regulatory body is required either (i) for the grant by Grantors of the security interest granted hereby, or for the execution, delivery or performance of this Security Agreement by Grantors in the U.S. or (ii) for the perfection in the United States or the exercise by the Noteholders of their rights and remedies thereunder;

(k)      To the best of Grantors’ knowledge, all information heretofore, herein or hereafter supplied to the Collateral Agent or the Noteholders by or on behalf of Grantors with respect to the Collateral is true and correct in all material respects;

(l)       Grantors shall not enter into any agreement after the date hereof that would materially impair or conflict with Grantors’ obligations hereunder without the Collateral Agent’s prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed. Except as permitted under the Notes, Grantors shall not permit the inclusion in any material contract to which it becomes a party after the date hereof of any provisions that could or might in any way prevent the creation of a security interest in Grantors’ rights and interest in any property included within the definition of the Collateral acquired under such contracts;

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(m)     Grantors shall not amend, modify or limit any terms of the Note or this Security Agreement without the consent of the Majority Holders or assert the invalidity of the Note or this Security Agreement;

(n)      Grantors shall not assert that the MIT License limits any rights or interests in the Collateral or otherwise limits any terms of the Note or this Security Agreement; and,

(o)      Grantors shall file any and all UCC financing statements and notices to perfect Noteholder’s interests and create a valid first priority security interest in any after-acquired Collateral.

3.         Noteholders’ Rights. The Collateral Agent and the Majority Holders shall have the right, but not the obligation, to take, at Grantors’ sole expense, any actions that the Grantors are required to take under this Security Agreement, but which Grantors fail to take in a timely manner after ten (10) days’ written notice to Grantors (except if an Event of Default (as defined below) has occurred and is continuing, in which case no notice shall be required). Grantors shall reimburse and indemnify the Collateral Agent and the Noteholders for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this section 3.

4.         Further Assurances; Attorney in Fact.

(a)      On a continuing basis, Grantors will, upon reasonable request by the Collateral Agent or the Majority Holders, subject to any prior licenses, encumbrances and restrictions and prospective licenses, make, execute, acknowledge and deliver, and file and record in the proper filing and recording places in the United States, all such instruments, including appropriate financing and continuation statements and collateral agreements and filings with the United States Patent and Trademarks Office and the Register of Copyrights, and take all such action as may reasonably be requested by the Collateral Agent or the Majority Holders, to perfect the Noteholders’ security interest in all Patents and Trademarks and otherwise to carry out the intent and purposes of this Security Agreement, or for assuring and confirming to the Noteholders the grant or perfection of a security interest in all Collateral, provided that Grantors shall not be required to register any Collateral that Grantors determines, consistent with reasonable business practice, need not be registered.

(b)      Grantors appoint the Collateral Agent as Grantors’ attorney-in-fact, with full authority in the place and stead of Grantors and in the name of Grantors, the Noteholders or otherwise, from time to time in the Collateral Agent’s discretion, upon Grantors’ failure or inability to do so, to take any action and to execute any instrument which the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Security Agreement, including:

(i)       To modify, in its sole discretion, this Security Agreement without first obtaining Grantors’ approval of or signature to such modification by amending Schedule 2, as appropriate, to include reference to any right, title or interest in any Patents or Trademarks acquired by Grantors after the execution hereof or to delete any reference to any right, title or interest in any Patents or Trademarks Works in which Grantors no longer have or claim any right, title or interest; and

(ii)       To file, in its sole discretion, one or more financing or continuation statements and amendments thereto, or other notice filings or notations in appropriate filing offices, relative to any of the Collateral, without notice to Grantors, with all appropriate jurisdictions, as the Collateral Agent deems appropriate, in order to perfect or protect the Noteholders’ interest in the Collateral.

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5.         Events of Default. The occurrence of an Event of Default under the Notes shall constitute an event of default (an “Event of Default”) under this Security Agreement.

6.         Remedies. Upon the occurrence and during the continuance of an Event of Default, the Noteholders or the Collateral Agent, for the benefit of the Noteholders, shall have the right to exercise all the remedies of a secured party under Article 9 of the Uniform Commercial Code, including without limitation the right to require Grantors to assemble the Collateral and any tangible property in which the Noteholders have a security interest and to make it available to the Noteholders or the Collateral Agent at a place designated by the Majority Holders or the Collateral Agent. The Noteholders or the Collateral Agent, for the benefit of the Noteholders, shall have a nonexclusive, royalty free license to use the Collateral to the extent reasonably necessary to permit the Noteholders or the Collateral Agent, for the benefit of the Noteholders, to exercise their rights and remedies upon the occurrence and during the continuance of an Event of Default. Grantors will pay any expenses (including reasonable attorney’s fees) incurred by the Noteholders or the Collateral Agent in connection with the exercise of any of the Noteholders’ rights hereunder, including without limitation any expense incurred in disposing of the Collateral in accordance with the terms hereof. All of the Noteholders’ (and the Collateral Agent’s, for the benefit of the Noteholders) rights and remedies with respect to the Collateral shall be cumulative.

7.         Indemnity.

(a)       Grantors agree to defend, indemnify upon demand and hold harmless (i) the Noteholders and their respective affiliates, and their respective officers, directors, employees, agents and attorneys-in-fact and (ii) the Collateral Agent Related Persons (as defined below) (each an “Indemnified Person”) against any and all Indemnified Liabilities (as defined below), except for any portion of such Indemnified Liabilities arising from or out of an Indemnified Person’s gross negligence or willful misconduct. The undertaking in this paragraph shall survive the payment of all obligations hereunder and the resignation or replacement of the Collateral Agent.

(b)       The Noteholders shall indemnify upon demand and hold harmless the Collateral Agent Related Persons (to the extent not reimbursed by or on behalf of any Grantor and without limiting the obligation of each Grantor to do so), pro rata, from and against any and all Indemnified Liabilities, except for any portion of such Indemnified Liabilities resulting solely from such Collateral Agent Related Person’s gross negligence or willful misconduct. Without limitation of the foregoing, each Noteholder shall reimburse the Collateral Agent upon demand for its ratable share of any costs or out of pocket expenses (including fees and disbursements of legal counsel) incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Security Agreement, any other Transaction Document, or any document contemplated by or referred to herein, to the extent that the Collateral Agent is not reimbursed for such expenses by or on behalf of any Grantor. Notwithstanding the foregoing, no Noteholder shall be required to pay, in total under this paragraph and any similar provision in any other Transaction Document, any amount in excess of the total gross purchase price of the Notes purchased by such Noteholder. The undertaking in this paragraph shall survive the payment of all obligations hereunder and the resignation or replacement of the Collateral Agent.

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(c)       “Indemnified Liabilities” means all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable fees and disbursements of legal counsel) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Obligations and the termination, resignation or replacement of the Collateral Agent) be imposed on, incurred by or asserted against any Indemnified Person or Collateral Agent Related Person (as the case may be) in any way relating to or arising out of this Security Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby and thereby, or any action taken or omitted by any such Indemnified Person or Collateral Agent Related Person (as the case may be) under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any bankruptcy or insolvency proceeding or appellate proceeding) related to or arising out of this Security Agreement or the Notes or the other Transaction Documents or the use of the proceeds thereof, whether or not any Indemnified Person or Collateral Agent Related Person (as the case may be) is a party thereto.

8.         Termination. At such time as Grantors shall completely repay the Obligations, the Collateral Agent shall execute and deliver to Grantors all releases, terminations, and other instruments as may be necessary or proper to release the security interest hereunder. Until such time, however, this Security Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns, provided that, without the prior written consent of the Majority Holders, no Grantor may assign this Security Agreement or any of its rights under this Security Agreement or delegate any of its duties or obligations under this Security Agreement, and any such attempted assignment or delegation shall be null and void.

9.         Course of Dealing. No course of dealing, nor any failure to exercise, nor any delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

10.       Amendments. This Security Agreement may be amended only by a written instrument signed by the Grantors and Majority Holders.

11.       Counterparts. This Security Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.

12.       Governing Law; Jurisdiction. This Security Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law.

Each party agrees that any legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Security Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) may be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the Notes), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Security Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing herein shall affect the right of the Holder to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

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GRANTORS, THE NOTEHOLDERS AND THE COLLATERAL AGENT EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS SECURITY AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

13.       Confidentiality. In handling any confidential information, the Noteholders and the Collateral Agent shall exercise the same degree of care that they exercise for their own proprietary information, but disclosure of information may be made: (i) to the Noteholders or affiliates in connection with their present or prospective business relations with Grantors; (ii) to prospective transferees or purchasers of any interest in the Notes (provided, however, the Noteholders shall use commercially reasonable efforts to obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision); (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with the Noteholders’ or the Collateral Agent’s examination or audit; and (v) as the Noteholders or the Collateral Agent consider appropriate in exercising remedies under this Security Agreement. Confidential information does not include information that either: (a) is in the public domain or in the Noteholders’ or the Collateral Agent’s possession when disclosed to such person, or becomes part of the public domain after disclosure to the Noteholders or the Collateral Agent through no fault of such person; or (b) is disclosed to the Noteholders or the Collateral Agent by a third party, if such person reasonably does not know that the third party is prohibited from disclosing the information.

14.       The Collateral Agent.

(a)       Delegation of Duties. The Collateral Agent may execute any of its duties under this Security Agreement or any other Transaction Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects with reasonable care.

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(b)       Liability of Collateral Agent. None of the Collateral Agent Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Security Agreement or any other Transaction Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Noteholders for any recital, statement, representation or warranty made by any other party, or any officer thereof, contained in this Security Agreement or in any other Transaction Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Security Agreement or any other Transaction Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Security Agreement or any other Transaction Document, or for any failure of any other party to this Security Agreement or any other Transaction Document to perform its obligations hereunder or thereunder. No Collateral Agent Related Person shall be under any obligation to any Noteholder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Security Agreement or any other Transaction Document, or to inspect the properties, books or records of the Company or any of the Company’s Subsidiaries or Affiliates. “Collateral Agent Related Persons” means the Collateral Agent and any successor agent arising hereunder, together with their respective affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such persons and affiliates.

(c)       Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons, and upon advice and statements of legal counsel (including counsel to the Company or any Grantor), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Security Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Majority Holders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Noteholders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Security Agreement or any other Transaction Document in accordance with a request or consent of the Majority Holders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Noteholders.

(d)       Notice of Default. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any default or Event of Default, except with respect to defaults in the delivery of any documents or certificates required to be delivered to the Collateral Agent hereunder for the benefit of the Noteholders, unless the Collateral Agent shall have received written notice from a Noteholder or the Company or any Grantor referring to this Security Agreement, describing such default or Event of Default and stating that such notice is a “notice of default”. The Collateral Agent will notify the Noteholders of its receipt of any such notice. The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Holders in accordance with this Security Agreement; provided, however, that unless and until the Collateral Agent has received any such request, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such default or Event of Default as it shall deem advisable or in the best interest of the Noteholders.

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(e)       Collateral Agent in Individual Capacity. Any Collateral Agent Related Person may engage in transactions with, make loans to, acquire equity interests in and generally engage in any kind of business with the Company or any Grantor and their affiliates, including purchasing and holding Notes, as though the Collateral Agent were not the Collateral Agent hereunder and without notice to or consent of the Noteholders. the Noteholders acknowledge that, pursuant to such activities, any Collateral Agent Related Person may receive information regarding the Company or any Grantor and their affiliates (including information that may be subject to confidentiality obligations in favor of the Company or any Grantor and their affiliates) and acknowledge that the Collateral Agent shall be under no obligation to provide such information to them. With respect to any Notes it holds, a Collateral Agent Related Person shall have the same rights and powers under this Security Agreement as any other Noteholder and may exercise the same as though the Collateral Agent were not the Collateral Agent, and the terms “Noteholder” and “Noteholders” include any such Collateral Agent Related Person in its individual capacity.

(f)        Successor Collateral Agent. The Collateral Agent may, and at the request of the Majority Noteholders shall, resign as Collateral Agent upon thirty (30) days’ notice to the Noteholders. If the Collateral Agent resigns under this Security Agreement, the Majority Holders shall appoint from among the Noteholders a successor agent for the Noteholders, which successor agent shall be approved by the Company, such approval not to be unreasonably withheld. If no successor agent is appointed prior to the effective date of the resignation of the Collateral Agent, the Collateral Agent may appoint, after consulting with the Noteholders and the Company, a successor agent from among the Noteholders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent and the term “Collateral Agent” shall mean such successor agent and the retiring Collateral Agent’s appointment, powers and duties as Collateral Agent shall be terminated. After any retiring Collateral Agent’s resignation hereunder as Collateral Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Security Agreement. If no successor agent has accepted appointment as Collateral Agent by the date which is thirty (30) days following a retiring Collateral Agent’s notice of resignation, the retiring Collateral Agent’s resignation shall nevertheless thereupon become effective, and the Noteholders shall perform all of the duties of the Collateral Agent hereunder until such time, if any, as the Majority Holders appoint a successor agent as provided for above.

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Agreed, as of the date first set forth above:

GRANTORS:

ENUMERAL BIOMEDICAL HOLDINGS, INC.

By:	/s/ Kevin G. Sarney
Name: Kevin G. Sarney Title: Vice President of Finance, Chief Accounting Officer, and Treasurer

ENUMERAL BIOMEDICAL CORP.

By:	/s/ Kevin G. Sarney
Name: Kevin G. Sarney Title: Vice President of Finance and Treasurer

COLLATERAL AGENT:

INTUITIVE VENTURE PARTNERS, LLC

By:	/s/ Aaron Segal
Name: Aaron Segal Title: Partner, Intuitive Venture Partners

[THE NOTEHOLDERS SIGN BY EXECUTING BUYER OMNIBUS

SIGNATURE PAGE TO THE SUBSCRIPTION AGREEMENT]

Schedule 1

1.       Grantor Information:

Grantors

Enumeral Biomedical Holdings, Inc. a Delaware corporation Organizational I.D. Number: Tax ID: 99-0376434 Executive Offices Address: 200 Cambridge Park Drive, Suite 2000 Cambridge, Massachusetts	Enumeral Biomedical Corp. a Delaware Corporation Organizational I.D. Number: Tax ID: 27-1509860 Executive Offices Address: 200 Cambridge Park Drive, Suite 2000 Cambridge, Massachusetts

2.       Licenses of the Collateral: Definitive License and Transfer Agreement between the Company and Pieris Pharmaceuticals, Inc. (Boston MA) and Pieris Pharmaceuticals GmbH (Friesing, Germany) dated June 6, 2016.

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Schedule 2

Enumeral Patents

Subject	Jurisdiction	Application Number	Filing Date	Status	Patent No.
PD-1 Antibodies	US	14/975,769	19 Dec 2015	Pending
PD-1 Antibodies	US	15/152,192	11 May 2016	Pending
PD-1 Antibodies	PCT	PCT/US2015/066954	19 Dec 2015	Pending
PICTURE (cellular response profiling)	PCT	PCT/US2015/066955	19 Dec 2015	Pending
Microarray handling devices	US	15/061,718	4 Mar 2016	Pending
Microarray handling devices	PCT	PCT/US2017/020441	2 Mar 2017	Pending
TIM-3 Antibodies	US	62/470855	13 Mar 2017	Provisional

Enumeral Trademarks

Mark	Jurisdiction	Application Number	Filing Date	Status	Registration Number	Registration Date
ENUMERAL	US	86613661	29 Apr 2015	Registered	4,866,434	8 Dec 2015
THE HUMAN APPROACH	US	86613591	29 Apr 2015	Registered	4,866,427	8 Dec 2015
THE POWER OF HUMAN	US	86613629	29 Apr 2015	Registered	4,866,429	8 Dec 2015
PICTURE	US	86613651	29 Apr 2015	Registered	4,884,761	12 Jan 2016

Exhibit 10.6

Warrant Certificate No. ______

NEITHER THE SECURITIES REPRESENTED HEREBY NOR THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

Effective Date: May 19, 2017	Expiration Date: May 18, 2022

ENUMERAL BIOMEDICAL HOLDINGS, INC.

WARRANT TO PURCHASE COMMON STOCK

Enumeral Biomedical Holdings, Inc., a Delaware corporation (the “Company”), for value received on the Effective Date, hereby issues to __________________________ (the “Holder”) this Warrant (the “Warrant”) to purchase ______________ shares (as from time to time adjusted as hereinafter provided) (each such share a “Warrant Share” and all such shares being the “Warrant Shares”) of the Company’s Common Stock (as defined below), at the Exercise Price (as defined below), as adjusted from time to time as provided herein, on or before the Expiration Date, all subject to the following terms and conditions.

This Warrant is one of a series of Warrants of like tenor being issued to Subscribers in the Company’s private offering (the “Offering”) of units of its securities (the “Units”) in accordance with, and subject to, the terms and conditions described in the Subscription Agreement entered into by and between the Company and each Subscriber set forth on the signature pages affixed thereto (the “Subscription Agreement”). Each Unit consists of one Senior Secured Convertible Promissory Note in the face amount of $1,150 and a warrant representing the right to purchase Eleven Thousand Five Hundred (11,500) shares of Common Stock. Capitalized terms used herein without definition have the meanings ascribed to them in the Subscription Agreement.

As used in this Warrant, (i) “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in the City of New York, New York, are authorized or required by law or executive order to close; (ii) “Common Stock” means the common stock of the Company, $0.001 par value per share, including any securities issued or issuable with respect thereto or into which or for which such shares may be exchanged for, or converted into, pursuant to any stock dividend, stock split, stock combination, recapitalization, reclassification, reorganization or other similar event; (iii) “Exercise Price” means $0.10 per share of Common Stock, subject to adjustment as provided herein; (iv) “Trading Day” means any day on which the primary national or regional stock exchange on which the Common Stock is listed, or if not so listed, the OTC Bulletin Board or the OTC Markets, if quoted thereon, is open for the transaction of business; and (v) “Affiliate” means any person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, a person, as such terms are used and construed in Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

1.	DURATION AND EXERCISE OF WARRANTS

(a)          Exercise Period. The Holder may exercise this Warrant in whole or in part on any Business Day on or before 5:00 P.M., Eastern Time, on the Expiration Date, at which time this Warrant shall become void and of no value.

(b)	Exercise Procedures.

(i)           Cash. While this Warrant remains outstanding and exercisable in accordance with Section 1(a), the Holder may exercise this Warrant in whole or in part at any time and from time to time by:

(A)       delivery to the Company of a duly completed and executed copy of the notice of exercise attached hereto as Exhibit A (the “Notice of Exercise”), with the “CASH” payment option indicated;

(B)       surrender of this Warrant to the Secretary of the Company at its principal offices or at such other office or agency as the Company may specify in writing to the Holder; and

(C)       payment of the then-applicable Exercise Price per share multiplied by the number of Warrant Shares being purchased upon exercise of the Warrant (such amount, the “Aggregate Exercise Price”) made in the form of cash, or by wire transfer of immediately available funds, certified check or bank draft payable in lawful money of the United States of America.

(ii)         Cashless. In addition to the manner set forth in Section 1(b)(i), while this Warrant remains outstanding and exercisable in accordance with Section 1(a), (i) if a Registration Event occurs and is continuing (as such term is defined in the Registration Rights Agreement dated as of the date hereof), during such time as such Registration Event is not cured by the Company, (ii) during the period that the Company’s registration obligations under the Registration Rights Agreement have ceased and the registration statement registering the resale of the Warrant Shares is no longer effective; or (iii) as the Company otherwise agrees, the Holder may, in its sole discretion, exercise all or any part of the Warrant in a “cashless” or “net-issue” exercise (a “Cashless Exercise”) by:

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(A)       delivery to the Company of a duly completed and executed Notice of Exercise, with the “CASHLESS” payment option indicated;

(B)       surrender of this Warrant to the Secretary of the Company at its principal offices or at such other office or agency as the Company may specify in writing to the Holder;

whereupon the Holder shall be entitled to receive a number of Warrant Shares calculated using the following formula:

X	=	Y * (A - B)
A

where:

X =	the number of Warrant Shares to be issued to the Holder

Y =	the number of Warrant Shares with respect to which the Warrant is being exercised as specified in the Notice of Exercise

A =	the fair value per share of Common Stock on the date of exercise of this Warrant

B =	the then-current Exercise Price of the Warrant

Solely for the purposes of this Section 1(b), “fair value” per share of Common Stock shall mean the average Closing Price (as defined below) per share of Common Stock for the twenty (20) Trading Days immediately preceding the date on which the Notice of Exercise is deemed to have been sent to the Company. “Closing Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed on a national securities exchange, the closing price per share of the Common Stock for such date (or the nearest preceding date) on the primary exchange on which the Common Stock is then listed; (b) if prices for the Common Stock are then quoted on the OTC Bulletin Board or any tier of the OTC Markets, the closing bid price per share of the Common Stock for such date (or the nearest preceding date) so quoted; or (c) if prices for the Common Stock are then reported in the “Pink Sheets” published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent closing bid price per share of the Common Stock so reported. If the Common Stock is not publicly traded as set forth above, the “fair value” per share of Common Stock shall be reasonably and in good faith determined by the Board of Directors of the Company as of the date which the Notice of Exercise is deemed to have been sent to the Company.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a Cashless Exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for such shares shall be deemed to have commenced, on the date this Warrant was originally issued.

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(iii)       Upon the exercise of this Warrant in compliance with the provisions of this Section 1(b), and except as limited pursuant to Section 1(b)(iv), the Company shall promptly issue and cause to be delivered to the Holder a certificate for the Warrant Shares for which this Warrant was exercised. Each exercise of this Warrant shall be effective immediately prior to the close of business on the date (the “Date of Exercise”) that the conditions set forth in Section 1(b)(i) or (ii) have been satisfied, as the case may be. On or before the third (3rd) Business Day following the date on which the Company has received each of the items specified in Section 1(b)(i) or 1(b)(ii), as applicable (the “Exercise Deliverables”), the Company shall transmit an acknowledgment of receipt of the Exercise Deliverables to the Company’s transfer agent (the “Transfer Agent”). On or before the fifth (5th) Business Day following the date on which the Company has received all of the Exercise Deliverables (the “Share Delivery Date”), the Company shall (X) provided that the Warrant Shares have been registered or that the Warrant Shares are eligible for sale under Rule 144 without restriction and that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder and to the extent applicable, Holder’s supplying the Company with required Rule 144 documentation, cause the Transfer Agent to credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Warrant Shares have not been registered and are not eligible for sale under Rule 144 without restriction or if Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, cause the Transfer Agent to issue and dispatch by overnight courier to the address as specified in the Notice of Exercise, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise.

The Holder understands the Company is a former “shell company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the restrictive legends on certificates for the Warrant and the Warrant Shares cannot be removed except in connection with an actual sale meeting the applicable requirements or pursuant to an effective registration statement.

Upon delivery of the Exercise Deliverables, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares.

(iv)       If the Company shall fail for any reason or for no reason to issue or cause to be issued to the Holder, within five (5) Business Days of receipt of the Exercise Deliverables, a certificate for the number of shares of Common Stock to which the Holder is entitled and register or cause to be registered such shares of Common Stock on the Company’s share register or to credit or cause to be credited the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant (in each case as provided above), and if on or after such fifth (5th) Business Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver a certificate for the shares of Common Stock to which the Holder would have been entitled and register or cause to be registered such shares of Common Stock on the Company’s share register, or to credit or cause to be credited the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder would have been entitled, shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the fair value of the Common Stock on the date of exercise.

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(v)       Notwithstanding the foregoing provisions of this Section 1(b), the Holder may not exercise this Warrant if and to the extent that such exercise would require the Company to issue a number of shares of Common Stock in excess of its authorized but unissued shares of Common Stock, less all amounts of Common Stock that have been reserved for issue upon the conversion of all outstanding securities convertible into shares of Common Stock and the exercise of all outstanding options, warrants and other rights exercisable for shares of Common Stock. If the Company does not have the requisite number of authorized but unissued shares of Common Stock to permit the Holder to exercise this Warrant, then the Company shall use commercially reasonable efforts to obtain the necessary stockholder consent to increase the authorized number of shares of Common Stock to permit such Holder to exercise this Warrant pursuant to Section 1(b)(i) or Section 1(b)(ii).

(vi)       The delivery by (or on behalf of) the Holder of the Notice of Exercise and the applicable Exercise Price as provided above shall constitute the Holder’s certification to the Company that its representations and warranties contained in Section 5 of the Subscription Agreement, including without limitation the representation and warranty that the Holder is an “accredited investor,” are true and correct as of the exercise date as if remade in their entirety (or, in the case of any transferee Holder that is not a party to the Subscription Agreement, such transferee Holder’s certification to the Company that such representations are true and correct as to such assignee Holder as of the exercise date).

(c)           Partial Exercise. This Warrant shall be exercisable, either in its entirety or, from time to time, for part only of the number of Warrant Shares referenced by this Warrant; provided, that any such partial exercise must be for an integral number of Warrant Shares. If this Warrant is exercised in part, the Company shall issue, at its expense, a new Warrant, in substantially the form of this Warrant, referencing such reduced number of Warrant Shares that remain subject to this Warrant.

(d)          Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 15.

2.	ISSUANCE OF WARRANT SHARES

(a)         The Company covenants that all Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be (i) duly authorized, fully paid and non-assessable, and (ii) free from all liens, charges and security interests, with the exception of claims arising through the acts or omissions of any Holder and except as arising from applicable Federal and state securities laws.

(b)         The Company shall register this Warrant upon records to be maintained by the Company for that purpose in the name of the record holder of such Warrant from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner thereof for the purpose of any exercise thereof, any distribution to the Holder thereof and for all other purposes.

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(c)         The Company will not, by amendment of its certificate of incorporation, by-laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all action necessary or appropriate in order to protect the rights of the Holder to exercise this Warrant, or against impairment of such rights.

3.	ADJUSTMENTS OF EXERCISE PRICE, NUMBER AND TYPE OF WARRANT SHARES

(a)           General. The Exercise Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3(a); provided, that notwithstanding the provisions of this Section 3, the Company shall not be required to make any adjustment if and to the extent that such adjustment would require the Company to issue a number of shares of Common Stock in excess of its authorized but unissued shares of Common Stock, less all amounts of Common Stock that have been reserved for issue upon the conversion of all outstanding securities convertible into shares of Common Stock and the exercise of all outstanding options, warrants and other rights exercisable for shares of Common Stock. If the Company does not have the requisite number of authorized but unissued shares of Common Stock to make any adjustment, the Company shall use its commercially reasonable efforts to obtain the necessary stockholder consent to increase the authorized number of shares of Common Stock to make such an adjustment pursuant to this Section 3(a).

(i)            Subdivision or Combination of Stock. In case the Company shall at any time subdivide (whether by way of stock dividend, stock split or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares shall be proportionately increased, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined (whether by way of stock combination, reverse stock split or otherwise) into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares shall be proportionately decreased. The Exercise Price and the Warrant Shares, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 3(a)(i).

(ii)          Dividends in Stock, Property, Reclassification. If at any time, or from time to time, the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor:

(A)       any shares of stock or other securities that are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution, or

(B)       additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement (other than shares of Common Stock issued as a stock split or adjustments in respect of which shall be covered by the terms of Section 3(a)(i) above),

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then and in each such case, the Exercise Price and the number of Warrant Shares to be obtained upon exercise of this Warrant shall be adjusted proportionately, and the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to above) that such Holder would hold on the date of such exercise had such Holder been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property. The Exercise Price and the Warrant Shares, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 3(a)(ii).

(iii)         Reorganization, Reclassification, Consolidation, Merger or Sale. If any recapitalization, reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation or any other entity, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or other assets or property (an “Organic Change”), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented by this Warrant) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable assuming the full exercise of the rights represented by this Warrant. In the event of any Organic Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable and receivable upon the exercise of this Warrant and registration rights substantially the same as those provided for in the Registration Rights Agreement) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such Organic Change unless, prior to the consummation thereof, the successor corporation or entity (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument reasonably satisfactory in form and substance to the Holder executed and mailed or delivered to the registered Holder hereof at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase. If there is an Organic Change, then the Company shall cause to be mailed to the Holder at its last address as it shall appear on the books and records of the Company, at least ten (10) calendar days before the effective date of the Organic Change, a notice stating the date on which such Organic Change is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares for securities, cash, or other property delivered upon such Organic Change; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to exercise this Warrant during the 10-day period commencing on the date of such notice to the effective date of the event triggering such notice. In any event, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall be deemed to assume such obligation to deliver to such Holder such shares of stock, securities or assets even in the absence of a written instrument assuming such obligation to the extent such assumption occurs by operation of law.

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(b)          Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 3, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall promptly furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustments and readjustments; and (ii) the number of shares and the amount, if any, of other property which at the time would be received upon the exercise of the Warrant.

(c)          Certain Events. If any event occurs as to which the other provisions of this Section 3 are not strictly applicable but the lack of any adjustment would not fairly protect the purchase rights of the Holder under this Warrant in accordance with the basic intent and principles of such provisions, or if strictly applicable would not fairly protect the purchase rights of the Holder under this Warrant in accordance with the basic intent and principles of such provisions, then the Company's Board of Directors will, in good faith and subject to applicable law, make an appropriate adjustment to protect the rights of the Holder; provided, that no such adjustment pursuant to this Section 3(d) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 3.

4.	TRANSFERS AND EXCHANGES OF WARRANT AND WARRANT SHARES

(a)          Registration of Transfers and Exchanges. Subject to Section 4(c), upon the Holder’s surrender of this Warrant, with a duly executed copy of the Form of Assignment attached as Exhibit B, to the Secretary of the Company at its principal offices or at such other office or agency as the Company may specify in writing to the Holder, the Company shall register the transfer of all or any portion of this Warrant. Upon such registration of transfer, the Company shall issue a new Warrant, in substantially the form of this Warrant, evidencing the acquisition rights transferred to the transferee and a new Warrant, in similar form, evidencing the remaining acquisition rights not transferred, to the Holder requesting the transfer.

(b)          Warrant Exchangeable for Different Denominations. The Holder may exchange this Warrant for a new Warrant or Warrants, in substantially the form of this Warrant, evidencing in the aggregate the right to purchase the number of Warrant Shares, which may then be purchased hereunder, each of such new Warrants to be dated the date of such exchange and to represent the right to purchase such number of Warrant Shares as shall be designated by the Holder. The Holder shall surrender this Warrant with duly executed instructions regarding such re-certification of this Warrant to the Secretary of the Company at its principal offices or at such other office or agency as the Company may specify in writing to the Holder.

(c)           Restrictions on Transfers. This Warrant may not be transferred at any time without (i) registration under the Securities Act or (ii) an exemption from such registration and, if requested by the Company, a written opinion of legal counsel addressed to the Company that the proposed transfer of the Warrant may be effected without registration under the Securities Act, which opinion will be in form and from counsel reasonably satisfactory to the Company.

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(d)          Permitted Transfers and Assignments. Notwithstanding any provision to the contrary in this Section 4, the Holder may transfer, with or without consideration, this Warrant or any of the Warrant Shares (or a portion thereof) to the Holder’s Affiliates (as such term is defined under Rule 144 of the Securities Act) without obtaining the opinion from counsel that may be required by Section 4(c)(ii), provided, that the Holder delivers to the Company and its counsel certification, documentation, and other assurances reasonably required by the Company’s counsel to enable the Company’s counsel to render an opinion to the Company’s Transfer Agent that such transfer does not violate applicable securities laws.

5.	MUTILATED OR MISSING WARRANT CERTIFICATE

If this Warrant is mutilated, lost, stolen or destroyed, upon request by the Holder, the Company will, at its expense, issue, in exchange for and upon cancellation of the mutilated Warrant, or in substitution for the lost, stolen or destroyed Warrant, a new Warrant, in substantially the form of this Warrant, representing the right to acquire the equivalent number of Warrant Shares; provided, that, as a prerequisite to the issuance of a substitute Warrant, the Company may require satisfactory evidence of loss, theft or destruction as well as an indemnity from the Holder of a lost, stolen or destroyed Warrant.

6.	PAYMENT OF TAXES

The Company will pay all transfer and stock issuance taxes attributable to the preparation, issuance and delivery of this Warrant and the Warrant Shares (and replacement Warrants) including, without limitation, all documentary and stamp taxes; provided, however, that the Company shall not be required to pay any tax in respect of the transfer of this Warrant, or the issuance or delivery of certificates for Warrant Shares or other securities in respect of the Warrant Shares to any person or entity other than to the Holder.

7.	FRACTIONAL SHARES

No fractional Warrant Shares shall be issued upon exercise of this Warrant. Upon the full exercise of this Warrant, the Company, in lieu of issuing any fractional Warrant Share, shall round up the number of Warrant Shares issuable to nearest whole share.

8.	NO STOCK RIGHTS AND LEGEND

No holder of this Warrant, as such, shall be entitled to vote or be deemed the holder of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, the rights of a stockholder of the Company or the right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided herein), or to receive dividends or subscription rights or otherwise (except as provide herein).

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Each certificate for Warrant Shares initially issued upon the exercise of this Warrant, and each certificate for Warrant Shares issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

9.	REGISTRATION RIGHTS

The Holder shall be entitled to the registration rights with respect to the Warrant Shares set forth in, and subject to the conditions of, the Registration Rights Agreement.

10.	NOTICES

All notices, consents, waivers, and other communications under this Warrant must be in writing and will be deemed given to a party (a) on the date of delivery, if delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) the date of transmission if sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment if such notice or communication is delivered prior to 5:00 P.M., New York City time, on a Trading Day, or the next Trading Day after the date of transmission, if such notice or communication is delivered on a day that is not a Trading Day or later than 5:00 P.M., New York City time, on any Trading Day; (c) the date received or rejected by the addressee, if sent by certified mail, return receipt requested, if to the registered Holder hereof; or (d) seven days after the placement of the notice into the mails (first class postage prepaid), to the Holder at the address, facsimile number, or e-mail address furnished by the registered Holder to the Company in accordance with the Subscription Agreement by and between the Company and the Holder or, if the registered Holder is not the original purchaser of this Warrant, then as provided in the Form of Assignment delivered to the Company pursuant to Section 4(a) in connection with the assignment of this Warrant to such Holder, or if to the Company, to it at:

Enumeral Biomedical Holdings, Inc.

200 CambridgePark Drive

Suite 2000

Cambridge, Massachusetts 02140

Attn: Chief Executive Officer

Telephone:  (617) 945-9146

E-mail Address: wael@enumeral.com

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(or to such other address, facsimile number, or e-mail address as the Holder or the Company as a party may designate by notice to the other party in accordance with this Section 10) with a copy to

Duane Morris, LLP

1540 Broadway

New York, NY 10036

Attention:  Michael Schwamm, Esq.

Facsimile:  212.208.4451

Telephone:  212.692.1054

E-mail Address: mdschwamm@duanemorris.com

11.	SEVERABILITY

If a court of competent jurisdiction holds any provision of this Warrant invalid or unenforceable, the other provisions of this Warrant will remain in full force and effect. Any provision of this Warrant held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

12.	BINDING EFFECT

This Warrant shall be binding upon and inure to the sole and exclusive benefit of the Company, its successors and assigns, the registered Holder or Holders from time to time of this Warrant and the Warrant Shares.

13.	SURVIVAL OF RIGHTS AND DUTIES

This Warrant shall terminate and be of no further force and effect on the earlier of 5:00 P.M., Eastern Time, on the Expiration Date or the date on which this Warrant has been exercised in full.

14.	GOVERNING LAW

This Warrant will be governed by and construed under the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law.

15.	DISPUTE RESOLUTION

In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within five (5) Business Days of receipt of the Notice of Exercise giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, at its sole discretion, within five (5) Business Days, submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder, or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations; provided that, if such disputed determination or arithmetic calculation being submitted by the Holder is determined to be incorrect, then the expense of the investment bank or the accountant shall be the responsibility of the Holder. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be final, binding and conclusive upon the parties thereto.

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16.	NOTICES OF RECORD DATE

Upon (a) any establishment by the Company of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or right or option to acquire securities of the Company, or any other right, or (b) any capital reorganization, reclassification, recapitalization, merger or consolidation of the Company with or into any other corporation or other entity, any transfer of all or substantially all the assets of the Company, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, or the sale, in a single transaction, of a majority of the Company’s voting stock (whether newly issued, or from treasury, or previously issued and then outstanding, or any combination thereof), the Company shall mail to the Holder at least ten (10) Business Days, or such longer period as may be required by law, prior to the record date specified therein, a notice specifying (i) the date established as the record date for the purpose of such dividend, distribution, option or right and a description of such dividend, option or right, (ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up, or sale is expected to become effective and (iii) the date, if any, fixed as to when the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, transfer, consolation, merger, dissolution, liquidation or winding up.

17.	RESERVATION OF SHARES

The Company shall reserve and keep available out of its authorized but unissued shares of Common Stock for issuance upon the exercise of this Warrant, free from pre-emptive rights, such number of shares of Common Stock for which this Warrant shall from time to time be exercisable. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation. Without limiting the generality of the foregoing, the Company covenants that it will use commercially reasonable efforts to take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of this Warrant and use commercially reasonable efforts to obtain all such authorizations, exemptions or consents, including but not limited to consents from the Company’s stockholders or Board of Directors or any public regulatory body, as may be necessary to enable the Company to perform its obligations under this Warrant.

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18.	HEADINGS

The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

19.	AMENDMENT AND WAIVERS

Any term of this Warrant may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holders of a majority of the Warrant Shares issuable upon exercise of the Warrants.

20.	NO THIRD PARTY RIGHTS

This Warrant is not intended, and will not be construed, to create any rights in any parties other than the Company and the Holder, and no person or entity may assert any rights as third-party beneficiary hereunder.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date first set forth above.

ENUMERAL BIOMEDICAL HOLDINGS, INC.

By:
Name: Kevin G. Sarney
Title: Vice President of Finance, Chief Accounting Officer, and Treasurer

EXHIBIT A

NOTICE OF EXERCISE

(To be executed by Holder of Warrant if Holder desires to exercise Warrant)

To Enumeral Biomedical Holdings, Inc.:

The undersigned hereby irrevocably elects to exercise this Warrant with respect to ___________________ shares of Common Stock (as defined in the Warrant) as follows:

Check applicable box

☐	CASH: Number of shares of Common Stock exercised X $____ per share = $_________ (to be paid as provided in Section 1(b)(i) of the Warrant) plus any applicable taxes payable by the undersigned pursuant to the Warrant; or

☐	CASHLESS (if eligible in accordance with Section 1(b)(ii) of the Warrant).

The undersigned requests that certificates for such shares be issued in the name of:

_________________________________________

_________________________________________

_________________________________________

(Please print name, address and social security or federal employer identification number (if applicable))*

If the shares issuable upon this exercise of the Warrant are not all of the Warrant Shares which the Holder is entitled to acquire upon the exercise of the Warrant, the undersigned requests that a new Warrant evidencing the rights not so exercised be issued in the name of and delivered to:

_________________________________________

_________________________________________

_________________________________________

(Please print name, address and social security or federal employer identification number (if applicable))*

Name of Holder (print):

(Signature):

(By:)

(Title:)

Dated:

*            If Warrant Shares are to be issued in any name other than that of the registered Holder of the Warrant, then the Holder must include an opinion of counsel, reasonably satisfactory to the Company, to the effect that such issuance complies with all applicable securities laws.

EXHIBIT B

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, ___________________________________ hereby sells, assigns and transfers to each assignee set forth below all of the rights of the undersigned under the Warrant (as defined in and evidenced by the attached Warrant) to acquire the number of Warrant Shares set opposite the name of such assignee below and in and to the foregoing Warrant with respect to said acquisition rights and the shares issuable upon exercise of the Warrant:

Name of Assignee (and social security or federal employer identification number (if applicable))	Address	Number of Shares

If the total of the Warrant Shares are not all of the Warrant Shares evidenced by the foregoing Warrant, the undersigned requests that a new Warrant evidencing the right to acquire the Warrant Shares not so assigned be issued in the name of and delivered to the undersigned.

Name of Holder (print):

(Signature):

(By:)

(Title:)

Dated:

Exhibit 10.7

Warrant Certificate No. ______

NEITHER THE SECURITIES REPRESENTED HEREBY NOR THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

Effective Date: May 19, 2017	Expiration Date: May 18, 2022

ENUMERAL BIOMEDICAL HOLDINGS, INC.

WARRANT TO PURCHASE COMMON STOCK

Enumeral Biomedical Holdings, Inc., a Delaware corporation (the “Company”), for value received on the Effective Date, hereby issues to __________________________ (the “Holder”) this Warrant (the “Warrant”) to purchase ______________ shares (as from time to time adjusted as hereinafter provided) (each such share a “Warrant Share” and all such shares being the “Warrant Shares”) of the Company’s Common Stock (as defined below), at the Exercise Price (as defined below), as adjusted from time to time as provided herein, on or before the Expiration Date, all subject to the following terms and conditions.

This Warrant is one of a series of Warrants of like tenor being issued to placement agents, sub-agents and dealers in connection with the Company’s private offering (the “Offering”) of units of its securities (the “Units”) in accordance with, and subject to, the terms and conditions described in the Placement Agency Agreement dated May 12, 2017 entered into by and between the Company and each of Katalyst Securities LLC and GP Nurmenkari Inc. (the “Placement Agents”). Each Unit consists of one Senior Secured Convertible Promissory Note in the face amount of $1,150 and a warrant representing the right to purchase Eleven Thousand Five Hundred (11,500) shares of Common Stock. Capitalized terms used herein without definition have the meanings ascribed to them in the Subscription Agreement entered into by and between the Company and each Subscriber set forth on the signature pages affixed thereto (the “Subscription Agreement”).

As used in this Warrant, (i) “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in the City of New York, New York, are authorized or required by law or executive order to close; (ii) “Common Stock” means the common stock of the Company, $0.001 par value per share, including any securities issued or issuable with respect thereto or into which or for which such shares may be exchanged for, or converted into, pursuant to any stock dividend, stock split, stock combination, recapitalization, reclassification, reorganization or other similar event; (iii) “Exercise Price” means $0.05 per share of Common Stock, subject to adjustment as provided herein; (iv) “Trading Day” means any day on which the primary national or regional stock exchange on which the Common Stock is listed, or if not so listed, the OTC Bulletin Board or the OTC Markets, if quoted thereon, is open for the transaction of business; and (v) “Affiliate” means any person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, a person, as such terms are used and construed in Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

1.	DURATION AND EXERCISE OF WARRANTS

(a)          Exercise Period. The Holder may exercise this Warrant in whole or in part on any Business Day on or before 5:00 P.M., Eastern Time, on the Expiration Date, at which time this Warrant shall become void and of no value.

(b)	Exercise Procedures.

(i)            Cash. While this Warrant remains outstanding and exercisable in accordance with Section 1(a), the Holder may exercise this Warrant in whole or in part at any time and from time to time by:

(A)       delivery to the Company of a duly completed and executed copy of the notice of exercise attached hereto as Exhibit A (the “Notice of Exercise”), with the “CASH” payment option indicated;

(B)       surrender of this Warrant to the Secretary of the Company at its principal offices or at such other office or agency as the Company may specify in writing to the Holder; and

(C)       payment of the then-applicable Exercise Price per share multiplied by the number of Warrant Shares being purchased upon exercise of the Warrant (such amount, the “Aggregate Exercise Price”) made in the form of cash, or by wire transfer of immediately available funds, certified check or bank draft payable in lawful money of the United States of America.

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(ii)           Cashless. In addition to the manner set forth in Section 1(b)(i), while this Warrant remains outstanding and exercisable in accordance with Section 1(a), (i) if a Registration Event occurs and is continuing (as such term is defined in the Registration Rights Agreement dated as of the date hereof), during such time as such Registration Event is not cured by the Company, (ii) during the period that the Company’s registration obligations under the Registration Rights Agreement have ceased and the registration statement registering the resale of the Warrant Shares is no longer effective; or (iii) as the Company otherwise agrees, the Holder may, in its sole discretion, exercise all or any part of the Warrant in a “cashless” or “net-issue” exercise (a “Cashless Exercise”) by:

(A)         delivery to the Company of a duly completed and executed Notice of Exercise, with the “CASHLESS” payment option indicated;

(B)          surrender of this Warrant to the Secretary of the Company at its principal offices or at such other office or agency as the Company may specify in writing to the Holder;

whereupon the Holder shall be entitled to receive a number of Warrant Shares calculated using the following formula:

X =	Y * (A − B)
A

where:

X =        the number of Warrant Shares to be issued to the Holder

Y =	the number of Warrant Shares with respect to which the Warrant is being exercised as specified in the Notice of Exercise

A =	the fair value per share of Common Stock on the date of exercise of this Warrant

B =        the then-current Exercise Price of the Warrant

Solely for the purposes of this Section 1(b), “fair value” per share of Common Stock shall mean the average Closing Price (as defined below) per share of Common Stock for the twenty (20) Trading Days immediately preceding the date on which the Notice of Exercise is deemed to have been sent to the Company. “Closing Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed on a national securities exchange, the closing price per share of the Common Stock for such date (or the nearest preceding date) on the primary exchange on which the Common Stock is then listed; (b) if prices for the Common Stock are then quoted on the OTC Bulletin Board or any tier of the OTC Markets, the closing bid price per share of the Common Stock for such date (or the nearest preceding date) so quoted; or (c) if prices for the Common Stock are then reported in the “Pink Sheets” published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent closing bid price per share of the Common Stock so reported. If the Common Stock is not publicly traded as set forth above, the “fair value” per share of Common Stock shall be reasonably and in good faith determined by the Board of Directors of the Company as of the date which the Notice of Exercise is deemed to have been sent to the Company.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a Cashless Exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for such shares shall be deemed to have commenced, on the date this Warrant was originally issued.

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(iii)           Upon the exercise of this Warrant in compliance with the provisions of this Section 1(b), and except as limited pursuant to Section 1(b)(iv), the Company shall promptly issue and cause to be delivered to the Holder a certificate for the Warrant Shares for which this Warrant was exercised. Each exercise of this Warrant shall be effective immediately prior to the close of business on the date (the “Date of Exercise”) that the conditions set forth in Section 1(b)(i) or (ii) have been satisfied, as the case may be. On or before the third (3rd) Business Day following the date on which the Company has received each of the items specified in Section 1(b)(i) or 1(b)(ii), as applicable (the “Exercise Deliverables”), the Company shall transmit an acknowledgment of receipt of the Exercise Deliverables to the Company’s transfer agent (the “Transfer Agent”). On or before the fifth (5th) Business Day following the date on which the Company has received all of the Exercise Deliverables (the “Share Delivery Date”), the Company shall (X) provided that the Warrant Shares have been registered or that the Warrant Shares are eligible for sale under Rule 144 without restriction and that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder and to the extent applicable, Holder’s supplying the Company with required Rule 144 documentation, cause the Transfer Agent to credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Warrant Shares have not been registered and are not eligible for sale under Rule 144 without restriction or if Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, cause the Transfer Agent to issue and dispatch by overnight courier to the address as specified in the Notice of Exercise, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise.

The Holder understands the Company is a former “shell company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the restrictive legends on certificates for the Warrant and the Warrant Shares cannot be removed except in connection with an actual sale meeting the applicable requirements or pursuant to an effective registration statement.

Upon delivery of the Exercise Deliverables, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares.

(iv)           If the Company shall fail for any reason or for no reason to issue or cause to be issued to the Holder, within five (5) Business Days of receipt of the Exercise Deliverables, a certificate for the number of shares of Common Stock to which the Holder is entitled and register or cause to be registered such shares of Common Stock on the Company’s share register or to credit or cause to be credited the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant (in each case as provided above), and if on or after such fifth (5th) Business Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver a certificate for the shares of Common Stock to which the Holder would have been entitled and register or cause to be registered such shares of Common Stock on the Company’s share register, or to credit or cause to be credited the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder would have been entitled, shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the fair value of the Common Stock on the date of exercise.

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(v)            Notwithstanding the foregoing provisions of this Section 1(b), the Holder may not exercise this Warrant if and to the extent that such exercise would require the Company to issue a number of shares of Common Stock in excess of its authorized but unissued shares of Common Stock, less all amounts of Common Stock that have been reserved for issue upon the conversion of all outstanding securities convertible into shares of Common Stock and the exercise of all outstanding options, warrants and other rights exercisable for shares of Common Stock. If the Company does not have the requisite number of authorized but unissued shares of Common Stock to permit the Holder to exercise this Warrant, then the Company shall use commercially reasonable efforts to obtain the necessary stockholder consent to increase the authorized number of shares of Common Stock to permit such Holder to exercise this Warrant pursuant to Section 1(b)(i) or Section 1(b)(ii).

(vi)           The delivery by (or on behalf of) the Holder of the Notice of Exercise and the applicable Exercise Price as provided above shall constitute the Holder’s certification to the Company that its representations and warranties contained in Section 5 of the Subscription Agreement, including without limitation the representation and warranty that the Holder is an “accredited investor,” are true and correct as of the exercise date as if remade in their entirety (or, in the case of any transferee Holder that is not a party to the Subscription Agreement, such transferee Holder’s certification to the Company that such representations are true and correct as to such assignee Holder as of the exercise date).

(c)          Partial Exercise. This Warrant shall be exercisable, either in its entirety or, from time to time, for part only of the number of Warrant Shares referenced by this Warrant; provided, that any such partial exercise must be for an integral number of Warrant Shares. If this Warrant is exercised in part, the Company shall issue, at its expense, a new Warrant, in substantially the form of this Warrant, referencing such reduced number of Warrant Shares that remain subject to this Warrant.

(d)          Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 15.

2.	ISSUANCE OF WARRANT SHARES

(a)          The Company covenants that all Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be (i) duly authorized, fully paid and non-assessable, and (ii) free from all liens, charges and security interests, with the exception of claims arising through the acts or omissions of any Holder and except as arising from applicable Federal and state securities laws.

(b)          The Company shall register this Warrant upon records to be maintained by the Company for that purpose in the name of the record holder of such Warrant from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner thereof for the purpose of any exercise thereof, any distribution to the Holder thereof and for all other purposes.

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(c)          The Company will not, by amendment of its certificate of incorporation, by-laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all action necessary or appropriate in order to protect the rights of the Holder to exercise this Warrant, or against impairment of such rights.

3.	ADJUSTMENTS OF EXERCISE PRICE, NUMBER AND TYPE OF WARRANT SHARES

(a)          General. The Exercise Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3(a); provided, that notwithstanding the provisions of this Section 3, the Company shall not be required to make any adjustment if and to the extent that such adjustment would require the Company to issue a number of shares of Common Stock in excess of its authorized but unissued shares of Common Stock, less all amounts of Common Stock that have been reserved for issue upon the conversion of all outstanding securities convertible into shares of Common Stock and the exercise of all outstanding options, warrants and other rights exercisable for shares of Common Stock. If the Company does not have the requisite number of authorized but unissued shares of Common Stock to make any adjustment, the Company shall use its commercially reasonable efforts to obtain the necessary stockholder consent to increase the authorized number of shares of Common Stock to make such an adjustment pursuant to this Section 3(a).

(i)            Subdivision or Combination of Stock. In case the Company shall at any time subdivide (whether by way of stock dividend, stock split or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares shall be proportionately increased, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined (whether by way of stock combination, reverse stock split or otherwise) into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares shall be proportionately decreased. The Exercise Price and the Warrant Shares, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 3(a)(i).

(ii)           Dividends in Stock, Property, Reclassification. If at any time, or from time to time, the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor:

(A)         any shares of stock or other securities that are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution, or

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(B)          additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement (other than shares of Common Stock issued as a stock split or adjustments in respect of which shall be covered by the terms of Section 3(a)(i) above), then and in each such case, the Exercise Price and the number of Warrant Shares to be obtained upon exercise of this Warrant shall be adjusted proportionately, and the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to above) that such Holder would hold on the date of such exercise had such Holder been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property. The Exercise Price and the Warrant Shares, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 3(a)(ii).

(iii)          Reorganization, Reclassification, Consolidation, Merger or Sale. If any recapitalization, reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation or any other entity, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or other assets or property (an “Organic Change”), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented by this Warrant) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable assuming the full exercise of the rights represented by this Warrant. In the event of any Organic Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable and receivable upon the exercise of this Warrant and registration rights substantially the same as those provided for in the Registration Rights Agreement) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such Organic Change unless, prior to the consummation thereof, the successor corporation or entity (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument reasonably satisfactory in form and substance to the Holder executed and mailed or delivered to the registered Holder hereof at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase. If there is an Organic Change, then the Company shall cause to be mailed to the Holder at its last address as it shall appear on the books and records of the Company, at least ten (10) calendar days before the effective date of the Organic Change, a notice stating the date on which such Organic Change is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares for securities, cash, or other property delivered upon such Organic Change; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to exercise this Warrant during the 10-day period commencing on the date of such notice to the effective date of the event triggering such notice. In any event, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall be deemed to assume such obligation to deliver to such Holder such shares of stock, securities or assets even in the absence of a written instrument assuming such obligation to the extent such assumption occurs by operation of law.

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(b)          Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 3, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall promptly furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustments and readjustments; and (ii) the number of shares and the amount, if any, of other property which at the time would be received upon the exercise of the Warrant.

(c)          Certain Events. If any event occurs as to which the other provisions of this Section 3 are not strictly applicable but the lack of any adjustment would not fairly protect the purchase rights of the Holder under this Warrant in accordance with the basic intent and principles of such provisions, or if strictly applicable would not fairly protect the purchase rights of the Holder under this Warrant in accordance with the basic intent and principles of such provisions, then the Company’s Board of Directors will, in good faith and subject to applicable law, make an appropriate adjustment to protect the rights of the Holder; provided, that no such adjustment pursuant to this Section 3(d) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 3.

4.	TRANSFERS AND EXCHANGES OF WARRANT AND WARRANT SHARES

(a)          Registration of Transfers and Exchanges. Subject to Section 4(c), upon the Holder’s surrender of this Warrant, with a duly executed copy of the Form of Assignment attached as Exhibit B, to the Secretary of the Company at its principal offices or at such other office or agency as the Company may specify in writing to the Holder, the Company shall register the transfer of all or any portion of this Warrant. Upon such registration of transfer, the Company shall issue a new Warrant, in substantially the form of this Warrant, evidencing the acquisition rights transferred to the transferee and a new Warrant, in similar form, evidencing the remaining acquisition rights not transferred, to the Holder requesting the transfer.

(b)          Warrant Exchangeable for Different Denominations. The Holder may exchange this Warrant for a new Warrant or Warrants, in substantially the form of this Warrant, evidencing in the aggregate the right to purchase the number of Warrant Shares, which may then be purchased hereunder, each of such new Warrants to be dated the date of such exchange and to represent the right to purchase such number of Warrant Shares as shall be designated by the Holder. The Holder shall surrender this Warrant with duly executed instructions regarding such re-certification of this Warrant to the Secretary of the Company at its principal offices or at such other office or agency as the Company may specify in writing to the Holder.

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(c)       Restrictions on Transfers. This Warrant may not be transferred at any time without (i) registration under the Securities Act or (ii) an exemption from such registration and, if requested by the Company, a written opinion of legal counsel addressed to the Company that the proposed transfer of the Warrant may be effected without registration under the Securities Act, which opinion will be in form and from counsel reasonably satisfactory to the Company.

(d)       Permitted Transfers and Assignments. Notwithstanding any provision to the contrary in this Section 4, the Holder may transfer, with or without consideration, this Warrant or any of the Warrant Shares (or a portion thereof) to the Holder’s Affiliates (as such term is defined under Rule 144 of the Securities Act) without obtaining the opinion from counsel that may be required by Section 4(c)(ii), provided, that the Holder delivers to the Company and its counsel certification, documentation, and other assurances reasonably required by the Company’s counsel to enable the Company’s counsel to render an opinion to the Company’s Transfer Agent that such transfer does not violate applicable securities laws.

5.	MUTILATED OR MISSING WARRANT CERTIFICATE

If this Warrant is mutilated, lost, stolen or destroyed, upon request by the Holder, the Company will, at its expense, issue, in exchange for and upon cancellation of the mutilated Warrant, or in substitution for the lost, stolen or destroyed Warrant, a new Warrant, in substantially the form of this Warrant, representing the right to acquire the equivalent number of Warrant Shares; provided, that, as a prerequisite to the issuance of a substitute Warrant, the Company may require satisfactory evidence of loss, theft or destruction as well as an indemnity from the Holder of a lost, stolen or destroyed Warrant.

6.	PAYMENT OF TAXES

The Company will pay all transfer and stock issuance taxes attributable to the preparation, issuance and delivery of this Warrant and the Warrant Shares (and replacement Warrants) including, without limitation, all documentary and stamp taxes; provided, however, that the Company shall not be required to pay any tax in respect of the transfer of this Warrant, or the issuance or delivery of certificates for Warrant Shares or other securities in respect of the Warrant Shares to any person or entity other than to the Holder.

7.	FRACTIONAL SHARES

No fractional Warrant Shares shall be issued upon exercise of this Warrant. Upon the full exercise of this Warrant, the Company, in lieu of issuing any fractional Warrant Share, shall round up the number of Warrant Shares issuable to nearest whole share.

8.	NO STOCK RIGHTS AND LEGEND

No holder of this Warrant, as such, shall be entitled to vote or be deemed the holder of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, the rights of a stockholder of the Company or the right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided herein), or to receive dividends or subscription rights or otherwise (except as provide herein).

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Each certificate for Warrant Shares initially issued upon the exercise of this Warrant, and each certificate for Warrant Shares issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

9.	REGISTRATION RIGHTS

The Holder shall be entitled to the registration rights with respect to the Warrant Shares set forth in, and subject to the conditions of, the Registration Rights Agreement.

10.	NOTICES

All notices, consents, waivers, and other communications under this Warrant must be in writing and will be deemed given to a party (a) on the date of delivery, if delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) the date of transmission if sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment if such notice or communication is delivered prior to 5:00 P.M., New York City time, on a Trading Day, or the next Trading Day after the date of transmission, if such notice or communication is delivered on a day that is not a Trading Day or later than 5:00 P.M., New York City time, on any Trading Day; (c) the date received or rejected by the addressee, if sent by certified mail, return receipt requested, if to the registered Holder hereof; or (d) seven days after the placement of the notice into the mails (first class postage prepaid), to the Holder at the address, facsimile number, or e-mail address furnished by the registered Holder to the Company in accordance with the Subscription Agreement by and between the Company and the Holder or, if the registered Holder is not the original purchaser of this Warrant, then as provided in the Form of Assignment delivered to the Company pursuant to Section 4(a) in connection with the assignment of this Warrant to such Holder, or if to the Company, to it at:

Enumeral Biomedical Holdings, Inc.

200 CambridgePark Drive

Suite 2000

Cambridge, Massachusetts 02140

Attn: Chief Executive Officer

Telephone: (617) 945-9146

E-mail Address: wael@enumeral.com

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(or to such other address, facsimile number, or e-mail address as the Holder or the Company as a party may designate by notice to the other party in accordance with this Section 10) with a copy to

Duane Morris, LLP

1540 Broadway

New York, NY 10036

Attention: Michael Schwamm, Esq.

Facsimile: 212.208.4451

Telephone: 212.692.1054

E-mail Address: mdschwamm@duanemorris.com

11.	SEVERABILITY

If a court of competent jurisdiction holds any provision of this Warrant invalid or unenforceable, the other provisions of this Warrant will remain in full force and effect. Any provision of this Warrant held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

12.	BINDING EFFECT

This Warrant shall be binding upon and inure to the sole and exclusive benefit of the Company, its successors and assigns, the registered Holder or Holders from time to time of this Warrant and the Warrant Shares.

13.	SURVIVAL OF RIGHTS AND DUTIES

This Warrant shall terminate and be of no further force and effect on the earlier of 5:00 P.M., Eastern Time, on the Expiration Date or the date on which this Warrant has been exercised in full.

14.	GOVERNING LAW

This Warrant will be governed by and construed under the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law.

15.	DISPUTE RESOLUTION

In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within five (5) Business Days of receipt of the Notice of Exercise giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, at its sole discretion, within five (5) Business Days, submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder, or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations; provided that, if such disputed determination or arithmetic calculation being submitted by the Holder is determined to be incorrect, then the expense of the investment bank or the accountant shall be the responsibility of the Holder. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be final, binding and conclusive upon the parties thereto.

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16.	NOTICES OF RECORD DATE

Upon (a) any establishment by the Company of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or right or option to acquire securities of the Company, or any other right, or (b) any capital reorganization, reclassification, recapitalization, merger or consolidation of the Company with or into any other corporation or other entity, any transfer of all or substantially all the assets of the Company, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, or the sale, in a single transaction, of a majority of the Company’s voting stock (whether newly issued, or from treasury, or previously issued and then outstanding, or any combination thereof), the Company shall mail to the Holder at least ten (10) Business Days, or such longer period as may be required by law, prior to the record date specified therein, a notice specifying (i) the date established as the record date for the purpose of such dividend, distribution, option or right and a description of such dividend, option or right, (ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up, or sale is expected to become effective and (iii) the date, if any, fixed as to when the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, transfer, consolation, merger, dissolution, liquidation or winding up.

17.	RESERVATION OF SHARES

The Company shall reserve and keep available out of its authorized but unissued shares of Common Stock for issuance upon the exercise of this Warrant, free from pre-emptive rights, such number of shares of Common Stock for which this Warrant shall from time to time be exercisable. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation. Without limiting the generality of the foregoing, the Company covenants that it will use commercially reasonable efforts to take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of this Warrant and use commercially reasonable efforts to obtain all such authorizations, exemptions or consents, including but not limited to consents from the Company’s stockholders or Board of Directors or any public regulatory body, as may be necessary to enable the Company to perform its obligations under this Warrant.

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18.	HEADINGS

The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

19.	AMENDMENT AND WAIVERS

Any term of this Warrant may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holders of a majority of the Warrant Shares issuable upon exercise of the Warrants.

20.	NO THIRD PARTY RIGHTS

This Warrant is not intended, and will not be construed, to create any rights in any parties other than the Company and the Holder, and no person or entity may assert any rights as third-party beneficiary hereunder.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date first set forth above.

ENUMERAL BIOMEDICAL HOLDINGS, INC.

By:
Name:	Kevin G. Sarney
Title:	Vice President of Finance, Chief Accounting Officer and Treasurer

EXHIBIT A

NOTICE OF EXERCISE

(To be executed by Holder of Warrant if Holder desires to exercise Warrant)

To Enumeral Biomedical Holdings, Inc.:

The undersigned hereby irrevocably elects to exercise this Warrant with respect to ___________________ shares of Common Stock (as defined in the Warrant) as follows:

Check applicable box

☐	CASH: Number of shares of Common Stock exercised X $____ per share = $_________ (to be paid as provided in Section 1(b)(i) of the Warrant) plus any applicable taxes payable by the undersigned pursuant to the Warrant; or

☐	CASHLESS (if eligible in accordance with Section 1(b)(ii) of the Warrant).

The undersigned requests that certificates for such shares be issued in the name of:

_________________________________________

_________________________________________

_________________________________________

(Please print name, address and social security or federal employer identification number (if applicable))*

If the shares issuable upon this exercise of the Warrant are not all of the Warrant Shares which the Holder is entitled to acquire upon the exercise of the Warrant, the undersigned requests that a new Warrant evidencing the rights not so exercised be issued in the name of and delivered to:

_________________________________________

_________________________________________

_________________________________________

(Please print name, address and social security or federal employer identification number (if applicable))*

Name of Holder (print):

(Signature):

(By:)

(Title:)

Dated:

*       If Warrant Shares are to be issued in any name other than that of the registered Holder of the Warrant, then the Holder must include an opinion of counsel, reasonably satisfactory to the Company, to the effect that such issuance complies with all applicable securities laws.

EXHIBIT B

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, ___________________________________ hereby sells, assigns and transfers to each assignee set forth below all of the rights of the undersigned under the Warrant (as defined in and evidenced by the attached Warrant) to acquire the number of Warrant Shares set opposite the name of such assignee below and in and to the foregoing Warrant with respect to said acquisition rights and the shares issuable upon exercise of the Warrant:

Name of Assignee (and social security or federal employer identification number (if applicable))	Address	Number of Shares

If the total of the Warrant Shares are not all of the Warrant Shares evidenced by the foregoing Warrant, the undersigned requests that a new Warrant evidencing the right to acquire the Warrant Shares not so assigned be issued in the name of and delivered to the undersigned.

Name of Holder (print):

(Signature):

(By:)

(Title:)

Dated:

Exhibit 10.8

Execution Copy

Confidential portions of this document have been redacted and omitted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The redacted and omitted portions are indicated with the notation “*” and have been filed separately with the SEC.

AMENDMENT NO. 2 TO STUDY AGREEMENT

Between

Merck Sharp & Dohme Corp.

and

Enumeral Biomedical Holdings Inc.

This Amendment No. 2 to Study Agreement (the “Second Amendment”) is dated as of May 31, 2017, (“Second Amendment Effective Date”), by and between Merck Sharp & Dohme Corp., a New Jersey corporation, having a place of business at One Merck Drive, Whitehouse Station, NJ 08889-0100 (“Merck”) and Enumeral Biomedical Holdings Inc., a Delaware corporation, having a place of business at 200 Cambridge Park Drive, Suite 2000, Cambridge, MA 02140 (“Enumeral”). This Second Amendment amends that certain Study Agreement, dated as of December 17, 2014, by and between Merck and Enumeral (the “Agreement”), and amended February 16, 2016 (the “Amendment”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

Merck and Enumeral desire to amend the terms of the Agreement and Amendment to extend the Term of the Agreement and modify and define the aims of the Work Plan. In consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Section 5 of the Agreement is deleted in its entirety and the following is inserted in lieu thereof:

“5.        Term.

This Agreement shall be effective on the date of the last signature (the “Effective Date”. The term of this Agreement shall expire on the earlier of delivery of the Final Report or the three (3) year anniversary of the Effective Date, unless extended in writing by mutual agreement and subject to early termination as provided in Paragraph 13 (the “Term”).”

2.	The revised Work Plan included in Attachment A of the Amendment is deleted in its entirety and the Work Plan included entitled “Attachment A-1” and attached to this Second Amendment is inserted in lieu thereof.

Except as explicitly set forth herein, the terms and conditions of the Agreement and the Amendment remain unchanged and in full force and effect.

[Signature Page Follows]

Execution Copy

IN WITNESS WHEREOF, the Parties have caused this Second Agreement to be executed by their duly authorized representatives, effective as of the Second Agreement Effective Date.

MERCK SHARP & DOHME CORP.	ENUMERAL BIOMEDICAL HOLDINGS INC.

By /s/ Benjamin Thorner	By /s/ Matthew A. Ebert

Benjamin Thorner	Matthew A. Ebert
Name	Name

SVP & Head of BD&L	General Counsel and Corporate Secretary
Title	Title

5/31/2017	31 May 2017
Date	Date

Execution Copy

ATTACHMENT A-1

Amended Work Plan

*

 Exhibit 31.1

PRINCIPAL EXECUTIVE OFFICER AND

PRINCIPAL FINANCIAL OFFICER CERTIFICATION

I, Kevin G. Sarney, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Enumeral Biomedical Holdings, Inc. (the “Registrant”);

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this report;

4.	I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the Registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the Registrant’s internal control over financial reporting that occurred during the Registrant’s most recent fiscal quarter (the Registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Registrant’s internal control over financial reporting; and

5.	I have disclosed, based on my most recent evaluation of internal control over financial reporting, to the Registrant’s auditors and the audit committee of the Registrant’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant’s internal control over financial reporting.

Date: August 14, 2017	/s/ Kevin G. Sarney
Kevin G. Sarney
Interim Chief Executive Officer and President, Vice President of Finance, Chief Accounting Officer and Treasurer
(Principal Executive Officer and Principal Financial Officer)

Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Enumeral Biomedical Holdings, Inc. (the “Company”) for the quarter ended June 30, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Kevin G. Sarney, Interim Chief Executive Officer and President, Vice President of Finance, Principal Accounting Officer and Treasurer of the Company, hereby certifies, pursuant to Rule 13a-14(b) and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1)               The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)               The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 14, 2017	/s/ Kevin G. Sarney
Kevin G. Sarney
Interim Chief Executive Officer and President, Vice President of Finance, Chief Accounting Officer and Treasurer
(Principal Executive Officer and Principal Financial Officer)